UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CENTURYLINK, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Preliminary Proxy Materials
dated March 25, 2019;
Subject to Completion

CenturyLink™

2018 Annual Report

and 2019 Proxy Statement

2019 Annual Report and 2019 Proxy Statement

All references in this proxy statement or related materials to “we,” “us,” “our,” the “Company” or “CenturyLink” refer to CenturyLink, Inc. In addition, each reference to (i) the “Board” refers to our Board of Directors, (ii) “Voting Shares” refers collectively to our shares of Common Stock (“Common Shares”) and shares of Series L Preferred Stock (“Preferred Shares”), (iii) our “executives” or “executive officers” refers to our four executive officers listed in the table on page 7 of this proxy statement, (iv) “meeting” refers to the 2019 annual meeting of our shareholders described further herein, (v) “named executives,” “named officers,” “named executive officers” or “NEOs” refers to the seven current or former executive officers listed in the Summary Compensation Table appearing on page 71 of this proxy statement, (vi) “senior officers” refers to our executive officers and a limited number of additional officers whose compensation is determined by the Human Resources and Compensation Committee of our Board, (vii) “Embarq” refers to Embarq Corporation, which we acquired on July 1, 2009, (viii) “Qwest” refers to Qwest Communications International Inc., which we acquired on April 1, 2011, (ix) “Level 3” refers to Level 3 Communications, Inc., prior to the Level 3 Combination on November 1, 2017, and to its successor-in-interest Level 3 Parent, LLC thereafter, (x) “Level 3 Combination” refers to our business combination with Level 3, which was publicly announced on October 31, 2016 and consummated on November 1, 2017 (which we from time to time refer to as the “Closing” or “Closing Date”), and (xi) the “SEC” refers to the U.S. Securities and Exchange Commission. Unless otherwise provided, all information is presented as of the date of this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2019

This proxy statement and related materials are

available at www.proxyvote.com.

Forward-Looking Statements

Except for historical and factual information contained herein, matters set forth in our 2019 proxy materials identified by words such as “expects,” “believes,” “will” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protection thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to uncertainties. Actual events and results may differ materially from those anticipated by us in those statements due to several factors, including those disclosed in our other filings with the SEC. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Notice of 2019 Annual Meeting

of Shareholders

TIME AND DATE 10:00 a.m. local time May 22, 2019	PLACE CenturyLink Auditorium CenturyLink Headquarters 100 CenturyLink Drive Monroe, Louisiana

ITEMS OF BUSINESS
(1)	Elect as directors the 13 nominees named in the accompanying proxy statement
(2)	Ratify the appointment of KPMG LLP as our independent auditor for 2019
(3)	Amend our Articles of Incorporation to increase our authorized shares of common stock
(4)	Ratify our NOL Rights Plan described herein
(5)	Conduct a non-binding advisory vote to approve our executive compensation
(6)	Act upon a shareholder proposal regarding our lobbying activities, if properly presented at the meeting
(7)	Transact such other business as may properly come before the meeting and any adjournment

RECORD DATE You can vote if you were a shareholder of record at the close of business on March 28, 2019.

PROXY VOTING Shareholders are invited to attend the meeting in person. Even if you expect to attend, we urge you to vote in advance using any of the methods listed below.

Stacey W. Goff

Secretary

April 10, 2019

YOUR VOTE IS IMPORTANT TO US. WE URGE YOUR PARTICIPATION.

Using the voting instructions provided in your proxy materials, you may vote one of the following ways:

By Internet: visit www.proxyvote.com	By Phone: call 1-800-690-6903	By Mail: mark, sign, date and return proxy card	In Person: attend Annual Meeting

2019 Proxy Statement

ELECTION OF DIRECTORS

(Item 1 on Proxy or Voting Instructions Card)

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the 13 candidates named below as a director for a one-year term expiring at our 2020 annual meeting of shareholders, or until his or her successor is duly elected and qualified. Each of the candidates is currently a director of the Company.

Unless otherwise directed, all votes attributable to voting shares represented by each duly executed and delivered proxy will be cast for the election of each of the 13 below-named nominees. Under our bylaw nominating procedures, these nominees are the only individuals who may be elected at the meeting. If for any reason any such nominee should decline or become unable to stand for election as a director, which we do not anticipate, the persons named as proxies may vote instead for another candidate designated by the Board, without re-soliciting proxies.

For additional information about our director nomination process and agreements under which we are obligated to nominate certain directors at the meeting, see “Corporate Governance—Director Nomination Process.”

To be elected, each of the 13 nominees must receive an affirmative vote of a majority of the votes cast with respect to this matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Director Qualifications

Director Skills and Experience
Executive Management/ Operational Management	●	●	●	●	●	●	●	●	●	●	●	●	●
Industry Experience	●				●		●		●	●			●
Accounting/Finance	●	●	●	●	●	●	●	●		●		●
Risk Management	●	●	●	●	●	●	●	●	●	●	●	●	●
Global	●		●	●	●	●				●	●	●	●
Cybersecurity				●				●		●			●
Government Relations/ Legal and Regulatory/Public Policy		●		●	●		●	●	●	●			●
Strategic Planning/Transformation	●	●	●	●	●	●	●	●	●	●	●	●	●
Customer Experience/Sales	●		●			●	●			●	●		●
Environmental, Sustainability and Corporate Responsibility								●	●		●	●
Human Resources/ Talent Management			●	●			●		●		●	●
Corporate Governance/ Other Board Experience	●	●	●	●	●	●	●	●	●	●	●	●	●

2019 Proxy Statement | 1

ELECTION OF DIRECTORS

(Item 1 on Proxy or Voting Instructions Card)

Director Nominees

MARTHA H. BEJAR Age 57 Director Since 2016 Committees: ◾ Audit ◾ Risk and Security

Martha H. Bejar is a co-founder of Red Bison Advisory Group LLC, which focuses on being a trusted advisor, providing objective and results-oriented analysis and solutions in the areas of Real Estate, Natural Resources and ICT. Previously, Ms. Bejar served as Chief Executive Officer and director of Unium Inc., a Wi-Fi service provider, from March 2017 to March 2018. She also served as Chief Executive Officer and director of Flow Mobile, Inc., a communications company offering broadband wireless access services, from January 2012 to December 2015. She served as chairperson and Chief Executive Officer of Infocrossing Inc., a U.S.-based cloud services affiliate of Wipro Limited, from January 2011 to March 2012. She served as President of Worldwide Sales and Operations at Wipro Technologies Inc., an information technology services affiliate of Wipro Limited, from 2009 to 2011. From 2007 to 2009, Ms. Bejar worked at Microsoft Corporation, where she was corporate vice president for the communications sector. From 1997 to 2007, she held various executive positions at Nortel Networks Corporation, a telecommunications and data networking company. Ms. Bejar is currently an independent director of CommVault Systems, Sportsman’s Warehouse Holdings, Inc. and Neopost SA.

VIRGINIA BOULET Age 65 Director Since 1995 Committees: ◾ Nominating and Corporate Governance (Chair) ◾ Human Resources and Compensation

Virginia Boulet has served as a managing director of Legacy Capital LLC, an investment banking firm based in New Orleans, Louisiana, since March 2014. Previously, she was Special Counsel at Adams and Reese LLP, a law firm, from March 2002 to March 2014. She practiced as a corporate and securities attorney for Phelps Dunbar, L.L.P. from 1992 to 2002 and for Jones Walker LLP from 1983 to 1992. Since 2004, Ms. Boulet has served as an adjunct professor of securities regulation law and merger and acquisition law at Loyola University-New Orleans College of Law. She is currently a director of W&T Offshore, Inc. Ms. Boulet practiced law for 30 years, and has lectured for many years, in the area of corporate governance.

PETER C. BROWN Age 60 Director Since 2009 Committees: ◾ Audit ◾ Finance (Chair)

Peter C. Brown has served as Chairman of Grassmere Partners, LLC, a private investment firm, since July 2009. From 1991 until his retirement in February 2009, Mr. Brown held several executive level positions with AMC Entertainment Inc., a theatrical exhibition company, including Chairman of the Board, President and Chief Executive Officer. In 1997, he founded EPR Properties, a NYSE-listed real estate investment trust, formerly known as Entertainment Properties Trust. Mr. Brown is currently a trustee of EPR Properties and a director of Cinedigm Corp.

2 | 2019 Proxy Statement

ELECTION OF DIRECTORS

(Item 1 on Proxy or Voting Instructions Card)

GENERAL KEVIN P. CHILTON (USAF, RETIRED) Age 64 Director Since 2017 Committees: ◾ Audit ◾ Risk and Security (Chair)

General Kevin P. Chilton (USAF, Retired) has served as a director since November 1, 2017. He retired from the U.S. Air Force after 34 years of service in February 2011. General Chilton served as Commander, U.S. Strategic Command, from 2007 through 2011, overseeing operations for the U.S. Department of Defense nuclear, space and cyberspace operations. From 2006 to 2007, General Chilton served as Commander of Air Force Space Command, where he was responsible for all Air Force space and nuclear ICBM programs. He also served as a NASA astronaut from 1987 to 1996, including on three space shuttle flights, and as the Deputy Program Manager for the International Space Station from 1996 to 1998. General Chilton served as a director of Orbital ATK Inc. until June 2018. He also served as a director of the Aerospace Corporation, a federally-funded research and development center that is sponsored by the United States Air Force, and Anadarko Petroleum Corporation until 2016. Prior to November 1, 2017, he served as a director of Level 3 Communications, Inc.

STEVEN T. CLONTZ Age 68 Director Since 2017 Committees: ◾ Human Resources and Compensation ◾ Nominating and Corporate Governance

Steven T. Clontz has served as a Corporate Advisor to Singapore Technologies Telemedia Pte. Ltd. since January 2018 and a Corporate Advisor to Temasek International Advisors Pte. Ltd. since January 2010. He was Senior Executive Vice President (International) of Singapore Technologies Telemedia Pte. Ltd. from January 2010 to December 2017. Mr. Clontz previously served as chief executive officer of StarHub Limited from 1999 to 2010, and has served as the Non-Executive Chairman of StarHub Limited since July 2015 and a director of StarHub Limited since 1999. From December 1995 through December 1998, Mr. Clontz served as chief executive officer, president and a director of IPC Information Systems. Prior to that, Mr. Clontz worked at BellSouth International, joining in 1987 and holding senior executive positions, serving the last three years as president Asia-Pacific. Mr. Clontz served as a director of InterDigital, Inc. from 1998 until 2015 and Equinix, Inc. from 2005 until 2013. Prior to November 1, 2017, he served as a director of Level 3 Communications, Inc.

2019 Proxy Statement | 3

ELECTION OF DIRECTORS

(Item 1 on Proxy or Voting Instructions Card)

T. MICHAEL GLENN Age 63 Director Since 2017 Committees: ◾ Audit ◾ Human Resources and Compensation

T. Michael Glenn has served as Senior Advisor at Oak Hill Capital Partners since 2017. Until his retirement in December 2016, Mr. Glenn was executive vice president of Market Development and Corporate Communications for FedEx Corporation. He also served as a member of the five-person Executive Committee, responsible for planning and executing the corporation’s strategic business activities, and as president and chief executive officer of FedEx Corporate Services, responsible for all marketing, sales and retail operations functions for all FedEx Corporation operating companies. Before FedEx Corporation was formed in 1998, Mr. Glenn was senior vice president, Worldwide Marketing, Customer Service and Corporate Communications for FedEx Express. In that role, he was responsible for directing all marketing, customer service, employee communications and public relations activities. Mr. Glenn currently serves as a director of Pentair plc. Prior to November 1, 2017, he served as a director of Level 3 Communications, Inc.

W. BRUCE HANKS Age 64 Director Since 1992 Committees: ◾ Audit (Chair) ◾ Finance

W. Bruce Hanks has served as non-executive Vice Chairman of the Board of Directors of CenturyLink since May 2017 and lead independent director since February 2018. He has served as a consultant with Graham, Bordelon, Golson and Gilbert, Inc., an investment management and financial planning company, since 2005. From March 2001 to June 2004, Mr. Hanks served as Athletic Director of the University of Louisiana at Monroe. From 1980 to 2001, he held various executive positions at CenturyLink, including Chief Operating Officer, Senior Vice President—Corporate Development and Strategy, Chief Financial Officer, and President—Telecommunications Services. Prior to then, Mr. Hanks worked as a certified public accountant with Peat, Marwick & Mitchell for three years. He currently serves as a Director of the American Football Coaches Foundation and is an advisory director of IberiaBank Corporation. Mr. Hanks also previously served on the executive boards of several telecommunications industry associations including the Cellular Telecommunications Industry Association and the National Exchange Carriers Association and the boards of other publicly-owned companies including Brooks Fiber Company and American Horizons Bank. He is recognized as a Board Leadership Fellow by the National Association of Corporate Directors. He is a member of the Louisiana State Society of CPAs.

4 | 2019 Proxy Statement

ELECTION OF DIRECTORS

(Item 1 on Proxy or Voting Instructions Card)

MARY L. LANDRIEU Age 63 Director Since 2015 Committees: ◾ Nominating and Corporate Governance ◾ Risk and Security

Mary L. Landrieu has served as senior policy advisor at Van Ness Feldman, LLP, a Washington D.C.- based law firm, since May 2015. She also served as policy advisor at Walton Family Foundation, a philanthropic organization focused on improving K-12 education and supporting economic incentives for sustainable resource management, from 2014 to 2016. Previously, Ms. Landrieu served as a U.S. Senator from the State of Louisiana from 1996 to 2014, where she chaired the Senate Committee on Energy and Natural Resources, served on the Senate Committee on Appropriations, chaired the Subcommittees on Homeland Security, Financial Services and General Government, and the District of Columbia, chaired the Senate Committee on Small Business and Entrepreneurship. In her work on Homeland Security, Senator Landrieu led the disaster recovery efforts after Hurricane Katrina and the Gulf restoration efforts after the BP oil spill. She also was elected as Louisiana treasurer from 1987 to 1995, and served as a member of the Louisiana legislature from 1979 to 1987. Ms. Landrieu currently serves on the board of trustees or board of directors of several national organizations promoting education or children’s welfare.

HARVEY P. PERRY Age 74 Director Since 1990 Committees: ◾ Finance ◾ Risk and Security

Harvey P. Perry has served as non-executive Chairman of the Board of Directors of CenturyLink, since May 2017. From January 2004 to May 2017, Mr. Perry served as non-executive Vice Chairman of the Board of Directors of CenturyLink. He retired from CenturyLink in 2003. Mr. Perry joined CenturyLink in 1984, serving as Secretary and General Counsel for approximately twenty years and Executive Vice President and Chief Administrative Officer for almost five years. Prior to joining CenturyLink, Mr. Perry worked as an attorney in private practice for 15 years.

GLEN F. POST, III Age 66 Director Since 1985 Committees: ◾ Finance ◾ Risk and Security

Glen F. Post, III served as Chief Executive Officer of CenturyLink from 1992 to May 2018 and as President of CenturyLink from 1990 to November 1, 2017 (except for 2002 to 2009). Mr. Post served as Chairman of the Board of CenturyLink from 2002 to 2009 and as Vice Chairman of the Board of CenturyLink from 1993 and 2002. Mr. Post has also held various other positions at CenturyLink between 1976 and 1993, most notably Treasurer, Chief Financial Officer and Chief Operating Officer. He retired from CenturyLink in May 2018. Mr. Post previously served on the National Security Telecommunications Advisory Committee (NSTAC) and a number of other Boards and Foundations. He previously chaired the FCC’s Communications Security, Reliability and Interoperability Council.

2019 Proxy Statement | 5

ELECTION OF DIRECTORS

(Item 1 on Proxy or Voting Instructions Card)

MICHAEL J. ROBERTS Age 68 Director Since 2011 Committees: ◾ Human Resources and Compensation ◾ Nominating and Corporate Governance

Michael J. Roberts has served as Chief Executive Officer and founder of Westside Holdings LLC, a marketing and brand development company, since 2006. He served as President and Chief Operating Officer of McDonald’s Corporation, a foodservice retailer, from 2004 to 2006. He also served as Chief Executive Officer of McDonald’s USA during 2004 and as President of McDonald’s USA from 2001 to 2004. Mr. Roberts is currently a director of W.W. Grainger, Inc.

LAURIE A. SIEGEL Age 63 Director Since 2009 Committees: ◾ Human Resources and Compensation (Chair) ◾ Nominating and Corporate Governance

Laurie A. Siegel founded LAS Advisory Services in 2012, a business and human resources consultancy. She also serves as a Senior Advisor to the G100, and serves as Chairman of the G100 Talent Consortium. She retired in September 2012 from Tyco International Ltd., a diversified manufacturing and service company, where she served as Senior Vice President of Human Resources and Internal Communications from 2003 to 2012. From 1994 to 2002, she held various positions with Honeywell International Inc., including Vice President of Human Resources—Specialty Materials. She was previously a director of global compensation at Avon Products and a principal of Strategic Compensation Associates. Ms.Siegel is currently a director of FactSet Research Systems Inc. and California Resources Corporation.

JEFFREY K. STOREY Age 58 Director Since 2017 Committees: ◾ Risk and Security

Jeffrey K. Storey has served as Chief Executive Officer and President of CenturyLink since May 2018. He served as President and Chief Operating Officer of CenturyLink from November 2017 to May 2018. From April 2013 to October 2017, Mr. Storey served as President and Chief Executive Officer of Level 3 Communications, Inc. From December 2008 to April 2013, he served as Level 3’s President and Chief Operating Officer. From 2006 to 2008, Mr. Storey served as President of Leucadia Telecommunications Group of Leucadia National Corporation, where he directed and managed Leucadia’s investments in telecommunications companies. From October 2002 to 2005, Mr. Storey served as Chief Executive Officer of WilTel Communications Group, LLC. Prior to that position, Mr. Storey served as Chief Operations Officer, Network for Williams Communications, Inc., where he had responsibility for all areas of operations for the company’s communications network, including planning, engineering, field operations, service delivery and network management. Prior to November 1, 2017, he served as a director of Level 3 Communications, Inc.

6 | 2019 Proxy Statement

ELECTION OF DIRECTORS

(Item 1 on Proxy or Voting Instructions Card)

Executive Officers Who Are Not Directors

Listed below is information on each of our executive officers who are not directors. Unless otherwise indicated, each person has been engaged in the principal occupation shown for more than the past five years.

INDRANEEL DEV Age 47

Indraneel Dev, Executive Vice President—Chief Financial Officer since November 6, 2018; served as interim Chief Financial Officer from September 28, 2018 to November 6, 2018; served as Group Vice President, Finance of CenturyLink from November 1, 2017 until September 28, 2018 and with Level 3 from February 2004 until November 1, 2017.

STACEY W. GOFF Age 53

Stacey W. Goff, Executive Vice President, General Counsel and Secretary since 2009; served as Chief Administrative Officer from November 2014 to May 2018; served as Senior Vice President, General Counsel and Secretary prior to 2009.

SCOTT A. TREZISE Age 50

Scott A. Trezise, Executive Vice President—Human Resources since August 2013; served as Senior Vice President—Human Resources for The Shaw Group, Inc. from June 2010 until its acquisition by Chicago Bridge & Iron Company N.V. in February 2013; served as Vice President of Human Resources for Honeywell International Inc. from 2005 to June 2010.

2019 Proxy Statement | 7

CORPORATE GOVERNANCE

CenturyLink is committed to strong corporate governance principles. We believe our corporate governance practices and policies promote the long-term interests of our shareholders, strengthen the accountability of our Board and management and build public trust in our Company. Our Corporate

Governance Guidelines, along with the charters of our Board committees, our bylaws and Code of Conduct, provide the framework for the governance of our company and reflect the Board’s commitment to monitor the effectiveness of our decision-making processes.

Governance Highlights

✓	Annual Election of Directors

✓	Majority Voting in Director Elections

✓	Proxy Access Bylaw

✓	Separation of Chairman and CEO Roles

✓	Lead Independent Director

✓	Regular Executive Sessions of Independent Directors
✓	All Directors Attending more than 75% of Meetings

✓	Annual Board and Committee Evaluations

✓	Stock Ownership Guidelines for Directors and Executive Officers

✓	Anti-Hedging, Short Sale and Pledging Policies

✓	Comprehensive Risk Oversight by the Board and its Committees

Key Governance Materials

✓	Corporate Governance Guidelines

✓	Articles of Incorporation

✓	Bylaws

✓	Charter for Each Board Committee
✓	Code of Conduct and Supplier Code of Conduct

✓	Anti-Corruption Policy

✓	Modern Slavery Statement

✓	Integrity Line

These Corporate Governance Guidelines, committee charters and corporate ethics and compliance documents are available on our website at http://www.centurylink.com/aboutus/governance.html

Board Composition

In accordance with our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee reviews annually the composition and size of the Board. We recognize the importance of Board refreshment to continually maintain a group of directors with a balanced mix of institutional knowledge and fresh perspectives. We seek directors who have diverse and extensive experience and skills that match our needs, and who can provide independent oversight of our operations.

The materials below provide additional information about our Board composition. We remain committed to an ongoing review of the Board’s composition to ensure that we maintain the right mix of skills, background and tenure as we continue to position the company for long-term success.

8 | 2019 Proxy Statement

CORPORATE GOVERNANCE

Board Composition

BOARD COMPOSITION 10 of 13 Independent INDEPENDENCE 31% Female GENDER DIVERSITY Average Age: 64 AGE DISTRIBUTION Average Board Tenure: 12 yearsTENURE

Board Leadership Structure

Since 2009, the Board has annually elected a non-executive Chairman. In May 2017, the Board elected Harvey P. Perry as our Chairman and lead director. In early May 2018, the Board re-elected Mr. Perry as Chairman and named W. Bruce Hanks as lead independent director.

The Chairman’s responsibilities include presiding over Board meetings, overseeing the management, development and functioning of the Board, and in consultation with the CEO, planning and organizing the activities of the Board and the schedule and agendas for Board meetings.

Our lead independent director’s responsibilities include coordinating and developing an agenda for each meeting of non-management directors. With regard to information from management that is necessary for the non-management directors to perform their duties effectively and responsibly, the lead independent director also provides guidance to the CEO on the quality, quantity, and timeliness of the flow of information, with the understanding that the non-management directors will receive any information requested on their behalf by the lead independent director.

The Board believes that the separation of the Chairman and CEO positions has functioned effectively over the past several years. Separating these positions has allowed our CEO to have primary responsibility for the operational leadership and strategic direction of our business, while allowing our Chairman to lead the Board in its fundamental role of providing guidance to and separate oversight of management.

Our Board periodically reviews its leadership structure and may make such changes in the future as it deems appropriate. The Board believes that its programs for overseeing risk would be effective under a variety of top leadership structures, and, accordingly, this factor has not materially affected its current choice of leadership structure.

Director Independence

On an annual basis, our Board evaluates the independence of each director nominee, based on the independence standards of our Corporate Governance Guidelines and applicable NYSE standards. Based on its review, the Board has affirmatively determined that all but three of our directors—Messrs. Storey, Perry and Post – qualify as independent directors.

In making these determinations, the Board considered all known commercial, banking, consulting, legal, accounting, charitable, familial or other relationships any director may have with us. Some of our independent directors are employed by or affiliated with companies with which we do business in the ordinary course, either as a service provider, a customer or both. In all cases the amounts spent under these transactions fell well below the materiality thresholds established in the NYSE listing standards and in our Corporate Governance Guidelines. Consequently, our Board concluded that the amounts spent under these transactions did not create a material relationship with us that would interfere with the exercise of independent judgment by any of these directors.

As noted further below, our Audit Committee, Human Resources and Compensation Committee, and Nominating and Corporate Governance Committee are composed solely of independent directors.

2019 Proxy Statement | 9

CORPORATE GOVERNANCE

Shareholder Engagement

Shareholder Engagement

We believe regular communication with our shareholders is critical to ensure that management and the Board are aware of our shareholders’ priorities. The Board strives to be responsive and to ensure that shareholders’ concerns and observations are appropriately addressed. Through our communications with shareholders over the years, we have strived to improve our governance practices and view obtaining this feedback as a priority.

Our senior management team, including our CEO, CFO and members of our Investor Relations team, maintain regular contact with a broad base of investors, including through investor meetings, conferences and quarterly earnings calls. For years, we have supplemented this engagement with annual outreach efforts.

In 2018, we established a more formal corporate governance outreach process to receive feedback from our large institutional investors, pension funds and the two largest proxy advisory firms, for their perspectives on our governance practices, board diversity and composition, compensation philosophy and other topics. The outreach efforts are managed by a cross-functional team that includes the Human Resources/Executive Compensation, Legal and Investor Relations departments and the Board of Directors. In 2018, in more than one of these outreach meetings, at least one member of the Board teamed with senior management to facilitate in-depth discussions of these issues. Appropriate members of the Board were provided summaries of the feedback received.

We intend to continue with a regular and robust communication cycle throughout the year, including reviewing results from our most recent annual meeting of shareholders in the second quarter; engaging in active outreach with investors to understand corporate governance priorities and compensation practices in the third and fourth quarters; and sharing feedback with our Human Resources and Compensation Committee, Nominating and Governance Committee and full Board throughout the year.

Communicating with Your Board

If you would like to provide feedback to the Board, you may contact either our Chairman, lead independent director or any other director by writing a letter addressed specifically to them, c/o Post Office Box 5061, Monroe, Louisiana 71211, or by sending an email to boardinquiries@centurylink.com.

Board’s Role in Setting Strategy

Our Board oversees and provides guidance to senior management on the development and implementation of the Company’s strategic plans. This occurs year-round at quarterly Board meetings through presentations and discussion of the strategies to be pursued by the Company as a whole or by its lines of business. Each year, we schedule an extended meeting to enable a comprehensive review of our strategy and long-term plan.

From time-to-time at these strategy sessions, we invite outside experts or consultants to share their views on issues impacting our strategic options, industry trends and technological developments. As discussed further under “Compensation Discussion and Analysis,” our Human Resources and Compensation Committee reviews our strategies annually to ensure that the performance metrics used in our executive compensation programs appropriately incentivize the pursuit of our short and long-term strategic goals. In addition, our Board’s sharp focus on risk management oversight (discussed in detail below) plays a key role in our strategic planning process.

Board Education

We strive to educate our Board on industry, technological and regulatory conditions impacting us, principally through the Board presentations and strategy sessions described immediately above. We also actively encourage our directors to attend educational conferences or seminars to supplement their knowledge base. Our directors also have access to our internal technology advisory Board, including invitations to attend the advisory Board’s periodic educational update meetings, which is especially helpful in connection with on-boarding new directors.

10 | 2019 Proxy Statement

CORPORATE GOVERNANCE

Oversight of Risk Management

Oversight of Risk Management

Role of the Board. While senior management has primary responsibility for managing risk on a day-to-day basis, our Board is responsible for overseeing our risk management processes. These processes are a coordinated effort among our business units, senior leadership, risk management personnel and internal auditors.

Directors typically monitor our risk profile by receiving from management periodic briefing and educational presentations. The Board works with senior management to assess our key short- and long-term business risks, including an enterprise risk management reporting process designed to identify critical risks and formulate risk mitigation strategies.

The Board oversees the management of our critical risks by using several different levels of review. The

Board addresses the primary risks associated with our business units and corporate functions in connection with receiving periodic operational reports. The Board also reviews the risks associated with our strategic plan at an annual strategic planning session and periodically throughout the year. In addition, our non-executive chairman and lead independent director regularly meet and discuss with our chief executive officer a variety of matters, including our business strategies, opportunities, key challenges and key risks, as well as management’s risk mitigation strategies. Finally, the Board assesses risks in connection with authorizing major transactions or initiatives, such as acquisitions, operating or capital budgets, new product development or strategic investments, as well as through regular communications with its committees.

2019 Proxy Statement | 11

CORPORATE GOVERNANCE

Oversight of Risk Management

Role of the Committees. Each of our Board committees oversees the management of risks that fall within that committee’s areas of responsibility and assist the Board in fulfilling its oversight responsibilities with respect to certain recurring risks, as described below:

Committee Oversight Responsibilities

Risk and Security Committee

◾  Assists the Board in fulfilling its oversight responsibilities with respect to, among others:

◾  risks posed by cyberattacks or other casualty events (Quarterly Topic)

◾  risks related to network reliability, privacy and regulations

◾  other key enterprise or operational risks as jointly determined by the Committee and management

◾  Oversees our classified activities and facilities through a subcommittee

◾  Oversees our corporate compliance and enterprise risk management programs and activities

◾  Receives periodic reports on various risk exposures, including quarterly reports on cybersecurity, which typically include reports on recent cyber intrusions, mitigation steps taken in response to those intrusions, and ongoing cybersecurity initiatives

◾  Coordinates risk oversight functions of other Board committees

Audit Committee

◾  Responsible for reviewing and discussing with management, our internal auditors and our independent auditors our major financial risks, including matters potentially impacting financial reporting

◾  Assists the Board in fulfilling its oversight responsibilities relating to the adequacy and effectiveness of our (i) internal control over financial reporting, (ii) our internal controls regarding information technology security and (iii) our disclosure controls and procedures

Finance Committee

◾  Assists the Board in fulfilling its oversight responsibilities with respect to the management of our financial resources and capital structure, including our (i) capital requirements, (ii) capital allocation plans, (iii) benefit plan funding and (iv) hedging strategies

◾  Provides guidance, as needed, regarding capital markets transactions

Human Resources and Compensation Committee

◾  Responsible for overseeing the assessment of whether our compensation policies and practices are likely to expose us to material risks

◾  Responsible, in consultation with management, for overseeing our compliance with regulations governing executive and director compensation

◾  Oversees our labor relations risks

Nominating and Corporate Governance Committee

◾  Assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the company’s Board leadership structure and corporate governance matters.

For additional information on these committees, see “Committees of the Board.”

Role of Third Parties. From time to time, we retain third party firms to assist the Board in various capacities, including risk assessment. Over the past three years, we retained two different firms to conduct detailed reviews of our cybersecurity programs. These reviews were discussed with our directors and enabled us to further strengthen our cybersecurity programs. We also periodically retain consultants to assess with our Board the risks of our current or proposed business strategies.

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CORPORATE GOVERNANCE

Board of Directors Meetings

Board Evaluation Process

Our Nominating and Corporate Governance Committee oversees the annual performance evaluation of the Board as a whole and each committee of the Board. Annually, each director completes an evaluation of the full Board and of each committee on which the director serves. The evaluations are intended to provide an opportunity to evaluate performance, with the goal of improving Board and committee processes and effectiveness.

Although questionnaires are used to frame issues, our process typically focuses primarily on in-depth director interviews by the chair of the Nominating and Corporate Governance Committee (or the appropriate committee chair in the case of committee evaluations). The process is designed to elicit both specific and general comments on various key areas of Board practices, and to ask each director to evaluate how well the Board and committees operate. Directors are also asked to assess the performance of the Chairman, lead independent director and each committee chair. Management input is also received and assessed. The Nominating and Corporate Governance Committee reviews the results and the overall assessment is presented to the full Board. Each committee chair reviews the results of the committee reviews and presents those results to the committee. The results are typically used in connection with assessing Board recruitment strategies, committee assignments and changes in Board or committee procedures, among other things.

The Nominating and Corporate Governance Committee annually assesses its evaluation protocols to determine if changes are warranted. In addition to these annual self-assessments, the Board and its committees typically evaluate and modify their functions on an ongoing basis in executive sessions.

When evaluating candidates for nomination as new directors, our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will consider a pool of candidates that includes women and individuals from minority groups.

Board of Directors Meetings

During 2018, the Board held seven meetings and all of our directors attended at least 75% of the aggregate number of all Board meetings and all meetings of Board committees on which they served. In addition, each of our directors attended the 2018 annual shareholders’ meeting.

All Board and committee members are actively encouraged to suggest agenda items to be discussed at upcoming meetings. Directors are generally free to attend all committee meetings. No less than quarterly, our non-management directors and our independent directors meet in executive session, and our committees also periodically meet in executive session, in all cases without management present.

2019 Proxy Statement | 13

CORPORATE GOVERNANCE

Committees of the Board

Committees of the Board

During 2018, we took a number of steps to reinvigorate our Board committee functions, including (i) refreshing committee composition to gain new perspectives, (ii) expanding or revising the duties of certain committees, particularly with respect to re-allocating various risk oversight responsibilities and (iii) renaming certain committees to reflect these changes. The table below lists the Board’s standing committees and their membership as of the date of this proxy statement:

Director	Audit Committee Member	Human Resources and Compensation Committee Member	Nominating and Corporate Governance Committee Member	Risk and Security Committee(1) Member	Finance Committee(2) Member
Martha H. Bejar	✓			✓

Virginia Boulet		✓	Chair

Peter C. Brown(3)	✓				Chair

Kevin P. Chilton(4)	✓			Chair

Steven T. Clontz(5)		✓	✓

T. Michael Glenn(6)	✓	✓

W. Bruce Hanks	Chair				✓

Mary L. Landrieu			✓	✓

Harvey P. Perry(7)				✓	✓

Glen F. Post, III(8)				✓	✓

Michael J. Roberts		✓	✓

Laurie A. Siegel(9)		Chair	✓

Jeffrey K. Storey(10)				✓

(1)	Formerly named the Risk Evaluation Committee.

(2)	Formerly named the Pricing Committee.

(3)	Peter C. Brown became the chair of the Finance Committee on May 23, 2018.

(4)	Kevin P. Chilton became the chair of the Risk and Security Committee on May 23, 2018.

(5)	Steven T. Clontz joined the Human Resources and Compensation Committee on May 23, 2018.

(6)	T. Michael Glenn joined the Audit Committee on May 23, 2018.

(7)	Harvey P. Perry joined the Finance Committee on May 23, 2018.

(8)	Glen F. Post, III joined the Risk and Security Committee on May 23, 2018.

(9)	Laurie A. Siegel joined the Nominating and Corporate Governance Committee on May 23, 2018.

(10)	Jeffrey K. Storey joined the Risk and Security Committee on May 23, 2018.

Audit Committee. During 2018, the Board’s Audit Committee held eight meetings. With the exception of Mr. Glenn, the Audit Committee is currently composed of five independent directors, all of whom the Board has determined to be audit committee financial experts, as defined under the federal securities laws.

Human Resources and Compensation Committee. The Board’s Human Resources and

Compensation Committee (which in most instances is hereinafter referred to as the “Compensation Committee”) met nine times during 2018. The Compensation Committee is currently composed of five independent directors, all of whom qualify as “non-employee directors” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

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CORPORATE GOVERNANCE

Committees of the Board

Nominating and Corporate Governance Committee. The Board’s Nominating and Corporate Governance Committee (which in most instances is hereinafter referred to as the “Nominating Committee”) is currently composed of five independent directors. It met six times during 2018. The Nominating Committee is responsible for, among other things, (i) recommending to the Board nominees to serve as directors and officers, (ii) monitoring the composition and size of the Board and its committees, (iii) periodically reassessing our Corporate Governance Guidelines described above, (iv) leading the Board in its annual review of the Board’s performance, (v) reviewing shareholder proposals and making recommendations to the Board regarding how to respond, (vi) conducting an intensive annual review of the performance of our Chief Executive Officer, including interviewing each of our other senior officers, and (vii) reporting to the Board on succession planning for executive officers and appointing an interim CEO if the Board does not make such an appointment within 72 hours of the CEO dying or becoming disabled.

Risk and Security Committee. The Board maintains a Risk and Security Committee, which met four times during 2018.

Finance Committee. The Board also maintains a Finance Committee, which formerly operated as the Pricing Committee with the power to approve the terms under which we sell our securities or borrow money. During 2018, this committee was renamed and its ambit was enlarged to include the finance oversight responsibilities described above under the heading “–Oversight of Risk Management.”

Each of the committees listed above is composed solely of independent directors, except for the Risk and Security Committee, which includes Messrs. Perry, Post and Storey, and the Finance Committee, which includes Messrs. Perry and Post.

Additional information on the responsibilities of these committees can be found elsewhere herein and in the committees’ respective charters, which can be obtained in the manner described on page 8.

Succession Planning and Development

The Board is focused on ensuring that we have short- and long-term succession plans in place for our key senior executives. Our long-term succession plan is intended to develop a pipeline of qualified talent for key roles. The planning process includes a discussion of succession candidates, an assessment of their relevant strengths and skills, and corrective steps where necessary to address gaps in skill sets. Multiple succession candidates may be identified for a specific position and provided with relevant growth opportunities. Where possible, the Board evaluates internal succession candidates based upon their presentations to the Board and participation in other Board activities. Board members also participate in annual 360° peer reviews of senior executives, which provides additional information on internal succession candidates.

The Nominating Committee is responsible for overseeing the succession planning process for our Chief Executive Officer and other key senior executives. The committee provides periodic updates on succession planning to the independent directors. During 2018, the committee retained a nationally-recognized executive search firm to assist it with its succession planning activities, including the identification of future internal and external succession candidates.

Stock Ownership Guidelines

We require our executive officers to beneficially own CenturyLink stock equal in market value to specified multiples of their annual base salary. See “Compensation Discussion and Analysis–Our Policies, Processes and Guidelines Related to Executive Compensation–Stock Ownership Guidelines” for information on the executive ownership multiples and the holding percentages currently in effect. All executive officers have three years from the date they first become subject to a particular ownership level to attain that target.

We require our outside directors to beneficially own CenturyLink stock equal in market value to five times their annual cash retainer. Outside directors have five years from their election or appointment date to attain that target.

The Human Resources and Compensation Committee administers the guidelines, and may modify their terms and grant hardship exceptions in its discretion. For any year during which an executive or director does not meet his or her ownership target, the executive or director is required to hold a specified percentage of the CenturyLink stock that the executive or director acquires through our equity compensation programs, excluding shares sold to

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CORPORATE GOVERNANCE

Stock Ownership Guidelines

pay taxes associated with the acquisition thereof. As of December 31, 2018, all of our outside directors and executive officers exceeded their stock ownership thresholds.

Director Nomination Process

General. Nominations for the election of directors at our annual shareholders’ meetings may be made by the Board (upon the receipt of recommendations of the Nominating Committee) or by any shareholder of record who complies with our bylaws. For the meeting this year, the Board has nominated the 13 nominees listed above under “Election of Directors” to stand for re-election as directors. For further information on procedures governing the submission of shareholder proposals, see “Frequently Asked Questions.”

Role of Nominating Committee. The Nominating Committee will consider candidates properly and timely nominated by shareholders in accordance with our bylaws. Upon receipt of any such nominations, the Nominating Committee will review the submission for compliance with our bylaws, including determining if the proposed nominee meets the bylaw qualifications for service as a director.

From time to time, we have added to our Board directors who previously served as directors of companies we acquired. For instance, in connection with acquiring Embarq in 2009, Qwest in 2011 and Level 3 in 2017, we added several new directors to our Board who previously served as directors of those companies, seven of whom are nominees to be re-elected at the meeting.

Except as provided by our Corporate Governance Guidelines, the Nominating Committee has not established any specific minimum qualifications for director candidates. Under our Corporate Governance Guidelines, the Nominating Committee assesses director candidates based on their independence, diversity, character, skills and experience in the context of the needs of the Board. Further, our Corporate Governance Guidelines provide that no director may be appointed or nominated to a new term as a director if he or she would be age 75 or older at the time of the election or appointment. The committee evaluates each individual in the context of the Board as a whole, with the objective of recommending nominees who can best contribute to the success of the business and best represent shareholder interests through the exercise of their particular experience and skill set.

Waivers of Governance Requirements. Our directors are subject to our Corporate Governance Guidelines, which, among other things, prohibit a director from serving on more than two additional unaffiliated public company boards. In addition to serving on our Board, Martha H. Bejar serves on the board of directors of more than two unaffiliated public companies. In connection with her re-nomination to serve as a director on our Board at the meeting, the Board waived compliance with the above-described service limitation, subject to the understanding that this waiver permits Ms. Bejar to serve only on the boards of the unaffiliated companies on which she was serving on the date of the waiver, unless and until she is permitted to accept a new directorship under our Corporate Governance Guidelines.

Agreements to Nominate Certain Directors. In connection with the Level 3 Combination, on October 31, 2016 we entered into a Shareholder Rights Agreement with STT Crossing Ltd. (“STT Crossing”), which was Level 3’s largest shareholder as of such date. In early 2018, STT Crossing assigned its rights under this agreement (the “Shareholder Rights Agreement”) to two of its affiliates, Everitt Investments Pte. Ltd and Aranda Investments Pte. Ltd. (the “STT Affiliates”). Pursuant to the Shareholder Rights Agreement, the Nominating Committee is currently obligated to nominate the individual designated by the STT Affiliates for election to the Board, subject to (i) the fiduciary duties of the members of that committee, (ii) any applicable regulation or listing requirement of the New York Stock Exchange and (iii) any applicable provisions of any network security agreement between us, STT Crossing and a government agency. Following the execution of the Shareholder Rights Agreement, STT Crossing or the STT Affiliates in each instance have designated Steven T. Clontz as their designee. The Board is required to recommend that the shareholders vote in favor of the STT Affiliates’ designee and we are required to use all reasonable efforts to cause the individual to be elected as a member of the Board. In making its recommendation to the full Board regarding the nominee for election to our Board at the meeting, the Nominating Committee considered, among other things, Mr. Clontz’s extensive experience in the telecommunications industry. For additional information about the Shareholder Rights Agreement, please see the full copy of the agreement that we have filed as an exhibit to our prior SEC reports.

Current Discussions. Through its Schedule 13D filing on February 19, 2019, Southeastern Asset Management, Inc. expressed its intent to have

16 | 2019 Proxy Statement

CORPORATE GOVERNANCE

Corporate Social Responsibility

conversations with us about adding directors to the Board. As we initially announced in our press release dated February 19, 2019, we are engaged in constructive discussions with Southeastern regarding its suggested nominees. Currently, members of our Board are evaluating potential nominees. While we are confident that we will mutually agree upon a candidate who will strengthen our Board, we cannot currently predict how long this process will take or its ultimate outcome.

Corporate Social Responsibility

The Board and management team are committed to CenturyLink’s vision to make a positive difference in the world and specifically in the communities we serve. This commitment is supported at all levels of our organization, across the globe. Through our actions, our goal is to make our employees, business partners and communities proud of our innovative and quality services, the unwavering integrity of our business ethics, our deep commitment to being a good employer, our respect for the environment, and our ongoing support of the communities where we live and work.

CenturyLink is committed to growing its business in a sustainable and socially responsible manner. We support the passions and interests of our employees, and empower them to be a positive influence in the world. We are proud to provide many opportunities to be good neighbors by volunteering time and talent to support the causes that matter most to our employees.

To learn more about our wide-ranging CSR programs, please see our Corporate Social Responsibility Report posted on the “Community” section of our website at https://www.centurylink.com/aboutus/community.html.

CenturyLink’s Unifying Principles

CenturyLink’s unifying principles serve as the foundation upon which we continue to grow, conduct our business and guide our interactions with our customers, shareholders, communities and one another. They represent the fundamental values upon which CenturyLink is built and inform our CSR initiatives. Those principles are: Fairness, Honesty and Integrity, Commitment to Excellence, Positive Attitude, Respect, Faith and Perseverance.

Social and Environmental Highlights
Diversity and Inclusion

◾ Maintain a Diversity & Inclusion Steering Committee to shape and drive our overall diversity strategy

◾ Embrace diversity and create a culture of inclusion

◾ Implement proactive policies to encourage diversity in our recruiting and outreach initiatives

◾ Include supplier diversity as part of our overall program

◾ Pursue and evaluate diversity starting at the Board level; four of our 13 Directors are female, representing 31% of our Board

Community Involvement

◾ Strengthen the communities we serve through philanthropy, volunteerism and support of local community initiatives

◾ Encourage employee volunteerism with added support through the Matching Time Grants program

◾ Provide employees with a method for continual giving to charities they support

◾ Offer teachers and technology grants to pre-K to 12th grade teachers within our service areas, in support of STEM education

◾ Unite around our annual food drive to fight hunger as an issue critical to our communities

Ethics and Compliance

◾ Maintain a CenturyLink Code of Conduct that lays the foundation for our ethics and compliance program

◾ Create and maintain through training an ethical business culture based on our unifying principles

◾ Maintain a 24/7 Integrity Line with a firm no-retaliation policy

◾ Focus on human rights throughout our global locations

◾ Train and reinforce anti-bribery and fair competition principles; require all employees to adhere to all applicable anti-bribery and anti-corruption legislation worldwide

Environmental Sustainability

◾ Strive to build and operate energy-efficient networks and data centers

◾ Pursue sustainability initiatives that reduce energy, waste and materials consumption

◾ Engage our employees and suppliers in our sustainability efforts

◾ Establish and maintain sustainability metrics to measure and report on the results of our efforts

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CORPORATE GOVERNANCE

Corporate Social Responsibility

CenturyLink’s Environmental Sustainability Program

Managing our environmental impacts requires a thoughtful approach, balancing the needs of our employees, customers, shareholders and the environment. This balanced approach means ensuring environmental sustainability efforts support the financial health of our business, the quality of service we offer our customers and the value we create for our shareholders and our communities.

Some of our environmental initiatives and achievements include:

◾	Reducing our absolute carbon emissions and carbon intensity by purchasing renewable energy and investing in facility efficiency improvements and new technologies in our data centers and network facilities around the world.

◾	Improving energy efficiency by partnering with other service providers, as well as manufacturers of set-top boxes and small network equipment.
◾	Maintaining or expanding the number of company locations with third-party certified Energy, Environmental, and Safety Management Systems.

Political Contributions

We are committed to advocating public policy solutions that best serve our customers, our shareholders, our employees, and the communities we serve. We value transparency in this process and appreciate the need for disclosure of our political activity to promote ethical corporate governance and confidence in the democratic process. Our corporate political contributions and those of our political action committees are disclosed in accordance with applicable federal and state campaign finance laws, and our semi-annual Political Contributions Reports. To learn more, please see our most recent Political Contributions Report posted on the “Public Policy” section of our website at https://www.centurylink.com/aboutus/company- information/public-policy.html.

18 | 2019 Proxy Statement

RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITOR

(Item 2 on Proxy or Voting Instruction Card)

The Audit Committee of the Board has appointed KPMG LLP as our independent auditor for the fiscal year ending December 31, 2019, and we are submitting that appointment to our shareholders for ratification on an advisory basis at the meeting. Although shareholder ratification of KPMG’s appointment is not legally required, we are submitting this matter to the shareholders, as in the past, as a matter of good corporate practice. In determining whether to reappoint KPMG as our independent auditor, the Audit Committee considered a number of factors, including, among others, the firm’s qualifications, industry expertise, prior performance, control procedures, proposed staffing and the reasonableness of its fees on an absolute basis and as compared with fees paid by comparable companies.

If the shareholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain KPMG, and may appoint that firm or another without re-submitting the matter to the shareholders. Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, select a different independent auditor at any time during the year if it determines that such a change would be in the Company’s best interests.

In connection with the audit of the 2019 financial statements, we entered into an engagement letter with KPMG which sets forth the terms by which KPMG will provide audit services to us. Any future disputes between KPMG and us under that letter will be subject to certain specified alternative dispute resolution procedures, none of which are intended to restrict the remedies that our shareholders might independently pursue against KPMG.

The following table lists the aggregate fees and costs billed to us by KPMG and its affiliates for the 2017 and 2018 services identified below:

	Amount Billed
	2017	2018
Audit Fees(1)	$12,245,495	$15,229,014
Audit-Related Fees(2)	207,554	106,528
Tax Fees(3)	2,121,869	1,318,798
Other	—	—
Total Fees	$14,574,918	$16,654,340

(1)

Includes the cost of services rendered in connection with (i) auditing our annual consolidated financial statements, (ii) auditing our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, (iii) reviewing our quarterly financial statements, (iv) auditing the financial statements of several of our subsidiaries, (v) reviewing our registration statements and issuing related comfort letters, (vi) statutory audits for certain of our foreign subsidiaries, and (vii) consultations regarding accounting standards. Additionally, the amounts billed in 2017 (i) include $702,000 for services rendered in connection with auditing separate carve-out financial statements related to divestiture-related transactions and (ii) exclude $3,515,000 of fees paid to KPMG by Level 3 prior to its acquisition by CenturyLink.

(2)

Includes the cost of preparing agreed upon procedures reports and providing general accounting consulting services. Amounts billed in 2017 exclude $172,000 of fees paid to KPMG by Level 3 prior to its acquisition by CenturyLink.

(3)

Includes costs associated with (i) general tax planning, consultation and compliance (which were approximately $900,000 in 2017 and $1,300,000 in 2018) and (ii) tax planning and consultation related to transactions and divestitures (which were approximately $1,200,000 in 2017).

2019 Proxy Statement | 19

RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITOR

(Item 2 on Proxy or Voting Instruction Card)

The Audit Committee maintains written procedures that require it to annually review and pre-approve the scope of all services to be performed by our independent auditor. This review includes an evaluation of whether the provision of non-audit services by our independent auditor is compatible with maintaining the auditor’s independence in providing audit and audit-related services. The Committee’s procedures prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee or its Chairman. The Chairman is authorized to pre-approve projects if the total anticipated cost of all projects pre-approved by him during any fiscal quarter does not exceed $250,000. The Audit Committee has pre-approved the Company’s independent auditor to provide up to $75,000 per quarter of miscellaneous permitted tax services that do not constitute discrete and separate projects. The Chairman and the Chief Financial Officer are required periodically to advise the full Committee of the scope and cost of services not pre-approved by the full Committee. Although applicable regulations waive these pre-approval requirements in certain limited circumstances, the Audit Committee did not use these waiver provisions in either 2017 or 2018.

KPMG has advised us that one or more of its partners will be present at the meeting. We understand that these representatives will be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Ratification of KPMG’s appointment as our independent auditor for 2019 will require the affirmative vote of the holders of a majority of the votes cast on the proposal at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

20 | 2019 Proxy Statement

AUDIT COMMITTEE REPORT

Management is responsible for our internal controls and financial reporting process. Our independent auditor is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting, and to issue reports thereon. As more fully described in its charter, the Audit Committee is responsible for assisting the Board in its general oversight of these processes and for appointing and overseeing the independent auditor, including reviewing their qualifications, independence and performance.

In this context, the Committee met and held discussions with management and our internal auditors and independent auditor for 2018, KPMG LLP. Management represented to the Committee that our consolidated financial statements were prepared in accordance with generally accepted U.S. accounting principles. The Committee reviewed and discussed with management and KPMG the consolidated financial statements, and management’s report and KPMG’s report and attestation on internal control over financial reporting in accordance with applicable law. The Committee also discussed with KPMG matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.

Among other matters, over the course of the past year, the Committee also:

▶

reviewed the scope of and overall plans for the annual audit and the internal audit program, including a review of critical accounting policies, critical accounting estimates, and significant unusual transactions;

▶	reviewed a report by the independent auditor describing the independent auditor’s internal quality control procedures;

▶	reviewed the performance of the lead engagement partner of our independent auditor;

▶

reviewed the findings of the Public Company Accounting Oversight Board concerning its review of our independent auditor’s integrated audit of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017;

▶	reviewed and discussed each quarterly and annual earnings press release before issuance;

▶

received quarterly reports including the company’s work regarding Internal Controls over Financial Reporting from the director of internal audit, and met with other members of the internal audit staff;

▶

received periodic reports pursuant to our policy for the submission of confidential communications from employees and others about accounting, internal controls and auditing matters, and conducted certain follow-up inquiries;

▶	amended and restated our disclosure controls and procedures in connection with assessing their effectiveness;

▶	received and evaluated a report concerning the Company’s major financial risks along with the Company’s mitigating actions;

▶	performed quarterly reviews of the Company’s challenges concerning the implementation of the new revenue recognition standard and the appropriate internal controls related thereto;

▶	monitored the Company’s work to finalize the booking of the purchase price accounting for the Level 3 transaction;

▶	received quarterly reports on the Company’s work to prepare for the new lease accounting standard;

▶	received detailed analyses on the Company’s accounting for income taxes, including the impacts of the new Federal tax law and the Company’s accounting for pension assets and liabilities;

▶	received quarterly reports on the Company’s work to convert the acquired Level 3 ERP system to the CenturyLink ERP system;

▶	discussed with KPMG what our Critical Accounting Matters would have been in 2018 if the new reporting model scheduled to go into effect next year had been in place this year;

▶	met quarterly in separate executive sessions, including private sessions with the Company’s independent auditors, internal auditors and top executives;

2019 Proxy Statement | 21

AUDIT COMMITTEE REPORT

▶	received a report with regard to any hiring of former employees of KPMG; and

▶

as discussed in greater detail under “Corporate Governance–Oversight of Risk Management,” coordinated with other committees of the Board to oversee the Company’s risk management function, especially with respect to financial reporting, tax and accounting risks.

KPMG also provided to the Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with audit committees concerning independence. The Committee discussed with KPMG that firm’s independence, and considered the effects that the provision of non-audit services may have on KPMG’s independence.

Based on and in reliance upon the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to in its charter, the Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

In addition to the Company’s corporate compliance program and hotline, the Audit Committee has established procedures for the receipt and evaluation, on a confidential basis, of any complaints or concerns regarding our accounting, auditing, financial reporting or related matters. To report such matters, please send written correspondence to Audit Committee Chair, c/o Post Office Box 4364, Monroe, Louisiana 71211.

Submitted by the Audit Committee of the Board of Directors.

W. Bruce Hanks (Chair)

Martha H. Bejar

Peter C. Brown

Kevin P. Chilton

T. Michael Glenn

22 | 2019 Proxy Statement

PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

(Item 3 on Proxy or Voting Instruction Card)

The Board has adopted, subject to shareholder approval, an amendment to our restated articles of incorporation to increase the number of shares of common stock authorized for issuance from

1,600,000,000 to 2,200,000,000. As of the record date, the Company had [●] Common Shares issued and outstanding, and approximately [●] Common Shares reserved for issuance.

Purpose for Adopting the Amendment

The Board believes that the increase in the number of authorized Common Shares is necessary to provide the Company with a sufficient number of authorized Common Shares available for general corporate purposes including, but not limited to: (i) issuing Common Shares to attract and retain employees and consultants and (ii) retaining the flexibility to pursue future potential strategic transactions requiring share issuances. Our reserve of authorized but unissued Common Shares was substantially reduced when we issued over 517 million shares in connection with acquiring Level 3 in late 2017. In addition, as discussed in more detail in “Ratification of the NOL Rights Plan” below, we could potentially issue Common Shares in connection with the NOL Rights Plan under certain specified circumstances.

The Board believes that having such authorized Common Shares available for issuance in the future will give the Company greater flexibility and may allow such Common Shares to be issued without the expense and delay of an additional special meeting of shareholders unless such approval is expressly required by applicable law.

Effects

The terms of the additional Common Shares will be identical to those of the currently outstanding Common Shares and will not affect the relative voting power or equity interest of any shareholder, except for such effects as may be attendant to any future issuance of Common Shares. This amendment to increase the authorized Common Shares will not change the current number of issued Common Shares.

We do not have any current plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock other than as disclosed in the Company’s filings with the SEC, including potential issuance of Common Shares in connection with the NOL Rights Plan. However, we may decide to seek additional financing through equity or debt issuances to provide additional capital to sustain our operations. The issuance of any shares of common stock, or securities convertible into common stock, in connection with any such financing, may dilute the proportionate ownership and voting power of existing shareholders and depress the market price of our common stock. Although the future issuance of additional Common Shares would dilute the relative ownership interests of existing shareholders, the Board believes that having the flexibility to issue additional shares in appropriate circumstances could increase the overall value of the Company to its shareholders.

No further shareholder approval would be required prior to the issuance of the additional shares of common stock authorized by the amendment except as may be required in particular cases by our articles of incorporation, the Louisiana Business Corporations Act or other applicable law, regulatory agencies or NYSE rules. There are no cumulative

2019 Proxy Statement | 23

PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Effects

voting, preemptive, subscription or conversion rights associated with our Common Shares, which means that current shareholders do not have a right to purchase any new issue of common stock, or securities that are convertible into common stock, in order to maintain their proportionate ownership interests in the Company.

Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt, the additional shares of common stock that would become available for issuance if this proposed amendment is approved could also be used by us, subject to our fiduciary duties, to oppose a hostile takeover attempt or to delay or prevent changes in control.

If adopted, the amendment to our articles will become effective upon the filing of amended and restated articles of incorporation with the Secretary of State of the State of Louisiana, which we intend to do promptly after shareholder approval is obtained.

The description of the amendment to the articles of incorporation is qualified in its entirety by the complete text of the proposed amendment to our articles of incorporation set forth in Appendix B.

Approval of this proposal will require the affirmative vote of the holders of a majority of the votes entitled to be cast with respect to this matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

24 | 2019 Proxy Statement

RATIFICATION OF THE NOL RIGHTS PLAN

(Item 4 on Proxy or Voting Instruction Card)

On February 13, 2019, the Company entered into a Section 382 Rights Agreement (the “NOL Rights Plan”). Pursuant to the NOL Rights Plan, the Board declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $1.00, of the Company. The dividend was distributed to shareholders of record as of the close of business on February 25, 2019. At the meeting, the Board will seek the ratification by our shareholders of the NOL Rights Plan.

The Board adopted the NOL Rights Plan to diminish the risk that the Company could experience an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, which could substantially limit the Company’s ability to use its net operating loss carryovers (collectively, the “NOLs”) to reduce anticipated future tax liabilities. At December 31, 2018, we had $7.3 billion of NOLs available for use to offset our future federal taxable income. Under the Code and the regulations promulgated thereunder by the U.S. Treasury Department, these NOLs may be “carried forward” in certain circumstances to offset any current and future taxable income and thus reduce federal income tax liability, subject to certain requirements and restrictions. While the amount and timing of the Company’s future taxable income cannot be predicted with any certainty and, accordingly, the Company cannot predict the amount of these NOLs that will ultimately be used to reduce its income tax liability, to the extent that the NOLs do not otherwise become limited, these NOLs are a valuable asset to the Company. The NOL Rights Plan has not been adopted as an anti-takeover measure.

If our shareholders do not ratify the NOL Rights Plan at the meeting, by its terms the NOL Rights Plan will expire on February 13, 2020.

Description of the NOL Rights Plan

The NOL Rights Plan is intended to act as a deterrent to any person or group acquiring “beneficial ownership” of 4.9% or more of the Company’s outstanding shares of common stock, without the approval of the Board. The following description of the NOL Rights Plan is qualified in its entirety by reference to the text of the NOL Rights Plan, which is attached to this Proxy Statement as Appendix C. We urge you to read the NOL Rights Plan carefully in its entirety as the discussion below is only a summary.

General. Under the NOL Rights Plan, from and after the record date of February 25, 2019, each of our Common Shares will carry with it one Right, until the earlier of the Distribution Date (as defined below) or expiration of the Rights, as described below. In general, any person that, together with all Affiliates and Associates (each as defined in the NOL Rights Plan), acquires 4.9% or more of our outstanding common stock after February 13, 2019, or entry into the NOL Rights Plan, will be subject to significant potential dilution. Shareholders who own 4.9% or more of the outstanding common stock as of the close of business on February 13, 2019, will not trigger the Rights so long as they do not (i) acquire additional shares of common stock representing one-half of one percent (0.5%) or more of the Common Shares outstanding at the time of such acquisition or (ii) fall under 4.9% ownership of the Common Shares but then re-acquire Common Shares that in the aggregate equal 4.9% or more of the Common Shares. A person will not trigger the Rights solely as a result of any transaction that the Board determines, in its sole discretion, is an exempt transaction for purposes of triggering the Rights. STT Crossing Ltd. and its Affiliates and Associates will be exempt shareholders for the purposes of the NOL Rights Plan, unless and until STT Crossing (or any Affiliates of STT Crossing) acquires any common stock other than (x) in a transaction that is permitted under Section 4 of the Stockholder Rights Agreement, dated as of October 31, 2016, by and among the Company and STT Crossing Ltd. (the “Shareholder Rights Agreement”) or (y) any transfers of common stock or other Company equity interests between STT Crossing and its Affiliates. A person to whom STT Crossing transfers any amount of common stock pursuant to and as permitted by Section 4.2 of the Shareholder Rights Agreement will be exempt for purposes of the NOL Rights Plan,

2019 Proxy Statement | 25

RATIFICATION OF THE NOL RIGHTS PLAN

Description of the NOL Rights Plan

unless and until such person (or any Affiliates or Associates of such person) acquires any additional common stock.

The Board may, in its sole discretion prior to the Distribution Date, exempt any person or group for purposes of the NOL Rights Plan if it determines the acquisition by such person or group will not jeopardize tax benefits or is otherwise in the Company’s best interests. Any person that acquires shares of common stock in violation of these limitations is known as an “Acquiring Person.” Notwithstanding the foregoing, a Person shall not be an “Acquiring Person” if the Independent Directors (as defined in the NOL Rights Plan) determine at any time that a Person who would otherwise be an “Acquiring Person,” has become such without intending to become an “Acquiring Person,” and such Person divests as promptly as practicable (or within such period of time as the Independent Directors determine is reasonable) a sufficient number of shares of common stock of the Company so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the NOL Rights Plan. The NOL Rights Plan is not expected to interfere with any merger or other business combination approved by our Board.

The Rights. From the record date of February 25, 2019, until the Distribution Date or earlier expiration of the Rights, the Rights will trade with, and will be inseparable from, the common stock. New Rights will also accompany any new shares of common stock that we issue after February 13, 2019, until the Distribution Date or earlier expiration of the Rights.

Exercise Price. Each Right will allow its holder to purchase from our Company one ten-thousandth of a share of Series CC Junior Participating Preferred Stock (“NOL Preferred Share”) for $28, subject to adjustment (the “Exercise Price”), once the Rights become exercisable. This fraction of a NOL Preferred Share will give the shareholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date or earlier expiration of the Rights, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person, or any Affiliates or Associates of the Acquiring Person, are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person, or any Affiliates or Associates of the Acquiring Person, may, upon payment of the Exercise Price, purchase Common Shares with an aggregate market value of twice the Exercise Price, based on the “current per share market price” of the common stock (as defined in the NOL Rights Plan) on the date of the acquisition that resulted in such person or group becoming an Acquiring Person.

Exchange. After a person or group becomes an Acquiring Person, our Independent Directors in their sole discretion may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person or any Affiliates or Associates of the Acquiring Person.

Preferred Share Provisions. Each one ten-thousandth of a NOL Preferred Share, if issued:

◾	will not be redeemable.

◾	will entitle holders to dividends equal to the dividends, if any, paid on one share of common stock.

◾	will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

◾	will vote together with the common stock as one class on all matters submitted to a vote of shareholders of the Company and will have the same voting power as one share of common stock, except as otherwise provided by law.

◾	will entitle holders to a per share payment equal to the payment made on one share of common stock, if shares of our common stock are exchanged via merger, consolidation, or a similar transaction.

Exercisability. The Rights will not be exercisable until 10 business days (as may be extended in the discretion of the Independent Directors) after the public announcement that a person or group has become an Acquiring Person unless the NOL Rights Plan is theretofore terminated or the Rights are theretofore redeemed (as described below).

26 | 2019 Proxy Statement

RATIFICATION OF THE NOL RIGHTS PLAN

Description of the NOL Rights Plan

Redemption. Our Board may redeem the Rights for $0.0001 per Right at any time before the Distribution Date. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.0001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Expiration. The Rights will expire on the earliest of (i) December 1, 2020, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the time at which the Board determines that the Company’s NOLs are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes, (v) the first anniversary of the execution of the NOL Rights Plan if approval of the NOL Rights Plan by the affirmative vote of a majority of the votes cast at a duly called meeting has not been obtained prior to such date, or (vi) a determination by the Board, prior to the Distribution Date, that the NOL Rights Plan and the Rights are no longer in the best interests of the Company and its shareholders.

Anti-Dilution Provisions. Our Board may adjust the Exercise Price, the number of NOL Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the NOL Preferred Shares or common stock.

Amendments. The terms of the NOL Rights Plan may be amended by our Board without the consent of the holders of the Rights. After the Distribution Date, our Board may not amend the agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person, or an Affiliate or Associate of an Acquiring Person).

Certain Factors Shareholders Should Consider

Our Board believes that taking measures to safeguard the Company’s NOLs is in our shareholders’ best interests. However, you should consider the factors below when making your decision with respect to the ratification of the NOL Rights Plan.

Continued Risk of Ownership Change. Although the NOL Rights Plan is a deterrent measure intended to reduce the likelihood of an “ownership change,” we cannot assure you that it will be effective. The amount by which an ownership interest may change in the future could be affected by many factors, including purchases and sales of shares by shareholders holding 5% or more of our outstanding common stock notwithstanding the deterrent effects of the NOL Rights Plan, decisions over which we have little or no effective control.

Anti-Takeover Effect. While the NOL Rights Plan is not intended to prevent, or even discourage, a proposal to acquire the Company, it may have a potential anti-takeover effect because an Acquiring Person may have his ownership interest diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the NOL Rights Plan may be to render more difficult or discourage a merger, tender offer, or assumption of control by a substantial holder of our securities. However, as is the case with traditional shareholder rights plans, the NOL Rights Plan should not interfere with any merger or other business combination approved by the Board.

Potential Impact on Value. The NOL Rights Plan could have a negative impact on the trading price and intrinsic value of our common stock by deterring persons or groups of persons from acquiring our common stock, including in acquisitions for which some shareholders might receive a premium above market value.

2019 Proxy Statement | 27

RATIFICATION OF THE NOL RIGHTS PLAN

Certain Factors Shareholders Should Consider

Potential Effects on Liquidity. The NOL Rights Plan is intended to deter persons or groups of persons from acquiring beneficial ownership of our common stock in excess of the specified limitations. A shareholder’s ability to dispose of our common stock may be limited if the NOL Rights Plan reduces the number of persons willing to acquire our common stock or the amount they are willing to acquire. A shareholder may become an Acquiring Person upon actions taken by persons related to, or affiliated with, them.

Shareholders are advised to carefully monitor their ownership of our common stock and consult their own legal advisors and/or us to determine whether their ownership of the shares approaches the proscribed level.

Approval of this proposal will require the affirmative vote of the holders of a majority of the votes cast on the proposal at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

28 | 2019 Proxy Statement

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 5 on Proxy or Voting Instruction Card)

Each year, we provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed in our annual proxy statements pursuant to the rules of the SEC.

Under our executive compensation programs, our named executive officers are rewarded for achieving specific annual and long-term goals, as well as increased shareholder value. We believe this structure aligns executive pay with our financial performance and the creation of sustainable shareholder value. The Compensation Committee of our Board continually reviews our executive compensation programs to ensure they achieve the goals of aligning our compensation with both current market practices and your interests as shareholders.

The last two years have been transformative ones in our Company’s history, given the consummation of the Level 3 Combination and the ensuing senior leadership transitions, presenting us with unique compensatory challenges and opportunities. As discussed in greater detail elsewhere in this proxy statement, the Compensation Committee spent considerable time and effort during 2018 to ensure that not only do we have the right leadership in place, but that our executive compensation programs continue to appropriately incentivize and reward each key member of the team in a manner that aligns with shareholder interests. For additional information on our executive compensation programs generally and our 2018 compensation actions specifically, we urge you to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.

At the meeting, we will ask you to vote, in an advisory manner, to approve the overall compensation of our named executive officers, as described in this proxy statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to express your views. This advisory vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers and our executive compensation policies and practices as described in this proxy statement. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers.

While this “say-on-pay” vote is advisory and will not be binding on our Company or the Board, it will provide valuable information for future use by our Compensation Committee regarding shareholder sentiment about our executive compensation. We understand that executive compensation is an important matter for our shareholders. Accordingly, we invite shareholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under “Corporate Governance–Shareholder Engagement.”

Approval of this proposal will require the affirmative vote of the holders of a majority of the votes cast on the proposal at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

2019 Proxy Statement | 29

OWNERSHIP OF OUR SECURITIES

Principal Shareholders

The following table sets forth information regarding ownership of our Common Shares by the persons known to us to have beneficially owned more than 5% of the outstanding Common Shares on December 31, 2018 (the “investors”), unless otherwise noted.

Name and Address	Amount and Nature of Beneficial Ownership of Common Shares(1)		Percent of Outstanding Common Shares(1)
Temasek Holdings (Private) Limited 60B Orchard Road #06-18 Tower 2 Singapore 238891	107,201,207	(2)	9.9%

The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	106,032,787	(3)	9.8%

Blackrock, Inc. 55 East 52nd Street New York, New York 10055	86,713,858	(4)	8.0%

Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	67,403,179	(5)	6.2%

(1)

The figures and percentages in the table above have been determined in accordance with Rule 13d-3 of the SEC based upon information furnished by the investors, except that we have calculated the percentages in the table based on the actual number of Common Shares outstanding on the dates as to which the investors have reported their holdings (as noted in notes 2 through 5), as opposed to the estimated percentages set forth in the reports of such investors referred to below in such notes. In addition to Common Shares, we have outstanding Preferred Shares that vote together with the Common Shares as a single class on all matters. One or more persons beneficially own more than 5% of the Preferred Shares; however, the percentage of total voting power held by such persons is immaterial. For additional information regarding the Preferred Shares, see “Frequently Asked Questions—How many votes may I cast?”

(2)

Based on information contained in a Schedule 13D/A Report dated as of January 18, 2019 that this investor filed with the SEC. In this report, the investor indicated that, as of January 17, 2019, it shared with two of its subsidiaries voting power and dispositive power with respect to all of the above-listed shares.

(3)

Based on information contained in a Schedule 13G/A Report dated as of February 11, 2019 that this investor filed with the SEC. In this report, the investor indicated that, as of December 31, 2018, it (i) held sole voting power with respect to 1,107,697 of these shares, (ii) shared voting power with respect to 207,398 of these shares, (iii) held sole dispositive power with respect to 104,739,697 of these shares and (iv) shared dispositive power with respect to 1,293,090 of the above-listed shares.

(4)

Based on information contained in a Schedule 13G/A Report dated as of February 4, 2019 that this investor filed with the SEC. In this report, the investor indicated that, as of December 31, 2018, it held sole voting power with respect to 78,032,530 of these shares and sole dispositive power with respect to all of the above-listed shares.

(5)

Based on information contained in a Schedule 13D Report dated as of February 19, 2019 that this investor filed with the SEC. In this report, the investor indicated that, as of February 14, 2019, it (i) shared voting power with respect to 40,347,155 shares, (ii) held sole voting power with respect to 23,527,706 of these shares, (iii) had no voting power with respect to 3,528,318 shares, (iv) shared dispositive power with respect to 34,532,370 shares and (v) held sole dispositive power with respect to 32,870,809 of the above-listed shares.

30 | 2019 Proxy Statement

OWNERSHIP OF OUR SECURITIES

Executive Officers and Directors

Executive Officers and Directors

The following table sets forth information, as of March 15, 2019, regarding the beneficial ownership of Common Shares by our executive officers and directors. Except as otherwise noted, all beneficially owned shares are held with sole voting and investment power and are not pledged to third parties.

	Components of Total Shares Beneficially Owned
Name	Unrestricted Shares Beneficially Owned(1)	Unvested Restricted Stock(2)	Total Shares Beneficially Owned(3), (4)
Current Executive Officers:
Jeffrey K. Storey	2,035,269	392,176	2,427,445
Indraneel Dev	135,888	304,836	440,724
Stacey W. Goff	172,664	404,725	577,389
Scott A. Trezise	22,045	208,470	230,515
Outside Directors:
Martha H. Bejar	25,991	8,744	34,735
Virginia Boulet	43,140	8,744	51,884
Peter C. Brown(5)	30,179	8,744	38,923
Kevin P. Chilton	42,732	8,744	51,476
Steven T. Clontz(6)	244,089	8,744	252,833
T. Michael Glenn(7)	75,617	8,744	84,361
W. Bruce Hanks	58,722	8,744	67,466
Mary L. Landrieu	10,741	8,744	19,485
Harvey P. Perry(8)	104,462	8,744	113,206
Glen F. Post, III	979,540	359,259	1,338,799
Michael J. Roberts	40,512	8,744	49,256
Laurie A. Siegel	37,920	9,804	47,724
Former Executive Officers:
Aamir Hussain	244,269	38,220	282,489
Sunit S. Patel(9)	682,842	0	682,842
All current executive officers and directors as a group (16 persons)(10)	4,059,511	1,766,710	5,826,221

(1)

This column includes the following number of shares allocated to the individual’s account under one of our qualified 401(k) plans: Mr. Storey — 5,538; Mr. Dev — 5,200; Mr. Goff — 7,819; Mr. Trezise — 3,531; Mr. Post — 202,853; and Mr. Patel — 9,209. Participants in these plans are entitled to direct the voting of their plan shares, as described in greater detail elsewhere herein.

(2)

Reflects (i) for all shares listed, unvested shares of restricted stock over which the person holds sole voting power but no investment power, and (ii) with respect to our performance-based restricted stock granted to our executive officers, the number of shares that will vest if we attain target levels of performance.

(3)

Excludes (i) shares that might be issued under restricted stock units if our performance exceeds target levels and (ii) “phantom units” held by Mr. Roberts that are payable in cash upon the termination of his service as a director, as described further under “Director Compensation — Other Benefits.”

(4)

None of the persons named in the table beneficially owns more than 1% of the outstanding Common Shares. The shares beneficially owned by all directors and executive officers as a group constituted 0.5% of the outstanding Common Shares as of March 15, 2019.

(5)	Includes 24,297 shares held by a tax-exempt charitable foundation, as to which Mr. Brown has voting and dispositive powers by virtue of his control of the foundation.

2019 Proxy Statement | 31

OWNERSHIP OF OUR SECURITIES

Executive Officers and Directors

(6)	Includes 50,000 shares held by Mr. Clontz’s wife and 500 shares held by his son, as to which Mr. Clontz disclaims beneficial ownership.

(7)	Includes 32,143 shares held indirectly by Mr. Glenn in a trust.

(8)

Includes 709 shares beneficially held by Mr. Perry’s spouse, as to which Mr. Perry disclaims beneficial ownership, and 35,987 shares held by Mr. Perry through our dividend reinvestment plan (as of the most recent date practicable).

(9)	Includes 1,428 shares indirectly held and beneficially owned by Mr. Patel in an individual retirement account.

(10)

As described further in the notes above, includes (i) 24,297 shares held beneficially through a foundation, (ii) 32,143 shares held indirectly by trust, (iii) 50,709 shares held beneficially by spouses of these individuals, and 500 shares owned by the son of one of these individuals, in each case as to which beneficial ownership is disclaimed, and (iv) 53,634 shares held through our dividend reinvestment plan (as of the most recent date practicable), excluding 9,209 shares held through such plan by one of our executive officers who no longer participates in such plan.

32 | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

As we noted in last year’s proxy statement, our November 1, 2017 combination with Level 3 transformed our Company into the second largest domestic communications provider serving global enterprise customers. During 2018, as we moved into the integration phase of the Level 3 combination, we took critical steps to restructure our leadership team, network and workforce to pursue our vision of delivering the most technologically-advanced suite of communications products and services in the industry.

~$23B Annual revenue * Consumer revenue $5B * Enterprise revenue $17B Services in 60+ countries and counting 45,000 employees globally 150,000+ on-Net buildings Approx. 450,000 Route miles of fiber globally

As described in greater detail below, during 2018, our Board and its Human Resources and Compensation Committee (the “Committee”) spent considerable time and effort assembling the right senior leadership team and recalibrating our existing executive compensation programs to support the challenges and opportunities of the Company going forward.

As a result of that process, we had a few senior leadership changes during 2018, including a change in both our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) positions. Therefore, this 2018 Compensation Discussion and Analysis (the “CD&A”) addresses the compensation of both current and former executive officers. For 2018, we had seven named executive officers (“NEOs”), consisting of four current executives and three former executives:

Current Executives (or Current NEOs):

◾ Jeffrey K. Storey	CEO and President

◾ Indraneel Dev	Executive Vice President and CFO

◾ Stacey W. Goff	Executive Vice President, General Counsel and Secretary

◾ Scott A. Trezise	Executive Vice President, Human Resources

Former Executives (or Former NEOs):

◾ Glen F. Post, III	Former CEO, currently serving as a non-management director

◾ Sunit S. Patel	Former CFO

◾ Aamir Hussain	Former Executive Vice President

2019 Proxy Statement | 33

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This CD&A section is organized onto four subsections:

34 | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

I. Executive Summary

As described further below, the central goals of our executive compensation program are:

(1)	to incentivize our executives to attain objectives that we believe will create shareholder value,

(2)	to reward performance that contributes to the execution of our business strategies, and

(3)	to attract and retain the right executives for our business.

2018 Highlights

Business Highlights. During 2018, we achieved and exceeded several significant financial and operational goals that the Committee had previously selected as short-term and equity compensation targets, including the following:

◾

Raised guidance outlook in second quarter of 2018 for Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) and Free Cash Flow and achieved full year results that met and exceeded the raised guidance.

◾	Generated Adjusted EBITDA of $9.040 billion.

◾	Expanded Adjusted EBITDA margin to 39.8% from 35.5% since the close of the Level 3 Combination.

◾	Generated Free Cash Flow of $4.215 billion.

◾	Achieved targeted $850 million of annualized run-rate Adjusted EBITDA synergies in approximately one year, rather than 80% in three years as initially projected.

Executive Compensation Highlights. As described in greater detail below, given the transformative nature of the Level 3 Combination, our Board and the Committee spent considerable time and effort during 2018 ensuring that we have the right senior leadership team in place for the Company and that our executive compensation programs continue to appropriately incentivize, retain, and reward each key member of the team.

We believe that our 2018 compensation decisions are well aligned with driving long-term value and are in the best long-term interest of our shareholders. The following timeline provides an overview of the major executive transitions and compensation milestones that occurred during the year:

Nov. 1, 2017 The Closing Date (1) Nov. 1, 2017 - Feb. 22, 2018 The Committee recalibrated the Exec Comp programs (2) May 23, 2018 Mr. Post retires and Mr. Storey assumes role as CEO (3) Jun. 1, 2018 After the annual Meeting, the Board decides to award Mr. Patel a Retention Award (4) Sep. 28, 2018 Mr. Patel resigns as CFO for an external opportunity (5) Nov. 6, 2018 Mr. Dev is selected as CFO and Mr. Hussain exits after serving as the CTO (5) Dec. 31, 2018 Payouts for programs Ending 12/31/18: STI Plan - 107% PBRS of 2016 LTI Grant - 79.3% PBRS of Mr. Storeys initial LTI grant - 200% (6)

(1)

Immediately after the Closing, the new senior leadership team for the combined company included the following named executive officers: Mr. Post as CEO, Mr. Storey as COO, Mr. Patel as CFO, Mr. Goff as General Counsel and Mr. Hussain as CTO. See 2018 proxy statement for additional details.

(2)	For a discussion of the modifications of the executive compensation programs, see the discussion below under the heading, Recalibrating Our Existing Executive Compensation Programs.

2019 Proxy Statement | 35

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

(3)

For details regarding Mr. Post’s retirement package, which included amounts to which he was contractually entitled as well as the acceleration of (or waiver of continued service requirements for) certain outstanding restricted stock awards, see Section III — Our Compensation Program Objectives and Components of Pay. For details regarding Mr. Storey’s CEO compensation package, see the discussion below under the heading, Accelerated CEO Succession.

(4)

For a discussion of the special long-term incentive (“LTI”) retention award for Mr. Patel, which, along with his other unvested equity awards, was forfeited upon his termination of employment, see the discussion below under the heading, Other Executive Leadership Changes.

(5)

Mr. Dev was named CFO on November 6, 2018, having served in the role on an interim basis immediately following Mr. Patel’s departure. For details regarding Mr. Dev’s compensation package, see Section III — Our Compensation Program Objectives and Components of Pay. For information regarding amounts paid to Mr. Hussain upon his termination of employment, which included amounts to which he was contractually entitled as well as the acceleration of (or waiver of continued service requirements for) certain outstanding restricted stock awards, please see the discussion below under the heading, Other Executive Leadership Changes.

(6)

For details regarding the 2018 short-term incentive (“STI”) plan performance, see Section III — Our Compensation Program Objectives and Components of Pay. For details regarding the payout on performance-based restricted stock (“PBRS”) from the 2016 annual LTI grants, see Section II — Our Compensation Philosophy and Linkage to Pay for Performance. For details regarding the payout of Mr. Storey’s initial PBRS grant, which was awarded to him at Closing in November 2017 (although it is reported in our 2018 compensation tables based on its accounting grant date), see the discussion below — Link Between Operating Performance and Our Executive Compensation.

Recalibrating our Existing Executive Compensation Programs

◾	Over a four-month period following the Closing, we conducted a rigorous process to recalibrate our existing executive compensation programs for 2018 to better align with the combined company’s profile and our business strategy of profitable growth. As a result, for our 2018 incentive programs, performance is measured on Adjusted EBITDA, Free Cash Flow and customer experience (for our STI plan) and two-year Adjusted EBITDA growth run rate (for PBRS grants).

◾	As previously described in our 2018 proxy statement, following the Closing, the Committee adopted a new compensation peer group, which better reflected the increased size and complexity of the combined company.

◾	Our executive compensation programs for 2018 continued to be highly performance-based and emphasize variable “at risk” compensation. The majority of each named executive officer’s total target compensation is structured as a combination of short- and long-term performance-driven incentives (which, for both our former and current CEO, represented 90% of his total target compensation).

◾	Our annual LTI grants to our named executives consisted of a combination of performance-based awards (60% of the target grant value) and time-vested awards (40% of the target grant value). Most executive officers received their LTI grants in February 2018 as shares of restricted stock. As discussed in greater detail below, Mr. Storey’s annual LTI grant was awarded to him as restricted stock units in May 2018.

Link Between Operating Performance and Our Executive Compensation

◾	As in prior years, the Committee set challenging performance targets under our incentive programs to ensure that payouts track corporate performance.

◾	For the first time since 2013, we met and exceeded our pre-established goals for our STI plan and our external guidance provided to shareholder, achieving an adjusted company performance of 107% for 2018. Specifically, we:

◾	Met our target for Adjusted EBITDA, comprising 65% of our STI plan, at a 112% attainment level;

◾	Exceeded our target for Free Cash Flow, comprising 25% of our STI plan, at a 200% attainment level; and

◾	Partially met of our Customer Experience goals, comprising 10% of our STI plan, resulting in a 75% attainment level.

◾	After an assessment of the Company’s overall performance against our pre-established goals and consideration of revenue performance which was not a performance metric in our STI plan, the Committee determined it was appropriate to use its discretion to reduce the calculated performance for the 2018 STI plan from 130% to adjusted company performance of 107%.

◾	PBRS accounted for 60% of the LTI awards originally granted to our named executives in 2016 and approximately 79% of the performance-based restricted shares vested based upon our actual performance over the three-year performance period ending December 31, 2018. Specifically, our:

◾	Three-year cumulative revenue, comprising half the performance-shares, achieved 98.8% of target for a 82.4% payout; and

36 | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

◾	Three-year relative total shareholder return (“TSR”), comprising half the performance-shares, achieved 38th percentile for a 76.19% payout.

◾	As initially described in our 2018 proxy statement, Mr. Storey received an initial LTI award upon Closing, 60% of which consisted of PBRS. Vesting of these PBRS was contingent upon our actual performance of Adjusted EBITDA growth run rate target of 3.8% (from fourth quarter of 2017 to fourth quarter of 2018) against certain pre-established targets. Actual performance over that period was 4.9%, which exceeded maximum target for a 200% payout. Although the Committee approved most of the terms and conditions of this award prior to Closing, the accounting grant date of this award did not occur until early 2018 when the targets were finalized, and therefore the grant of this award appears in the 2018 compensation tables of this proxy statement, rather than 2017 compensation tables in last year’s proxy statement.

Accelerated CEO Succession

◾	Following the announcement of our proposed combination with Level 3 in 2016, the Board conducted a thorough review of its succession plan, after carefully considering feedback provided by shareholders of both companies (including principal shareholders of each) and investment analysts.

◾	In June 2017, the Board approved and we publicly announced a CEO succession plan in which Mr. Storey would succeed Mr. Post as CEO at the end of 2018, following a transition period as President and COO.

◾	Following the Closing in late 2017, we continued to engage in a dialogue with our shareholders, several of whom expressed the view that the CEO transition period should be shorter than announced. Considering these factors and its own assessment of the effectiveness of the senior leadership team, the Board decided that it would be in the best interests of the Company and its shareholders to complete the CEO succession earlier than initially planned.

◾	By March 2018, we announced that we were accelerating our previously-announced CEO succession plan by approximately 7 months, with the transition occurring immediately after our annual shareholders’ meeting on May 23, 2018. Following the meeting, Mr. Storey would be the new CEO and, contingent upon his reelection at the 2018 annual meeting, Mr. Post would continue to serve the Company as a non-management director. The accelerated timeline required a unique and thoughtful approach to addressing compensation actions with respect to our new CEO and our retiring CEO.

◾	Mr. Post, who served as our CEO for 26 years and was employed by the Company for a total of 42 years, received the standard retirement benefits to which he was entitled under our long-standing programs and plans (including a pro-rata STI payout for 2018). Although he did not receive any severance, in consideration for his long tenure, the Committee did approve the acceleration of most, but not all, of his outstanding time-based equity awards and waived the continued service requirements for a portion of his outstanding performance-based equity awards (vesting of which remains subject to achievement of the original performance conditions). For more information, please see Section III — Our Compensation Program Objectives and Components of Pay for further discussion.

◾	In connection with negotiating Mr. Storey’s CEO compensation package, the Board and Committee endeavored to:

◾	create a package that would be, on the one hand, sufficient to entice Mr. Storey to agree to the accelerated succession plan and, on the other hand, aligned with our shareholders’ interests;

◾	weight the package heavily towards performance-based compensation; and

◾	complete the package in a timely manner to ensure a successful transition and to compensate Mr. Storey as CEO from the first day he assumed the role.

◾	In crafting Mr. Storey’s CEO package, we also listened to the opinions of our shareholders and analysts. These shareholders expressed the view that Mr. Storey possessed superior leadership skills and experience that merited pay that was competitive to the market benchmarks for our peer group. Although, historically, CenturyLink has been very conservative with respect to pay levels, we had to modify our approach in this instance in order to secure Mr. Storey as our new CEO and respond to shareholder feedback. Further, as noted previously, the Committee had adopted a new post-Level 3 Combination peer group to better reflect the increased size and complexity of our combined company, which resulted in increased CEO market benchmarks versus the prior peer group.

2019 Proxy Statement | 37

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

◾	In March 2018, we focused on the key principles and weighed shareholder feedback and our ongoing dialogue with Mr. Storey, as we began a robust and thoughtful process that involved numerous meetings that transpired over two months. In addition to multiple meetings between Mr. Storey and the Chair of the Committee, the non-management directors and the Committee formally met six times to discuss Mr. Storey’s CEO pay package. The directors were advised by its independent outside compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and outside counsel, Jones Walker LLP.

◾	In May 2018, in conjunction with his promotion to CEO, the Committee approved to increase Mr. Storey’s annual total target compensation to $18 million and awarded him two LTI grants (one annual grant for 2018 and one special promotion grant), as described in greater detail below.

◾	The approved annual total target compensation package of $18 million was comprised of $1.5 million salary, 200% short-term incentive opportunity and $12.6 million long-term incentive awards. His annual total target compensation is aligned with the long-term interest of our shareholders with 90% of pay at risk and slightly above the 50th percentile of market for our peers.

◾	The structure of Mr. Storey’s annual LTI grant is substantially similar to the annual LTI awards granted to other senior officers in 2018. His annual LTI grant consisted of 40% time-based restricted stock units (“RSUs”) and 60% performance-based RSUs, with the number of shares vesting ranging from 0-200% depending upon the Company’s performance as measured against an Adjusted EBITDA run rate growth goal over a two-year period.

◾	The second LTI grant was a one-time promotion award with a grant date value of $7,400,000, consisting of 40% time-vested restricted shares and 60% performance-based restricted shares. For the PBRS, payout is determined on a two-step process: (1) between 0% to 100% may be earned on the Company’s cumulative Adjusted EBITDA results for a three-year period and (2) contingent upon target performance being met or exceeded in step 1, Mr. Storey may earn between 100% to 200% based on relative TSR performance over same three-year period against peer group.

Other Executive Leadership Changes

◾	By the second quarter of 2018, we became concerned around the retention risk of Mr. Patel, who had only been our CFO since Closing in November 2017. In June 2018, the Committee granted Mr. Patel a one-time performance-based retention award with a grant date award value of $2,000,000. The performance metrics applicable to this retention award were substantially similar to those included in the performance-based portion of Mr. Storey’s promotion grant (3-year cumulative Adjusted EBITDA targets and relative TSR performance).

◾	Despite our efforts to retain Mr. Patel, on September 28, 2018, he resigned to pursue other opportunities. As a result, Mr. Patel forfeited all outstanding unvested equity grants (including the June 2018 retention grant). However, per his April 2017 offer letter, we continue to pay him certain deferred compensation payments related to legacy Level 3 equity awards that were outstanding and converted at the Closing. For additional details on these amounts, see Section III — Our Compensation Program Objectives and Components of Pay.

◾	Upon Mr. Patel’s departure, Mr. Dev was named interim CFO until a longer-term replacement could be named. We did not make any adjustments to Mr. Dev’s compensation upon his appointment as interim CFO.

◾	With the assistance of an external executive search firm, we conducted an extensive search (both internally and externally) and Mr. Dev was named as CFO on November 6, 2018. For details regarding his compensation package, see Section III — Our Compensation Program Objectives and Components of Pay for further discussion.

◾

In November 2018, Aamir Hussain, who had served as Executive Vice President and Chief Technology Officer, departed from the Company as part of a planned restructuring of his responsibilities among other senior officers. Mr. Hussain received a standard severance package, including a cash severance payment, and certain other benefits to which he was entitled under long-standing programs and plans (including a pro-rata STI payout for 2018). In addition, the Committee approved the acceleration of some, but not all, of his outstanding time-based equity awards and waived the continued service requirements for a portion of his outstanding performance-based equity awards (vesting of

38 | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

which remains subject to achievement of the original performance conditions). Please see Section III — Our Compensation Program Objectives and Components of Pay for further discussion.

Assessment of “Say-on-Pay” Voting Results and Shareholder Outreach

In May 2016, 2017 and 2018, our shareholders cast approximately 89%, 88% and 79%, respectively, of their votes in favor of our “say-on-pay” proposal. The Committee is committed to taking the results of these votes into consideration when making executive compensation decisions.

Throughout 2018, our senior management continued our shareholder outreach program with our top institutional investors, a process we first began in 2014. We remain committed to providing our shareholders with an opportunity for open dialogue on compensation matters and other issues relevant to our business, and we plan to continue to engage in outreach efforts in the future. In late 2018, the Chairman of our Board of Directors, the Chairman of the Committee, and members of management met with representatives from ISS and Glass Lewis to discuss the company’s compensation programs and governance practices.

We believe that the positive say-on-pay vote of 79% in 2018, although reduced somewhat from prior years, indicates that our shareholders remain generally satisfied with the scope and structure of our annual executive compensation programs. However, we recognize that a source of some concern for shareholders, as expressed in the somewhat lower 2018 say-on-pay vote, has been our decisions to grant one-time awards as well as certain supplemental severance payments in connection with executive transitions in prior years.

In general, we do not have a practice of one-time items or excessive severance. However, in 2017 and in the first half of 2018, the Compensation Committee decided to make special grants to incentivize and retain the best executive team to lead the integration and transformation of the Company following the Level 3 Combination. In addition, as a result of the Level 3 Combination, we assumed certain retention awards originally granted by Level 3, many of which were paid out over a one-year period following the Closing in order to ensure continued employment of key executives through the critical integration period.

Many of these grants were disclosed in the 2018 proxy statement, with the remainder disclosed in this 2019 proxy statement. We believe that these one-time sign-on, integration, and retention awards are common in large transactions like the Level 3 Combination and, in our specific case, are necessary (i) to incentivize top talent of the acquired company to continue in key positions post-closing, (ii) to reward the level of effort that must be sustained over an extended period in order to execute a transaction of this size and critical post-close integration and synergy goals, and (iii) to retain critical members of the executive team and assuage their concerns following the announcement of our CEO and CFO succession plan.

We do not have a practice of excessive severance in the event that the senior officer is involuntarily terminated by us without cause in the absence of a change of control. Other than the unique situation disclosed in our 2018 proxy statement, the Committee has approved severance in accordance with our executive severance plan (which is described in greater detail under “— Other Benefits — Severance Benefits” below) for previous terminations, such as Mr. Douglas and Mrs. Puckett as disclosed in our 2018 and 2016 proxy statements, respectively, and for Mr. Hussain as discussed in this proxy statement.

As discussed in this CD&A, during 2018, we awarded a one-time promotion LTI grant to Mr. Storey upon his appointment as CEO, 60% of which is performance-based (see Section III, Our Compensation Program Objectives and Components of Pay). In addition, in an attempt to retain our CFO, who was being actively recruited by other companies, we awarded a one-time retention LTI grant to Mr. Patel, of which 100% was performance-based, although this award along with all of his other unvested LTI were ultimately forfeited following his resignation in 2018.

Notwithstanding our general disinclination to use one-time awards or make supplemental severance payments, we believe that the extraordinary opportunities and challenges associated with the Level 3 Combination necessitated these actions and were in the best long-term interest of the Company for all the reasons noted in this and our 2018 proxy statement. We believe that the use of special one-time awards in future years will diminish significantly as we have stabilized our leadership structure following the Level 3 Combination.

2019 Proxy Statement | 39

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

II. Our Compensation Philosophy and Linkage to Pay for Performance

Our Compensation Philosophy

We compensate our senior management through a mix of programs designed to be market-competitive and fiscally responsible. More specifically, our executive compensation programs are designed to:

◾	provide an appropriate mix of fixed and variable compensation to attract, retain and motivate key executives,

◾	ensure that a majority of our executive compensation is performance-based to support creation of long-term shareholder value without encouraging excessive risk taking and to reward performance over multiple time horizons,

◾	generally target compensation at the 50th percentile of market levels, when targeted levels of performance are achieved, for similarly-situated and comparably-skilled executives at a select group of peer companies approved by the Committee,

◾	recognize and reward outstanding contributions and results, both on an individual basis and a company or divisional basis, compared to peer compensation and performance benchmark levels,

◾	promote internal equity by offering comparable pay to executives whom we expect to make roughly equivalent contributions, while differentiating executives’ compensation arrangements when appropriate, and

◾	monitor share dilution.

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COMPENSATION DISCUSSION AND ANALYSIS

II. Our Compensation Philosophy and Linkage to Pay for Performance

Overview of Pay Elements and Linkage to Compensation Philosophy and Objectives

Given the ongoing integration of the two companies during 2018, the Committee recalibrated our incentive programs to align them with the size, market, operations and strategic imperatives of the combined company. The Committee believes the following core elements of our compensation program help us to realize our compensation philosophy and objectives and support our strategic and cultural priorities for 2018 as described below:

	Characteristics	Compensation Philosophy and Objectives	Corporate Strategy

Base Salary	Annual fixed cash compensation	Provides a competitive and stable component of income to our executives	Attract and retain key talent

Short-Term Incentive Bonus	Annual variable cash compensation based on the achievement of annual performance measures	Provides competitive short-term incentive opportunities for our executives to earn annual cash bonuses based on performance objectives that, if attained, can reasonably be expected to (i) promote our business and strategic objectives and (ii) correspond to those paid to similarly-situated and comparably skilled executives at peer companies

STI annual performance measures were selected to align to our corporate strategy for profitable growth:

Adjusted EBITDA (65% of STI plan)

- enables us to, among other things, (i) fund strategic capital investments designed to expand our business opportunities, (ii) return cash to our shareholders through dividends or periodic share repurchases, (iii) meet our debt and pension commitments, and (iv) attain our Level 3 Combination synergies

Free Cash Flow (25% of STI plan)

- critical measure that enable us to provide dividends to our shareholders and pay down our debt

Customer Experience (10% of STI plan)

- critical to maintain and grow our revenue base. This performance measure includes operational goals and metrics that measure how well we are serving our customers as well as their perceptions of our service

Individual Performance

- for each senior officer, the Committee has an opportunity to make a positive or negative adjustment based on “line of sight” to each senior officer’s performance regarding their specific areas of responsibility and individual objectives

Long-Term Incentive Awards	Annual long-term variable equity awards that vest over three years from the date of grant with 60% based on the achievement measured against pre-established performance measures and 40% based on three years of service.	Fosters a culture of ownership, aligns the long-term interests of our executives with our shareholders and rewards or penalizes executives based on our performance of Adjusted EBITDA growth over two-year period and helps to retain executives through stock price growth and the creation of long-term value

Performance-Based Restricted Shares

(60% of LTI grant value)

- Adjusted EBITDA growth run rate based on achieving profitable growth over a two-year period

Time-Vested Restricted Shares

(40% of LTI grant value)

- amount of time-vested restricted share compensation that is ultimately realized depends on how well we successfully execute our strategic plans and overall our stock performance

2019 Proxy Statement | 41

COMPENSATION DISCUSSION AND ANALYSIS

II. Our Compensation Philosophy and Linkage to Pay for Performance

The following chart illustrates the approximate allocation of the total target compensation opportunity for 2018 our current CEO and our current executive officers (shown as “CEO” and “NEO,” respectively, below) between elements that are fixed and variable or performance-based pay that is “at risk”:

CEO NEO

◾	A fixed annual salary (“base”) represents 10% of our CEO’s total target compensation and 19% of our other NEOs’ average target total compensation.

◾	Variable pay is comprised of a short-term incentive (“STI”) bonus, time-vested restricted stock awards (“TBRS”) and performance-based restricted stock awards (“PBRS”), which represents 90% of our CEO’s total target compensation and 81% of our other current NEOs’ average target total compensation. This portion of pay is considered “at risk” since the receipt or value of the award is subject to the attainment of certain performance goals, vesting requirements and overall stock performance.

Significant Stock Ownership. Stock ownership guidelines further align the interests of executives and shareholders while focusing our executives on our long-term success. We established our executive stock ownership guidelines after review of executive compensation best practices. Under our stock ownership guidelines as of December 31, 2018:

◾	Mr. Storey held over $44 million in stock (including restricted shares and unvested restricted shares or units and excluding 400,655 target shares of unvested performance-based restricted stock units), which was 24.5 times his base salary and approximately 4.1 times greater than his target ownership level of six times base salary.

◾	Our other current NEOs held an aggregate of over $13 million in stock (including restricted shares and unvested restricted shares or units), which was, on average, 7.5 times their respective base salaries and nearly 2.5 times greater than their respective target ownership levels of three times base salary.

Even though our CEO and other NEOs already exceeded their stock ownership guidelines, in March 2019, Messrs. Storey and Dev acquired 83,000 and 50,000 shares, respectively, which demonstrates their alignment with shareholders.

Pay-For-Performance Alignment

As illustrated by the data below, we believe our executive pay over the past several years has been well aligned with Company performance.

Short-Term Incentive Performance. The Committee sets target levels of performance-based on a variety of factors, including its assessment of the difficulty of achieving such levels and the potential impact of such achievement on enhancing shareholder value.

The percentages in the table below represent the actual payouts to our senior officers under our STI program for each of the past three years as a percentage of the target opportunity set for each of them by the Committee for that performance year.

Performance Year	Actual Payout as a % of Target Opportunity
2016	80.2%
2017	73.0%
2018	107.0%
3-year Average	86.7%

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COMPENSATION DISCUSSION AND ANALYSIS

II. Our Compensation Philosophy and Linkage to Pay for Performance

Long-Term Incentive Performance. Since 2014, 60% of our LTI grants have consisted of performance-based equity with the remaining 40% in the form of time-based equity, with PBRS payouts contingent upon the Company’s performance as measured against certain pre-established criteria. In order to further align our pay with performance, our performance-based equity awards are granted at target performance levels, but the ultimate payout of those awards can range between 0% to 200%, depending on our actual performance as determined at the end of the two- or three-year performance period. Due to the transformative nature of the Level 3 combination and the continuing evolution of our business strategy as we integrate the two companies, the Committee believed that a two-year performance period was most appropriate to achieve our business goals. The Committee intends to return to three-year performance period when we are no longer in integration phase and we can solidly project performance for three years as a combined entity.

In 2014 through 2017, our annual grants of performance-based restricted stock were based on two different performance metrics, with vesting of one-half of the performance-based award being tied to a relative TSR metric (our three-year total shareholder return relative to a select peer group), and vesting of the remaining one-half being tied to a cumulative core revenue metric (the sum of our annual revenue results over three-year performance periods as measured against pre-established targets set annually over three-years). For greater detail on how targets and performance for these two performance metrics were determined, please see “—Long-Term Equity Incentive Compensation” in our 2018 proxy statement.

The payout percentages in the tables below represent the percentage of the target number of performance-based restricted stock granted to our senior officers that ultimately vested, with all remaining shares being forfeited. To further enhance the pay for performance linkage, any dividends paid on these shares of performance-based restricted stock (or dividend equivalents on performance-based RSUs) are not paid currently, but rather accumulate during the restricted period and vest or are forfeited in tandem with the related shares or units. The average target number of performance-based restricted stock that ultimately vested for LTI grants from 2014 through 2016 (most recently completed performance period) is 62.3%.

LTI Grant Year, Performance Period and Performance Metric	Attainment Level for LTI Grant Year							Total Payout Percentage(1)
	2014	2015	2016	2017	2018		2019
2014 LTI Grant (2014-2016)
Cumulative Core Revenue	89.1%							44.6%
Relative TSR	50%							25.0%
Total								69.6%
2015 LTI Grant (2015-2017)
Cumulative Core Revenue		76.2%						38.1%
Relative TSR		0%						0.0%
Total								38.1%
2016 LTI Grant (2016-2018)
Cumulative Core Revenue			82.4%(2)					41.2%
Relative TSR			76.19%(3)					38.1%
Total								79.3%
2017 LTI Grant (2017-2019)
Cumulative Core Revenue				TBD				TBD
Relative TSR				TBD				TBD
Total								TBD
2017 Special Grant for Mr. Storey) (2018)
Adjusted EBITDA Growth Run Rate					200	%(4)		200%
2018 LTI Grant (2018-2019)
Adjusted EBITDA Growth Run Rate					TBD			TBD

2019 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS

II. Our Compensation Philosophy and Linkage to Pay for Performance

(1)

The payout percentages reflect the corresponding payout for each metric multiplied by their weighting. In grant years 2014 through 2017, the two performance metrics of cumulative core revenue and relative TSR were equally weighted.

(2)

The three-year performance period was completed on December 31, 2018 for the cumulative core revenue performance-based restricted stock granted to our senior officers in 2016. The table below outlines the payout percentages that represent the percentage of the target number of that ultimately vested, with all remaining shares being forfeited.

Cumulative Core Revenue	Target	Company’s Performance	Actual Payout %
Maximum	$54.9 billion
Target	$53.0 billion	$52.4 billion	82.4%
Threshold	$51.2 billion

(3)

The three-year performance period was completed on December 31, 2018 for the Relative TSR performance-based restricted stock granted to our senior officers in 2016. The table below outlines the payout percentages that represent the percentage of the target number of that ultimately vested, with all remaining shares being forfeited.

Relative TSR	Target	CTL TSR	Actual Payout %
Maximum	75th Percentile Rank
Target	50th Percentile Rank	-14.24%; 38th Percentile Rank	76.19%
Threshold	25th Percentile Rank

(4)

The performance period was completed on December 31, 2018 for the Adjusted EBITDA growth run rate performance-based restricted stock granted to Mr. Storey in 2017. The table below outlines the payout percentages that represent the percentage of the target number of that ultimately vested.

Adjusted EBITDA Growth Run Rate	Target	Company’s Performance	Actual Payout %
Maximum	4.6%
Target	3.8%	4.8%	200%
Threshold	3.0%

Stock Performance. As mentioned throughout this section, our LTI program is designed to align the interests of the executives with our shareholders and therefore reward and incent superior performance. Since these awards are grants of restricted stock or RSUs (representing the right to receive shares of stock in the future), the actual value of our LTI awards (both time-vested and performance-based) fluctuates with the change in stock price. In making LTI grants, our Committee typically approves a target LTI value and the actual number of shares or units in each grant is determined by dividing that target value by the volume-weighted average closing price of a share of our common stock over the 15-trading-day period ending five trading days prior to the grant date (“VWAP”), rounding to the nearest whole share. The chart below reflects the VWAP used to calculate each of our 2016, 2017, and 2018 LTI grants, the closing share price on any vesting dates that have occurred for each grant between the applicable grant date and the end of fiscal 2018, and the change in value of a share of our common stock from the grant date VWAP to the last trading day of fiscal 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

II. Our Compensation Philosophy and Linkage to Pay for Performance

Stock performance through December 31, 2018

Grant Date	Grant Date Value of a Share (VWAP)(1)	Closing Share Price on First Vesting Date(2)	Closing Share Price on Second Vesting Date(2)	Closing Share Price on 12/31/18(3)	Closing Share Price on 12/31/18 as a percentage of Grant Date Value (4)
02/23/16	$26.09	$24.71	$18.21	$15.15	-42%
02/21/17	$25.12	$17.90	—	$15.15	-40%
02/21/18	$17.29	—	—	$15.15	-12%

(1)

As noted above, we determine the number of restricted shares or RSUs in a given LTI grant by dividing the LTI target value by the applicable VWAP (the volume-weighted average closing price of our shares of common stock over a 15-trading day period ending five trading days prior to the grant date) and rounding to the nearest share. This valuation method is different from the equity grant valuation method we are required to disclose in our Summary Compensation Table under applicable accounting and SEC disclosure rules.

(2)

The vesting dates for the first two tranches of the February 2016 LTI grants have already occurred, as has the vesting date for the first tranche of the February 2017 LTI grants. This column represents the closing stock price on each of vesting dates, if applicable.

(3)	Represents the closing price on the last trading day of fiscal 2018.

(4)

Represents the stock performance (based on the change in value, but disregarding dividends) of the 2016, 2017 and 2018 LTI grants from the grant date through the end of fiscal 2018, determined by dividing the $15.15 closing price on the last day of trading in 2018 by the grant date VWAP.

Realizable Pay for our CEO. The chart below illustrates the realizable pay for our CEO, most of which was “at risk” variable compensation. We calculate realizable pay for a given year by adding together the (i) actual salary paid during the year, (ii) STI bonus that was ultimately paid out for performance during that year, (iii) the value of time- and performance-based LTI grants that vested during the year and (iv) the value of time- and performance-based LTI grants that are projected to vest based on actual performance through the end of the year. The value of the shares or units is based on the closing price of our common stock on the last business day of the year (all figures are in millions).

CEO Realizable Pay

Note: Light Shade - Normal Course Dark Shade - One Time Awards

For 2018, Normal Course includes Mr. Storey’s salary, STI bonus, and other compensation as shown in the Summary Compensation Table, time- and performance-based LTI granted as part of his annual grant. One-time awards include the assumed Level 3 integration bonus that paid out in 2018, as well as both his time- and performance-based LTI granted as part of his promotion to CEO on May 23, 2018.

2019 Proxy Statement | 45

COMPENSATION DISCUSSION AND ANALYSIS

II. Our Compensation Philosophy and Linkage to Pay for Performance

Normal Course — 2018

Comp Component	Target	Realizable
Base	$1.68	$1.68
STI	$3.22	$3.54
Annual LTI (TBRS)	$5.04	$4.05
Annual LTI (PBRS)	$7.56	$3.03
Other Comp	$0.07	$0.07
2018 Normal Course	$17.57	$12.37

One Time Items — 2018

Comp Component	Target	Realizable
Final Installment — Initial Signing Bonus	$3.30	$3.300
Level 3 Retention Bonus	$2.54	$2.540
5/24/18 CEO promotion grant (TBRS)	$2.96	$2.377
5/24/18 CEO promotion grant (PBRS)	$4.44	$6.417
2018 One -Time Items	$13.24	$14.64

Overall 2018	Target	Realizable	% of TGT
	$30.81	$27.01	88%

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COMPENSATION DISCUSSION AND ANALYSIS

III. Our Compensation Program Objectives and Components of Pay

III. Our Compensation Program Objectives and Components of Pay

Our Compensation Practices

To assist us in achieving our broad compensation goals, we apply the following practices (many of which are described further elsewhere in this CD&A):

✓ What We Do...	✓	Focus on performance-based compensation weighted heavily towards long-term incentive awards
	✓	Benchmark generally against 50th percentile peer compensation levels
	✓	Maintain robust stock ownership guidelines applicable to our executive officers and outside directors
	✓	Annually review our compensation programs to avoid encouraging excessively risky behavior
	✓	Conduct annual “say-on-pay” votes
	✓	Seek input annually from shareholders on our executive compensation program
	✓	Maintain a compensation “clawback” policy
	✓	Impose compensation forfeiture covenants broader than those mandated by law
	✓	Review the composition of our peer groups at least annually
	✓	Conduct independent and intensive performance reviews of our senior officers
	✓	Cap the number of relative TSR performance-based shares that may vest if our own TSR is negative
	✓	Review realizable pay of our senior officers and total compensation “tally” sheets
	✓	Require shareholders to approve any future severance agreements valued at more than 2.99 times the executive’s target cash compensation

× What We Don’t Do...	×	Maintain a supplemental executive retirement plan
	×	Permit our directors or employees to hedge our stock, or our directors or senior officers to pledge our stock
	×	Pay dividends on unvested restricted stock
	×	Permit the Committee’s compensation consultant to provide other services to CenturyLink
	×	Pay, provide or permit:
(i) excessive perquisites,
(ii) excise tax “gross-up” payments, or
(iii) single-trigger change of control equity acceleration benefits.

2019 Proxy Statement | 47

COMPENSATION DISCUSSION AND ANALYSIS

III. Our Compensation Program Objectives and Components of Pay

Summary of 2018 Compensation for our Named Executive Officers

Historically, we have had considerable success in attracting and retaining talent with fiscally prudent market-based pay packages. As our Company continues to evolve into a leading technology company, the pool of individuals that we compete to hire has severely constricted, making recruitment more challenging. The individuals in that limited candidate pool, who have unique talents and expertise, are able to command much higher levels of compensation than what we have paid historically. The resignation of Mr. Patel (discussed earlier)

illustrates the intense competition for talent that we face.

The remaining sections outline why we believe the compensation packages awarded to our executives are in the best interests of our shareholders. For more information on how we determined specific pay levels in 2018, see further discussion under the heading “—Our Compensation Decision-Making Process” and “—Use of ‘Benchmarking Data—Compensation Benchmarking” in Subsection IV below.

As of December 31, 2018, the total target compensation for our named executive officers was as follows.

Total Target Compensation(1)
Named Officer	Salary	STI Target Bonus Percentage	STI Target Bonus Opportunity	Total Target Cash	LTI Target(2)	Total Target Compensation
Current Executives:
Jeffrey K. Storey	$1,800,011	200%	$3,600,022	$5,400,034	$12,600,000	$18,000,034	(3)
Indraneel Dev	$650,000	120%	$780,000	$1,430,000	$2,700,000	$4,130,000	(4)
Stacey W. Goff	$600,018	120%	$720,021	$1,320,039	$2,000,000	$3,320,039	(5)
Scott A. Trezise	$475,010	80%	$380,008	$855,017	$700,000	$1,555,017	(6)

(1)	For more complete information presented in accordance with the SEC’s rules, see the Summary Compensation Table appearing elsewhere herein.

(2)

The LTI target in this table represents the grant date fair value of the target levels of equity awards to be granted in 2019, which differ from amounts reported in the Summary Compensation Table, which are calculated in accordance with FASB ASC Topic 718.

(3)	The Total Target Compensation for Mr. Storey is slightly above the 50th percentile of our compensation benchmarking data.

(4)	The Total Target Compensation for Mr. Dev is between the 25th and 50th percentile of our compensation benchmarking data.

(5)	The Total Target Compensation for Mr. Goff is near the 50th percentile of our compensation benchmarking data.

(6)	The Total Target Compensation for Mr. Trezise is between the 25th and 50th percentile of our compensation benchmarking data.

Salary

General. Early each year, the Committee takes a number of steps in connection with setting annual salaries, including reviewing compensation tally sheets and benchmarking data, reviewing each senior officer’s pay and performance relative to other senior officers, and considering when the officer last received a pay increase. More information on how we determined specific pay levels in 2018, see further discussion under the heading “—Our Compensation Decision-Making Process” and “—Use of ‘Benchmarking’ Data—Compensation Benchmarking” in Subsection IV below.

Annual Review Process (February 2018). During its annual review of executive compensation in February 2018, the Committee reviewed the compensation benchmarking data for each senior officer, comparing the officer’s pay to our peer group for the combined company. Following this review and discussion, the Committee did not change the target total compensation for any of our senior officers. See further discussion under the heading “—Use of ‘Benchmarking’ Data—Compensation Benchmarking” in Subsection IV below.

Mid-Year Salary Adjustments. After its annual review process, the Committee updated the compensation benchmarking assessment to inform its decisions with respect to the mid-year compensation and base salary increases for Mr. Storey and Mr. Dev. Following the acceleration of our CEO succession plan, Mr. Storey was named CEO and President with an annual salary of $1,800,000 effective as of the promotion date of May 23, 2018.

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Mr. Dev, who was appointed to serve as Interim CFO upon Mr. Patel’s departure on September 21, 2018, was named Executive Vice President and CFO with an annual base salary of $650,000 effective November 6, 2018.

Recent Actions (February 2019). In February 2019, the Committee reviewed the compensation benchmarking data for all executive officers and increased Mr. Trezise’s annual salary to $500,011 and left unchanged the salary for our other NEOs. See further discussion under the heading “ —Use of ‘Benchmarking’ Data—Compensation Benchmarking” in Subsection IV below.

Short-Term Incentive Bonuses

General. With the assistance of its compensation consultant and management, the Committee approves STI bonus target percentages each year. Typically, in the first quarter of each year, with the assistance of management, the Committee evaluates our STI program and approves (i) the performance objectives for prospective bonuses, (ii) the “threshold,” “target” and “maximum” performance levels, (iii) the weighting of the performance objectives, (iv) the amount of bonus payable if the target level of performance is attained and (v) the finally determined amount of bonus payments attributable to performance for the prior year.

STI Performance Objectives and Target Setting Process. Each year, over the course of several meetings, the Committee reviews the alignment of our STI performance objectives with our business goals and objectives for the current year.

STI Performance Objectives. In February 2018, the Committee revised the STI performance objectives for our 2018 STI program, comprised of the below-listed financial and operational metrics, to better align with the corporate strategy.

◾	Adjusted EBITDA. As used in our 2018 STI plan, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is a non-GAAP measure that excludes non-cash compensation and includes total STI bonus expense for eligible employees and approved payout level. Adjusted EBITDA is our largest financial performance objective, weighted at 65%, and, as noted further above, is critical to our 2018 corporate objective of focusing our operations on profitable growth.
◾	Free Cash Flow. Free Cash Flow is a non-GAAP measure of net cash from operating activities less capital expenditures and before dividends. Free Cash Flow performance similarly aligns with our 2018 corporate objective of focusing on profitable growth.

◾	Customer Experience. While we exceeded our Adjusted EBITDA target, this was mostly achieved through exceptional synergy achievements in 2018, of $850 million in the first year of integration, versus our target of achieving 80% of the $850 million over a three-year period, which overcame a decline in revenue of nearly $700 million in 2018 compared to pro forma 2017. Revenue growth was not a financial performance metric for our 2018 STI program but is important to our future and the Committee felt it was important to consider this and apply discretion.

◾	Individual Performance Objectives. The Committee evaluates the degree to which each senior officer achieves their individual performance objectives, comprised of certain specific objectives and benchmarks, as well as qualitative assessments of each officer’s performance during 2018 and reserves the right to increase or decrease the bonus payout level based on these assessments. Additional information about our views on discretionary adjustments is included below in this Subsection.

See the further discussion under the heading “—Overview of Pay Elements and Linkage to Compensation Philosophy and Objectives” in Subsection II above, “—2018 Performance Results and Calculation of Bonuses” below.

STI Target Setting Process. Similar to prior years, in 2018, the Company employed a rigorous process to establish its budget, which directly supported the Company’s strategic objectives and was the basis for developing the 2018 STI performance targets.

First, the annual budget was “built up” from business unit and department levels to create a consolidated corporate budget reviewed and approved by the Board and publicly-released financial guidance.

In February 2018, the Committee approved the previously-described STI performance objectives including threshold, target, and maximum performance levels derived from the Board-approved budget and external guidance. The Committee, in collaboration with our CEO, also approved the above-described guidelines designed to enable the

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Committee, in its discretion, to increase or decrease the bonus of each senior officer based on the officer’s individual performance during 2018.

Upon completion of each fiscal year, our actual financial performance results may be adjusted up or down, as appropriate, in accordance with the Committee’s long-standing guidelines that are designed to eliminate the effects of extraordinary or non-recurring transactions that were not known, anticipated or quantifiable on the date the performance goals were established. The Committee did not make any adjustments to our actual financial performance results for 2018.

2018 Performance Results and Calculation of Bonuses. During 2018, the Committee monitored interim performance through quarterly updates to assess projected bonus payout levels. In February 2019, the Committee reviewed audited results of the Company’s performance as compared to the financial performance targets established for 2018 and certified the achieved company performance composite score. As explained below, the Committee determined that the adjusted company performance was 107.0% of the target bonus opportunity for our named executives.

The table below illustrates the weighting of each performance objective, the target and achieved performance for 2018. For a more detailed description of our performance under each of the performance objectives, please see “—Calculation of Bonuses” under this section

2018 STI Plan and Performance Results

Financial Performance Objectives (90% Weighting)			Weighted Score Achieved 122.7%(1)
Financial Targets ($ in Millions)	Threshold	Target	Maximum	Weighting	Achieved(1)
Adjusted EBITDA	$7,924	$8,804	$9,684	65%	$9,040
					111.8%
Free Cash Flow	$2,891	$3,212	$3,533	25%	$4,215
					200.0%

Customer Experience Performance (10% Weighting)			Weighted Score Achieved 7.5%(1)
Goals	Performance			Weighting	Achieved(2)
Customer Experience	- Our overall customer satisfaction is not at our desired level but the Committee concluded that we made positive progress in 2018. Based on these results, the Committee awarded 75% for the customer experience performance objective.			10%	75.0%

2018 Company Performance Composite Score	Achieved 130.2% (1)
Committee Discretion on Performance

-  After an assessment of the Company’s performance for 2018, the Committee determined it was appropriate to apply across-the-board discretion to reduce the 2018 company composite score by 23.2% for all senior officers, resulting in an adjusted company performance payout of 107%

-23.2% (3)
2018 Adjusted Company Performance	Payout 107% (1)

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(1)

The achieved payout percentage is calculated for each financial performance objective based on a corresponding payout scale. If the threshold performance level with respect to any particular financial performance objective under our STI program is not attained, the bonus payable to the participating officer with respect to that portion of his or her targeted bonus opportunity will be calculated as zero. If threshold performance is met on any particular metric, each participating officer will earn a reduced portion of his or her target bonus amount for that portion of the award. If the maximum performance level with respect to any particular metric is met or exceeded, each participating officer will earn 200% of his or her target bonus amount. Measurement of the attainment of any particular metric will be interpolated if actual performance is between (i) the “threshold” and the “target” performance levels or (ii) the “target” and the “maximum” performance levels.

(2)	The achieved payout percentage is determined based on the Committee’s qualitative review of certain criteria and performance metrics, as described under “Customer Experience Performance” below.

(3)	The Committee’s decision to exercise this discretion was based on its review of other criteria as described under “Committee Discretion on Performance” below.

Customer Experience Performance. Our overall customer satisfaction is not at our desired level and we fell short of our provisioning, customer satisfaction and service levels for our Business segment. However, we saw positive trends for our Consumer segment in 2018. Additionally, we completed several initiatives as part of our transformation that we believe will drive improved customer experience in future years, which included a refreshed global marketing campaign, the launch of Cloud Connect Dynamic Connections and self-service capabilities to expand the digital experience for our customers. As a result of these results, the Committee awarded 75% for the customer experience performance objective.

Committee Discretion on Company-Wide Performance. The Committee believes that exercising discretion (positive and negative) is an important supplemental component of our pay-for-performance philosophy, which is designed to reach balanced compensation decisions that are consistent with our strategy and reward our executives for both current year performance and sustained long-term value creation. By applying discretion, the Committee seeks to mitigate the risks associated with a rigid and strictly formulaic compensation program, which could unintentionally create incentives for our executives to focus only on certain performance metrics, encourage imprudent risk taking, and not provide the best results for shareholders. In addition, the use of discretion allows the Committee to respond to changes in economic conditions, our operating environment, and other significant factors that may affect the long-term performance of our business that are not directly reflected in the year’s financial results. The use of discretion also allows the Committee to adjust compensation based on factors that would not be appropriately reflected by a strictly formulaic approach, such as reducing risk or championing company values. Notwithstanding the foregoing, the

Committee firmly believes that quantitative factors should play the central role in determining performance-based payouts, and that positive discretionary adjustments should be used sparingly.

For 2018, the Committee elected to use its discretion to reduce the actual payouts by 23.2%, after considering our company-wide performance for revenue and Free Cash Flow as described further below:

◾	While we exceeded our Adjusted EBITDA target, by achieving the originally projected annualized run-rate Adjusted EBITDA synergy savings of $850 million related to the acquisition of Level 3 as of the end of 2018, which was approximately two years earlier than expected, we fell short of our internal expectations for revenue. Revenue was not a financial performance metric for our 2018 STI program, but is important to our future and the Committee felt it was important to consider this and apply discretion.

◾	For similar reasons, we thought it appropriate to apply discretion regarding our Free Cash Flow performance. While our Free Cash Flow for 2018 was well in excess of our target, it also benefitted from strong synergy savings. In addition, in 2018, we achieved positive Free Cash Flow from lower capital expenditure spending and the benefit of the receipt of large tax refunds partially offset by incremental pension funding.

Discretionary Adjustment for Individual Performance. For 2018, the Committee elected to make individual performance adjustments for four of our named executive officers as discussed below.

The Committee discussed at great length the financial accomplishments achieved in 2018, including Adjusted EBITDA and Free Cash Flow results above raised guidance outlook and internal targets and placed emphasis on achieving targeted $850 million of annualized run-rate Adjusted EBITDA

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synergies in approximately one year, rather than 80% in three years as initially projected. As a result of these achievements, the Committee rewarded Mr. Storey with a 110% discretionary adjustment for his individual performance. Mr. Dev’s leadership and fiscal oversight was pivotal to achievement of annualized run-rate Adjusted EBITDA synergy savings ahead of schedule, positive capital management and Free Cash Flow results above guidance. In consideration of these achievements, the Committee rewarded him with a 115% discretionary adjustment for individual performance. Mr. Goff exceeded expectations through the long-term corporate strategy for the Level 3 Combination as well as strong management of complex legal issues and the Committee rewarded him with a 110% discretionary adjustment for individual performance. Mr. Trezise exceeded expectations for the Human Resources related integration work, specifically the organization design and talent assessment process, integration and harmonization of compensation structure and programs, shaping the culture for the combined company and increasing employee engagement. Based on these achievements, the Committee rewarded Mr. Trezise with a 115% discretionary adjustment for individual performance.

Calculation of Bonuses. For 2018, the STI bonuses paid to our named executives were calculated under a two-step process.

In step one, the Committee calculated the company performance composite score by weighting the company’s achieved performance against the financial and operational performance objectives described in the table above. After our internal audit personnel have reviewed these determinations and calculations, they are provided in writing to the Committee for its review and approval.

In step two, the Committee authorized actual STI bonuses for our named executives, which were consistent with Committee approved company payout level, which includes discretion on performance and certain discretionary adjustments for individual performance as discussed above.

Actual STI Bonus Amounts Authorized. The actual amounts of the named executive officers’ 2018 bonuses were calculated as follows:

2018 STI Bonus Amounts
Named Officer	Target Bonus Opportunity(1)	X	Adjusted Company Performance %(2)	X	Discretionary Adjustment for Individual Performance(3)	=	STI Bonus Amount
Current Executives:
Jeffrey K. Storey	$3,220,707		107%		110%		$3,790,772
Indraneel Dev	356,300		107%		115%		438,427
Stacey W. Goff	720,021		107%		110%		847,465
Scott A. Trezise	380,008		107%		115%		467,600
Former Executives:
Glen F. Post, III	857,021		107%		100%		917,012
Aamir Hussain	611,525		107%		100%		654,332
Sunit S. Patel	0		—		—		0

(1)	Determined based on earned salary and applicable STI target bonus percentage during 2018 and includes pro-rations for any changes to salary and/or STI target bonus percentage described below.

a)

Target Bonus Opportunity for Mr. Storey reflects his salary earned during 2018 with a salary increase, from $1,500,013 to $1,800,011, effective on May 23, 2018, and an increase of STI target bonus percentage from 175% to 200%, also effective on May 23, 2018.

b)

Target Bonus Opportunity for Mr. Dev reflects his salary earned during 2018 with a salary increase, from $430,019 to $650,000, effective on November 6, 2018, and an increase of STI target bonus percentage from 65% to 120%, also effective on November 6, 2018.

c)	Target Bonus Opportunity for Mr. Goff reflects his salary earned during 2018 of $600,018 and an STI target bonus percentage of 120%.

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d)	Target Bonus Opportunity for Mr. Trezise reflects his salary earned during 2018 of $475,010 and an STI target bonus percentage of 80%.

e)	Target Bonus Opportunity for Mr. Post is the portion of his annual salary of $489,726 that he earned through his retirement date of May 23, 2018 and an STI target bonus percentage of 175%.

f)	Target Bonus Opportunity for Mr. Hussain is the portion of his annual salary of $509,604 that he earned through his termination date of November 6, 2018 and an STI target bonus percentage of 120%.

g)	Mr. Patel resigned on September 28, 2018 and therefore did not receive a 2018 STI bonus.

(2)	Calculated or determined as discussed above under “—2018 Performance Results.”

(3)	Determined based on achievement of individual performance objectives as described further above in this Subsection.

Committee Discretion to Pay in Cash or Shares. The Committee may authorize the payment of annual bonuses in cash or shares of common stock. Since 2000, the Committee has paid these bonuses entirely in cash, principally to diversify our compensation mix and to conserve shares in our equity plans.

Final Installments of Cash Bonuses Related to Level 3 Combination. As disclosed in our 2018 proxy statement, prior to the Closing, Level 3 implemented certain retention programs in order to address its own transaction-related incentive and retentive concerns. The majority of these awards were paid out by Level 3 upon Closing. However, at the Closing, we assumed any unpaid balances of those cash awards, which were to be paid out over the one-year period following the Closing, and for which payout was contingent on the executive’s continued employment through the payment date. Specifically, each of Messrs. Storey, Dev, and Patel received payments in 2018 under this assumed retention bonus program (totaling $2,542,000, $227,027, and $1,214,500, respectively), although Mr. Patel forfeited an additional payment of $214,500 as he was not employed with us on November 1, 2018. In addition, in Mr. Storey’s original offer letter, which was effective at the Closing, we agreed to pay him a cash signing bonus, with payment of one-half of that bonus deferred until the first anniversary of the Closing and contingent upon his continuous employment with us through that date. Under that arrangement, Mr. Storey received a cash payment of $3,300,000. All of these amounts are reported in the “Bonus” column of the Summary Compensation Table.

Recent Actions (February 2019). In connection with establishing targets for the 2019 STI program, the Committee increased Mr. Trezise’s STI Target Bonus Percentage to 90% and made no changes to the target bonus percentage for any of our other NEOs and kept the same overall design and weighting of performance objectives as our 2018 STI plan.

Grants of Long-Term Incentive Compensation

General. Our long-term incentive compensation plans authorize the Committee to grant a variety of stock-based incentive awards to key personnel. We strive to provide equity compensation in forms that (1) create appropriate incentives to optimize performance at reasonable cost, (2) minimize enterprise risk, (3) align the interests of our officers and shareholders, (4) foster our long-term financial and strategic objectives and (5) are competitive with incentives offered by other companies.

For the last eleven years, the Committee has elected to grant all of our LTI awards in the form of restricted stock (and, in limited situations, in restricted stock units or RSUs) for a variety of reasons, including:

◾	the Committee’s recognition of the prevalent use of restricted stock by our peers,

◾	the Committee’s desire to minimize the dilution associated with our LTI awards, and

◾	the retentive value of restricted stock under varying market conditions.

Consistent with past practice, in February 2018, the Committee granted 60% of our senior officers’ target LTI in the form of performance-based shares of restricted stock, which is ultimately payable only if we attain certain specified goals. The remaining 40% of each of our senior officer’s LTI award was granted in the form of time-vested shares of restricted stock, the value of which is dependent on our performance over an extended vesting period. Due to the unique vesting acceleration provisions of Mr. Storey’s annual LTI awards, Mr. Storey received his 2018 annual LTI grant in the form of RSUs rather than shares of restricted stock.

Generally, our equity awards accelerate upon death and disability. The Committee has the discretion to accelerate outstanding equity awards following a retirement or not-for-cause termination. Following a change-in-control of the Company, outstanding equity awards would accelerate only after a double-

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trigger termination. As part of Mr. Storey’s amended and restated offer letter, he is entitled to acceleration of certain awards, subject to certain length of service and notice period requirements. For more information, please see “Potential Payments upon Termination or a Change of Control.”

2018 Annual LTI Grants. On an annual basis, the Committee evaluates our LTI program and reviews the relevance of our performance benchmarks for alignment with our long-term strategic plan.

As a result of the transformative effects of the Level 3 Combination on the Company’s long-term strategies, the Committee revised the performance benchmarks for our 2018 annual LTI grants from those used in prior years. The 2018 performance-based LTI grants are described in further detail below and under the heading “—Overview of Pay Elements and Linkage to Compensation Philosophy and Objectives” in Subsection II above.

Our 2018 LTI program and grants for our senior officers consisted of 40% in time-vested restricted shares or RSUs and 60% in performance-based restricted shares or RSUs measured on an absolute Adjusted EBITDA growth run rate performance benchmark, which is described in further detail below:

◾	Performance Benchmark: Our benchmark is an absolute Adjusted EBITDA growth run rate target over the below-described two-year performance period. “Adjusted EBITDA” is defined as consolidated earnings before interest, taxes, and depreciation and amortization, applying the same adjustments that were approved in setting the target (which include the exclusion of integration and transaction costs, inclusion of synergy savings, exclusion of stock based compensation, adjustments to reflect a 100% bonus accrual for the given quarter, and adjustments to exclude one-time or non-recurring charges or credits), in each case defined in the same manner as the Company reported such amounts in its earnings release for the year ended December 31, 2017.

◾	Performance Period: January 1, 2018 through December 31, 2019.

◾	Performance Vesting: The ultimate number of our performance-based restricted shares or RSUs that vest will be based on our achievement of the absolute Adjusted EBITDA growth run rate target (measured from fourth quarter of 2017 to fourth quarter of 2019), as illustrated in the table below.

Performance Level	Adjusted EBITDA Growth Run Rate(1)	Payout as % of Target Award(2)
Maximum	≥ 8.2%	200%
Target	6.8%	100%
Threshold	5.5%	50%
Below Threshold	< 5.5%	0%

(1)

Determined by dividing (i) the Adjusted EBITDA actually attained for the fourth quarter of 2019 minus the Adjusted EBITDA actually attained for the fourth quarter of 2017 by (ii) the Adjusted EBITDA actually attained for the fourth quarter of 2017.

(2)	Linear interpolation is used when our Adjusted EBITDA growth run rate performance is between the threshold, target and maximum amounts to determine the corresponding percentage of target award earned.

◾	Vesting Dates: One-half of the restricted shares or RSUs earned under these performance-based LTI grants will vest on two-year anniversary of the grant date with the remainder vesting on three-year anniversary of the grant date, subject to continued employment through the applicable vesting date.

Except for Mr. Storey, the Committee granted annual LTI awards to our named executives in February 2018 at amounts substantially similar to the awards granted to them in 2017.

As previously disclosed, the Committee granted Mr. Storey’s annual LTI award in May 2018 at an amount commensurate with market benchmarking for CEOs and on substantially the same terms as annual LTI awards to the rest of our senior officers. When we retained Mr. Storey on November 1, 2017 as our Chief Operating Officer, we granted him a sign-on LTI award (60% performance-based, 40% time-based) with the mutual expectation of next granting him an annual LTI award in 2019 after he assumed

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the CEO position on December 31, 2018 under our original CEO succession plan. When we accelerated our CEO succession plan by approximately seven months, however, the Committee determined that it was appropriate and, in the Company’s best interest, to incentivize Mr. Storey with an equity grant extending further into the future and with a comprehensive pay package commensurate with his expanded responsibilities.

In 2018, the Committee granted our named executives the following number of (i) restricted shares or RSUs that will vest over a three-year period principally in exchange for continued service (“time-vested restricted shares or RSUs”), (ii) performance-based restricted shares or RSUs that will vest in two equal installments on February 21 of each of 2020 and 2021 based on attainment during the period beginning on January 1, 2018 and ending on December 31, 2019 (the “Performance Period”) of an Adjusted EBITDA growth run rate of 6.8% (the “Performance-Vested Shares or RSUs”), as described further above:

2018 Annual LTI Grants (Excluding Special Grants)
Named Officer	Time-vested Restricted Shares or RSUs		Performance-based Restricted Shares or RSUs
	No. of Shares(1)(3)	Fair Value(1)	No. of Shares(2)(3)	Fair Value(4)	Total Fair Value(4)

Current Executives:

Jeffrey K. Storey(5)	267,103	$5,040,000	400,655	$7,560,000	$12,600,000

Indraneel Dev(6)	19,777	342,732	19,777	342,732	685,464

Stacey W. Goff	46,265	800,000	69,399	1,200,000	2,000,000

Scott A. Trezise	16,193	280,000	24,290	420,000	700,000

Former Executives:

Glen F. Post, III(7)	196,629	3,400,000	294,945	5,100,000	8,500,000

Sunit. S. Patel(8)	69,398	1,200,000	104,099	1,800,000	3,000,000

Aamir Hussain(9)	62,458	360,000	93,689	810,000	2,700,000

(1)	Represents the number of restricted shares or RSUs granted in 2018.

(2)	As discussed further above, the actual number of shares that vest in the future may be lower or higher, depending on the level of performance achieved.

(3)

Dividends on the shares of restricted stock (or, with respect to RSUs, dividend equivalents) will not be paid currently, but will accrue and vest or be forfeited in tandem with the related shares or RSUs.

(4)

For purposes of these grants, we determined both the number of time-vested and performance-based restricted shares or RSUs by dividing the total fair value granted to the executive by the volume-weighted average closing price of a share of our common stock over the 15-trading-day period ending five trading days prior to the grant date (“VWAP”), rounding to the nearest whole share. However, as noted previously, for purposes of reporting these awards in the Summary Compensation Table, our shares of time-vested restricted stock or RSUs are valued based on the closing price of our common stock on the date of grant and our shares of performance-based restricted stock or RSUs are valued as of the grant date based on probable outcomes, as required by applicable accounting and SEC disclosure rules. See footnote 2 to the Summary Compensation Table for more information.

(5)	Mr. Storey’s annual grant was in the form of RSUs.

(6)

Mr. Dev’s grant value based on his role prior to assuming CFO, and he received his fair value in 50% time-vested and 50% performance-based restricted shares, consistent with other participants at that executive level (compared to 40% and 60% respectively for our senior officers).

(7)	Mr. Post forfeited one-half of these restricted shares upon his retirement in May 2018.

(8)	Mr. Patel forfeited all of these restricted shares upon his resignation in September 2018.

(9)	Mr. Hussain forfeited all of these restricted shares upon his termination in November 2018.

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Recent Actions (February 2019). At its February 2019 meeting, the Committee granted LTI awards to our senior officers with the same mix of 60% performance-based and 40% time-vested restricted stock awards or RSUs and based on similar performance goal of Adjusted EBITDA growth run rate with a two-year performance period that will vest over three years. Mr. Dev’s 2019 LTI target was increased to $2,700,000, as previously approved by the Committee upon his promotion to CFO in November 2018. The Committee reviewed the compensation benchmarking data for all executive officers and increased Mr. Trezise’s LTI target to $800,000 and left unchanged the LTI target for our other NEOs. See further discussion under the heading “ —Use of Benchmarking Data—Compensation Benchmarking” in Subsection IV below.

Special Grants

Performance-Based Portion of Initial LTI Grants Awarded in 2017. As disclosed in our 2018 proxy statement, we awarded each of Messrs. Storey and Patel certain LTI grants at the Closing (late 2017). However, the Committee did not finalize the terms and conditions of the performance-based portion of these awards until February 2018. Consequently, as the SEC disclosure rules on reporting compensation generally follow the accounting rules, the performance-based portion of those LTI grants were not reported as compensation in the Summary Compensation Table or any of the other compensation tables in last year’s proxy statement but rather are reported as 2018 compensation in this proxy statement. Vesting of these initial grants to each of Messrs. Storey and Patel were contingent upon our performance as measured against an Adjusted EBITDA run rate target over a specified period (one year, for Mr. Storey, and two years, for Mr. Patel), with the number of shares earned ranging between 0-200% of target shares granted. Additional details regarding these awards was disclosed in our 2018 proxy statement.

With respect to the performance-based portion of Mr. Storey’s initial LTI award, following the end of 2018, the Committee determined that our actual Adjusted EBITDA run rate was 4.8%, exceeding the maximum of 4.6%, and therefore this award would pay out at 200%. See further discussion under the heading, “—Long-Term Incentive Performance” in Subsection II. With respect to Mr. Patel’s initial LTI award, the entirety of it (both time- and performance-based portions) were forfeited upon his resignation effective September 28, 2018. For more information, see “—Compensation Forfeited by our Former CFO” below.

Promotion Grant for Mr. Storey. We believe that, in most cases, a new CEO has the greatest impact on a company during the first few years of his or her service. As such, our Board and Committee felt it was important to retain and adequately incentivize him during this critical period, in part through the use of a one-time promotion grant. The Committee also considered Mr. Storey’s request for a promotion grant, recent on-boarding pay packages for other CEOs, and the views of certain shareholders about the critical importance of retaining Mr. Storey (summarized above in Subsection I). Based on these and other factors, the Committee concluded that it was in the Company’s best interest to offer a promotion grant that was highly performance-based. See further discussion under the heading “—Overview of Pay Elements and Linkage to Compensation Philosophy and Objectives” in Subsection II above.

In May 2018, the Committee approved a one-time promotion grant with a grant date value of $7,400,000, which consisted of 60% performance-vested restricted stock and 40% time-based restricted stock. Vesting of the PBRS shares is contingent upon achievement of a three-year cumulative Adjusted EBITDA target and relative total shareholder return (TSR) performance benchmark, each of which is described in further detail below:

◾	Performance Benchmarks: As described further under “performance vesting” below, our two-step process utilizes two performance benchmarks in order to determine the ultimate payout.

◾

Absolute Cumulative Adjusted EBITDA: Our first benchmark is an absolute cumulative Adjusted EBITDA target over the below-described three-year performance period, which is equal to the sum of three annual absolute Adjusted EBITDA targets separately established or to be established by the Committee during the first quarter of the years 2018, 2019 and 2020. “Adjusted EBITDA” is defined each year in a manner designed to correspond to our annual guidance as reported in our earnings release for consolidated earnings before interest, taxes, and depreciation and amortization, applying the same adjustments that were approved in setting the target (which include the exclusion of integration and transaction costs, inclusion of

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synergy savings, exclusion of stock based compensation, adjustments to reflect a 100% bonus accrual for the given quarter, and adjustments to exclude one-time or non-recurring charges or credits), in each case defined in the same manner as the Company reported such amounts in its earnings release for the year ended December 31, 2017.

◾	Relative TSR: Our second benchmark is our percentile rank versus the Company TSR peer group. See further discussion under the heading “ —Use of ‘Benchmarking’ Data—Performance Benchmarking” in Subsection IV below.

◾	Performance Period: January 1, 2018 through December 31, 2020.

◾	Performance Vesting: The ultimate number of our performance-based restricted shares that vest will be determined on a two-step payout calculation, with the ultimate payout ranging from 0-200% as illustrated in the table below:

Step 1—Absolute Cumulative Adjusted EBITDA:

◾	From 0% to 100% of the target number of performance-based restricted shares may be earned based on cumulative Adjusted EBITDA for the three-year performance period.

Step 2—Relative TSR:

◾	Provided that the cumulative Adjusted EBITDA target is met or exceeded, Mr. Storey has an opportunity to earn between 100% to 200% of the target number of performance-based restricted shares based on CenturyLink’s TSR performance for the three-year performance period relative to the Company TSR peer group. No additional incremental payout under Step 2 is possible unless (1) the cumulative Adjusted EBITDA target is met or exceeded and (2) CenturyLink’s TSR performance exceeds the 50th percentile.

◾	Vesting Dates: The ultimate number of our performance-based restricted shares will vest in full on the three-year anniversary of the grant date, subject to Mr. Storey’s continued employment through such date, although vesting will accelerate upon certain specified terminations of employment.

Performance Achievement Level	Step 1: Absolute Cumulative Adjusted EBITDA Performance	Step 2: Relative TSR Performance	Payout as % of Target Number of Performance-Based Restricted Shares (1)

Maximum	N/A	75th Percentile	200%

Stretch	N/A	63rd Percentile	152%

Slightly Above Target	N/A	51st Percentile	104%

Target	Target Amount(2)	N/A	100%

Threshold	Threshold Amount	N/A	50%

Below Threshold	< Threshold	N/A	0%

(1)	Payouts interpolated between defined performance levels / minimum, target and maximum levels.

(2)	To further align this grant with our shareholders’ best interests, we set the annual absolute Adjusted EBITDA targets at 99% of the mid-point of our publicly disclosed guidance range for each year.

Special Award for Mr. Patel. As a highly-negotiated component of the Level 3 Combination, Mr. Patel replaced Mr. Ewing as our CFO effective November 1, 2017. For further information, see our 2018 proxy statement.

Mr. Patel is a highly-regarded CFO who was periodically recruited by other companies. In early 2018, the Company became concerned that he was a retention risk. In June 2018, the Committee, in consultation with members of management, other members of the Board, and its compensation consultant, took two compensation actions to address this retention concern:

◾	First, the Committee approved an increase to his LTI target from $3,000,000 to $4,000,000, effective in 2019 as part of his next annual LTI grant.

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◾	Second, in order to further align Mr. Patel’s interests with those of our shareholders and incentivize him during this critical integration period, the Committee awarded him a special LTI grant with a grant date value of $2,000,000, all of which was performance-based, using the same incentive design as Mr. Storey’s promotion award (see “Promotion Grant for Mr. Storey” section).

Despite our best efforts, in September 2018, Mr. Patel resigned to pursue other opportunities.

Upon his resignation, Mr. Patel forfeited this $2,000,000 retention award, his 2018 annual LTI grant (which had a grant date value of $3,000,000), and all other unvested LTI grants. In addition, he did not receive any STI bonus for 2018. However, under the terms of his April 2017 offer letter, Mr. Patel is entitled to receive certain deferred compensation payments related to legacy Level 3 equity awards that were outstanding and converted at the Closing. For more information, please see further discussion “— Deferred Compensation”.

CEO Top Talent Award for Mr. Dev. In August of 2018, the Committee granted a limited number of performance-based equity awards to retain certain key employees (non-Senior Officers) who are essential to executing our long-term strategy. Prior to his appointment as an executive officer, Mr. Dev received one of these special performance-based equity awards. This award is divided into two equal tranches, with payout under each tranche ranging from 0 to 200% depending upon our achievement against a two-year Adjusted EBITDA run rate target. The first tranche is defined and calculated in the same manner as the performance-based portion of our 2018 annual grants and the performance period covers fiscal years 2018 and 2019, while the second tranche is defined in the same manner as the performance-based portion of our 2019 annual grants and covers fiscal years 2019 and 2020. In addition to the performance condition, the employee must be continuously employed with us through the applicable vesting date (February 28, 2020 for the first tranche and August 7, 2021 for the second tranche).

	Special LTI Grants
Named Officer	Award Date	Accounting Grant Date	Time-vested Restricted Shares		Performance-based Restricted Shares
			No. of Shares(1)(2)	Fair Value(3)	No. of Shares(4)(2)	Fair Value(3)	Total Fair Value(3)
Current Executive:
Jeffrey K. Storey
Initial PBRS Grant(5)	11/1/2017	2/21/2018	—	—	325,554	$6,281,400	$6,281,400
CEO Promotion Grant	5/24/2018	5/24/2018	156,870	$2,960,000	235,306	4,440,000	7,400,000
Indraneel Dev(6)	8/7/2018	8/7/2018	—	—	45,063	860,038	860,038
Former Executive:
Sunit. S. Patel
Initial PBRS Grant(5)	11/1/2017	2/21/2018	—	—	38,871	750,000	750,000
Special Retention Grant	6/1/2018	6/1/2018	—	—	104,976	2,000,000	2,000,000

(1)	Represents the number of restricted shares granted in 2018 pursuant to special grants.

(2)	Dividends on the shares of restricted stock will not be paid currently, but will accrue and vest or be forfeited in tandem with the related shares.

(3)

For purposes of these grants, we determined both the number of time-vested and performance-based restricted shares by dividing the total fair value granted to the executive by the volume-weighted average closing price of a share of our common stock over the 15-trading-day period ending five trading days prior to the grant date (“VWAP”), rounding to the nearest whole share. However, as noted previously, for purposes of reporting these awards in the Summary Compensation Table, our shares of time-vested restricted stock are valued based on the closing price of our common stock on the date of grant and our shares of performance-based restricted stock are valued as of the grant date based on probable outcomes, as required by applicable accounting and SEC disclosure rules. See footnote 2 to the Summary Compensation Table for more information. Mr. Patel forfeited all of these restricted shares upon his resignation in September 2018.

(4)

Represents the number of restricted shares granted in 2018 pursuant to special grants. As discussed further above, the actual number of shares that vest in the future may range between 0-200%, depending on the level of performance achieved.

(5)

As disclosed above and in our 2018 proxy statement, these grants were part of the officer’s initial LTI grant at the Closing but were not reported as 2017 compensation given that the accounting grant date did not occur until early 2018. With respect to Mr. Patel’s award, all of these shares were forfeited upon his resignation in September 2018.

(6)	As noted above, this equity award was granted to Mr. Dev prior to his appointment as an executive officer.

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These special LTI grants are reported in the Summary Compensation Table under the column “Stock Awards” and also in the Grant of Plan-Based Awards Table.

Retirement Compensation Paid to our Former CEO

In connection with the previously discussed accelerated timing of our CEO succession plan and announcement of Mr. Post’s decision to retire at the shareholders’ meeting on May 23, 2018, the Committee’s objective for Mr. Post’s retirement was to base his retirement pay package principally upon contractually-committed retirement payments. However, the Committee also felt it necessary to also recognize the benefits of Mr. Post’s agreement to voluntarily retire ahead of schedule and his critical role in transforming CenturyLink from a small rural local exchange telephone company into an internationally-recognized communications company over his total of 42 years of service.

To that end, the Committee approved certain changes to his outstanding equity awards. Specifically, vesting of all outstanding time-based restricted shares granted to Mr. Post before 2018 and one-half of such shares granted to him in fiscal 2018 accelerated as of his retirement date, with the remaining one-half of his fiscal 2018 time-based restricted shares forfeited as of the same date. In addition, Mr. Post was permitted to retain all outstanding performance-based restricted shares granted to him prior to 2018 and one-half of such shares granted to him in fiscal 2018, all of which remain subject to their original performance conditions. The remaining one-half of Mr. Post’s fiscal 2018 performance-based restricted shares was forfeited as of his retirement date. Finally, with respect to the equity portion of the special integration award granted to Mr. Post in June 2017, the Committee approved a 100% payout of those shares, which vested on Mr. Post’s retirement date.

In addition to the compensation Mr. Post earned while an employee and amounts or broad-based retention benefits paid or payable to him under our existing programs, under the terms of our STI program, he was entitled to a pro-rated annual bonus for 2018 based on actual performance. As this was a voluntary retirement, Mr. Post did not receive any severance benefits following his separation of service from the Company on May 23, 2018.

As he was re-elected as a director of the Company at the 2018 annual meeting, Mr. Post began to receive compensation as a non-employee director as of that date, including an annual director equity grant. For more information regarding our director compensation program, please see the section entitled “Director Compensation.”

Compensation Paid to our Former CTO

As previously disclosed, Mr. Hussain was involuntarily terminated on November 6, 2018. Mr. Hussain earned compensation and broad-based benefits while an employee and he was entitled to certain compensation and benefits payable to him under our existing programs. The Committee determined that he qualified for payments under our executive severance plan (which is described in greater detail under “— Other Benefits — Severance Benefits” below), of which 52 weeks of severance benefits was contractually due to Mr. Hussain ($1,320,039). Pursuant to the terms of our STI program, Mr. Hussain earned a pro-rated annual bonus for 2018 based on actual performance and per the terms of previously-disclosed restricted share award agreement, Mr. Hussain received the automatic acceleration of certain special equity awards granted to him on June 1, 2017. As such, these amounts are reflected in the Summary Compensation Table.

The Committee approved certain adjustments to some, but not all, of Mr. Hussain’s outstanding annual equity awards. Specifically, the Committee accelerated vesting of the shares of time-vested restricted stock granted to Mr. Hussain during fiscal 2016 and 2017 (a total of 27,720 shares) effective as of November 6, 2018. With respect to his 86,518 outstanding shares of performance-based restricted stock granted to him in fiscal 2016 and 2017, Mr. Hussain will continue to hold those awards subject to their original performance conditions. As noted above under this section “— Grants of Long-Term Incentive Compensation — 2018 Annual LTI Grants” the shares of time-vested and performance-based restricted stock granted to him in February 2018 were forfeited upon his departure. Mr. Hussain signed an agreement to waive any claims against us and refrain from competing against us for a year.

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Compensation Forfeited by our Former CFO

Upon Mr. Patel’s resignation on September 28, 2018, pursuant to the terms of our compensation plans and restricted stock award agreements, Mr. Patel forfeited all unvested LTI (521,098 shares), including his initial LTI grants (both time- and performance-based portions), 2018 annual LTI grant, and special retention grant. Mr. Patel also forfeited the balance of his retention bonus, originally granted by Level 3 and assumed by us in the Level 3 Combination, which was unearned as of the date of his resignation ($214,500). In addition, he was not eligible to receive an annual bonus under our 2018 STI program. Pursuant to the terms of Mr. Patel’s April 2017 offer letter, he is entitled to certain deferred compensation payments in 2019 and 2020. See further discussion under “Executive Compensation — Deferred Compensation.”

Other Benefits

As a final component of executive compensation, we provide a broad array of benefits designed to be competitive, in the aggregate, with similar benefits provided by our peers. We summarize these additional benefits below.

Retirement Plans. We maintain traditional broad-based qualified defined benefit and defined contribution retirement plans for our employees who meet certain eligibility requirements. With respect to these qualified plans, we maintain nonqualified plans that permit our officers to receive or defer supplemental amounts in excess of federally-imposed caps that limit the amount of benefits highly-

compensated employees are entitled to receive under qualified plans. Additional information regarding our retirement plans is provided in the tables and accompanying discussion included below under the heading “Executive Compensation.”

Change of Control Arrangements. We have agreed to provide cash and other severance benefits to each of our executive officers who is terminated under certain specified circumstances following a change of control of CenturyLink. If triggered, benefits under these change of control agreements include payment of (i) a lump sum cash severance payment equal to a multiple of the officer’s annual cash compensation, (ii) the officer’s annual bonus, based on actual performance and the portion of the year served, (iii) certain welfare benefits are continued for a limited period, and (iv) the value or benefit of any long-term equity incentive compensation, if and to the extent that the exercisability, vesting or payment thereof is accelerated or otherwise enhanced upon a change of control pursuant to the terms of any applicable long-term equity incentive compensation plan or agreement.

Under these agreements, change of control benefits are payable to our executive officers if within a certain specified period following a change in control (referred to as the “protected period”) the officer is terminated without cause or resigns with “good reason,” which is defined to include a diminution of responsibilities, an assignment of inappropriate duties, and a transfer of the officer exceeding 50 miles.

The table below shows (i) the length of the “protected period” afforded to officers following a change of control and (ii) the multiple of salary and bonus payment and years of welfare benefits to which officers will be entitled if change of control benefits become payable under our agreements and related policies:

	Protected Period	Multiple of Annual Cash Compensation	Years of Welfare Benefits
CEO	2 years	3 times	3 years
Other Executives	1.5 years	2 times	2 years
Other Officers	1 year	1 time	1 year

For more information on change of control arrangements applicable to our executives, including our rationale for providing these benefits, see “Executive Compensation — Potential Termination Payments — Payments Made Upon a Change of Control.” For information on change of control severance benefits payable to our junior officers and managers, see “— Severance Benefits” in the next subsection below.

Severance Benefits. Our executive severance plan provides cash severance payments equal to two years of total targeted cash compensation (defined as salary plus the targeted amount of annual

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incentive bonus) for our CEO or one year of total targeted cash compensation for any other senior officer in the event that the senior officer is involuntarily terminated by us without cause in the absence of a change of control.

Payments to senior officers terminated in connection with a change of control are separately governed by the change of control arrangements discussed immediately above under the heading “— Change of Control Arrangements.”

Under our executive severance plan, subject to certain conditions and exclusions, more junior officers or managers receive certain specified cash payments and other benefits if they are either (i) involuntarily terminated without cause in the absence of a change of control or (ii) involuntarily terminated without cause or resign with good reason in connection with a change of control. Our full-time non-union employees not covered by our executive severance plan may, subject to certain conditions, be entitled to certain specified cash severance payments in connection with certain qualifying terminations.

Under a policy that we adopted in 2012, we are required to seek shareholder approval of any future senior executive severance agreements providing for cash payments, perquisites and accelerated health or welfare benefits with a value greater than 2.99 times the sum of the executive’s base salary plus target bonus.

Level 3 Key Executive Severance Plan. CenturyLink assumed various benefit plans as part of the Level 3 Combination, including the Level 3 Key Executive Severance Plan (the “KESP”). The KESP will remain in effect through October 31, 2019 and certain employees who joined us in connection with the Level 3 Combination will continue to participate in it through that date. Once the KESP is no longer in effect, severance rights and benefits for current participants of KESP will be governed by CenturyLink’s executive severance plan and change of control arrangements discussed above.

Mr. Dev is currently a participant in the KESP, which provides for the severance benefits described below upon a qualifying termination. In consideration for the severance benefits under the KESP, the executive officers are required to execute a release of claims and are subject to restrictive covenants concerning noncompetition and non-solicitation of employees, customers and business partners, in each case for 24 months following his termination date.

Upon a qualifying termination, a KESP participant would be entitled to receive certain payments and benefits, including (i) a lump sum cash severance payment equal to a two times the sum of the participant’s base salary and most recent target annual bonus, (ii) a pro-rated annual bonus for the year of termination, (iii) a lump sum cash payment equal the total of certain welfare benefit premium payments that the company would have been obliged to cover over a 24-month period, and (iv) reimbursement of up to $10,000 for the cost of outplacement services.

Life Insurance Benefits. We sponsor a long-standing supplemental life insurance premium reimbursement plan that has been closed to new participants for nearly a decade. Under this plan, three of our current or former senior officers hold supplemental life insurance policies for which we are obligated to pay the premiums. We paid no premiums to fund these benefits from 2012 to 2016, and therefore no premium reimbursement amounts were reported in the Summary Compensation Table for any of those years. Over the past several years, we began to assist our officers in converting older life insurance policies into newer, lower-cost policies. Most recently, in December 2016, we converted the last of these policies and were able to fix the cost of future annual premiums, resulting in reductions ranging from 33% to 91% from premiums paid in 2011. In 2017, the Committee approved the resumption of premium payments on behalf of our four grandfathered senior executives, and the Company paid premium for years 2016 and 2017. As such, the 2017 premium amount reflected in the Summary Compensation Table represents twice the annual premium cost paid in 2018 and future years. In consultation with the Committee, we plan to continue to evaluate other options to control the cost of providing these benefits to the three grandfathered plan participants.

Perquisites. Officers are entitled to be reimbursed for the cost of an annual physical examination, plus related travel expenses.

Our aircraft usage policy permits the CEO to use our aircraft for personal travel up to $250,000 per year in personal travel without reimbursing us, and permits each other executive officer to use our aircraft for personal travel only if he or she pays for cost in

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advance of flight. In all such cases, personal travel is permitted only if aircraft is available and not needed for superseding business purposes. Periodically, the Committee reviews the cost associated with the personal use of aircraft by senior management, and determines whether or not to alter our aircraft usage policy. In connection with electing to retain this policy, the Committee has determined that the policy (i) provides valuable and cost-effective benefits to our executives that reside or frequently travel into our corporate headquarters that is located in a small city with limited commercial airline service, (ii) enables our executives to travel in a manner that we believe is more expeditious than commercial airline service, and (iii) is being implemented responsibly by the executives.

For purposes of valuing and reporting the use of our aircraft, we determine the incremental cost of aircraft usage on an hourly basis, calculated in accordance with applicable guidelines of the SEC. The incremental cost of this usage, which may be substantially different than the cost as determined under alternative calculation methodologies, is reported in the Summary Compensation Table appearing below.

From time to time, we have scheduled one of our annual regular board meetings and related committee meetings over a multi-day period. These meetings are often held in an area where we conduct operations, and in such cases include site visits that enable our directors and senior officers to meet with local personnel. The spouses of our directors and executive officers are invited to attend these retreats, and we typically schedule recreational activities for those who are able and willing to participate.

For more information on the items under this heading, see the Summary Compensation Table appearing below.

Other Employee Benefits. We maintain certain broad-based employee welfare benefit plans in which the executive officers are generally permitted to participate on terms that are either substantially similar to those provided to all other participants or which provide our executives with enhanced benefits upon their death or disability.

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IV. Our Policies, Processes and Guidelines Related to Executive Compensation

Our Compensation Decision-Making Process

As described further below, the Committee, subject to the Board’s oversight, establishes, evaluates and monitors our executive compensation programs. The compensation decision-making process includes input from the Committee’s independent consultant, our CEO and other members of management, and involves a careful balancing of a wide range of factors, including, but not limited to, the following:

Compensation Decision-Making Considerations	Consultant	Input From CEO	Management
Structure and Elements of Pay Programs
The competitive compensation practices of peer companies	✓
Performance of our Company in relation to our peers and our internal goals			✓
The financial impact and risk characteristics of our compensation programs	✓	✓
The strategic and financial imperatives of our business		✓
Setting Competitive Compensation Pay Levels
Market data regarding base salary, short-term incentive target, long-term incentive target and total target compensation paid to comparable executives at peer companies	✓

The officer’s scope of responsibility, industry experience, particular set of skills, vulnerability to job solicitations from competitors and anticipated degree of difficulty of replacing the officer with someone of comparable experience and skill

	✓	✓
The officer’s pay and performance relative to other officers and employees		✓
The officer’s demonstrated leadership characteristics, ability to act as a growth agent within the company and ability to think strategically		✓
Internal equity issues that could impact cohesion, teamwork or the overall viability of the executive group		✓
The potential of these senior officers to assume different, additional or greater responsibilities in the future		✓
The officer’s realized and realizable compensation in recent years and, to a limited degree, his or her accumulated wealth under our programs		✓	✓
Pay for Performance
Performance of our Company in relation to our peers and our key performance objectives	✓	✓	✓
The business performance under the officer’s leadership and scope of responsibility		✓

The officer’s overall performance is assessed based on individual results, the role the officer plays in maintaining a cohesive management team and improving the performance of others, and the officer’s relative strengths and weaknesses compared to the other senior officers

		✓	✓
The role the officer may have played in any recent extraordinary corporate achievements		✓	✓

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Role of Human Resources and Compensation Committee. Subject to the Board’s oversight, the Committee establishes, evaluates and monitors our executive compensation programs and oversees our human resources strategies. Specifically, the Committee approves:

◾	the compensation payable to each executive officer, as well as any other senior officer;

◾	for our STI and performance-based LTI programs, (i) the performance objectives, (ii) the “threshold,” “target” and “maximum” threshold levels of performance, (iii) the weighting of the performance objectives, (iv) the amount of bonus payable or shares to vest if the target level of performance is attained and (v) the finally determined amount of cash bonus payments or fully-vested shares;

◾	the peer group for compensation benchmarking and the peer group for performance benchmarking; and

◾	a delegation of authority to the CEO for LTI grants to our non-senior officers.

Among other things, the Committee also establishes, implements, administers and monitors our director cash and equity compensation programs. For more information, see “Director Compensation.”

Role of Compensation Consultants. The Committee engages the services of a compensation consultant to assist in the design and review of executive compensation programs, to determine whether the Committee’s philosophy and practices are reasonable and compatible with prevailing practices, and to provide guidance on specific compensation levels based on industry trends and practices.

The Committee has used Meridian as its compensation consultant since August 2015. During 2018, representatives of Meridian actively participated in the design and development of our executive compensation programs, assisted in the development of special non-recurring compensation grants and attended all of the Committee’s meetings. Meridian provides no other services to the Company, and, to our knowledge, has no prior relationship with any of our named executive officers. As required by SEC rules and NYSE listing standards, the Committee has assessed the independence of Meridian and concluded that its work has not raised any conflicts of interest.

Role of CEO and Management. Although the Compensation Committee is responsible for all executive compensation decisions, each year it solicits and receives the CEO’s recommendations, particularly with respect to senior officers’ salaries and performance in the key areas outlined above in “— Our Compensation Decision-Making Process.”

Senior Officers. The CEO and the executive management team, in consultation with the compensation consultant, recommend to the Committee business goals to be used in establishing incentive compensation performance targets and awards for our senior officers. In addition, our Executive Vice President, Human Resources, works closely with the Committee and its compensation consultant to ensure that the Committee is provided with appropriate information to discharge its responsibilities.

Non-Senior Officers. The Committee oversees our processes and receives an annual report from the CEO on the compensation programs for our non-senior officers. The CEO, in consultation with the executive management team, is responsible for approval of:

◾	the total cash compensation paid to our non-senior officers; and

◾	all LTI awards to the non-senior officers, acting under authority delegated to him by the Committee in accordance with our shareholder-approved equity plans.

Timing of Long-Term Incentive Awards. The Committee typically makes annual LTI grants to executives during the first quarter after we publicly release our earnings. However, the Committee may defer grants for a variety of reasons, including to request additional information or conduct further reviews of management’s performance. In addition, the Committee may grant special awards at different times during the year, when and as merited by the circumstances. LTI grants to newly-hired executive officers are typically made at the next regularly-scheduled Committee meeting following their hire date.

Tally Sheets. Each year, we compile lists of compensation data relating to each of our executives. These “tally sheets” include annual compensation data for each executive, including his or her salary, STI award, LTI award, and realizable pay. These tally sheets also contain performance highlights on results and behaviors for each of our executives. The Committee uses these tally sheets to (i) review the total annual compensation of the executive officers

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and (ii) ensure that the Committee has a comprehensive understanding of all elements of our compensation programs.

Risk Assessment. As part of its duties, the Committee assesses risks arising out of our employee compensation policies and practices. Based on its most recent assessment, the Committee does not believe that the risks arising from our compensation policies and practices are reasonably likely to materially adversely affect us. In reaching this determination, we have taken into account the risk exposures of our operations and the following design elements of our compensation programs and policies:

◾	our balance of annual and long-term compensation elements at the executive and management levels,

◾	our use in most years of a diverse mix of performance metrics that create incentives for management to attain goals well aligned with the shareholders’ interests,

◾	the multi-year vesting of LTI awards, which promotes focus on our long-term performance and mitigates the risk of undue focus on our short-term results,

◾	“clawback” policies and award caps that provide safeguards against inappropriate behavior, and

◾	bonus arrangements that generally permit either the Committee (for compensation payable to senior officers) or senior management (for compensation payable to other key employees) to exercise “discretion” to reduce the amount of certain incentive awards.

We believe these features, as well as the stock ownership requirements for our executive officers, result in a compensation program that aligns our executives’ interests with those of our shareholders and does not promote excessive risk-taking on the part of our executives or other employees.

Use of “Benchmarking” Data

General. Each year, with assistance from its consultant, the Committee reviews “peer groups” of other companies comparable to CenturyLink for purposes of assessing our comparative compensation and performance. We typically perform this analysis in the second half of each year in order to ensure the data remains well-suited for its intended purposes and uses during the upcoming year.

Compensation Benchmarking. The Committee, based on input from its compensation consultant, reviewed peer group and survey data in support of pay decisions for our senior officers in order to benchmark compensation levels for our executives against peer executives at companies that are comparable to ours based on revenue size, market cap, industry and business model.

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For our named executive officers, our compensation consultant compiled the compensation data publicly disclosed by the companies included within the peer companies identified below. As noted in our 2018 proxy statement, we constructed in mid-2017 a revised 16-company peer group that reflected the increased size and sophistication of our operations in anticipation of the pending closing of the Level 3 Combination. The Committee used that same peer group in connection with its 2018 executive compensation decisions. Once established, we believe that a well-selected peer group for compensation benchmarking should remain fairly stable for several years to help inform reliable and consistent market positioning, longer-term pay trends and market practices. Listed below are the 16 companies that make up our primary peer group:

Telecommunication Services 7 peers	◾ AT&T Inc.	◾ Telus Corporation
	◾ BCE Inc.	◾ T-Mobile US Inc.
	◾ Frontier Communications Corp.	◾ Verizon
◾ Sprint Corporation

Cable & Satellite 4 peers	◾ Charter Communications, Inc.	◾ DISH Network Corporation
	◾ Comcast Corporation	◾ Liberty Global PLC

Various Technology Industries 5 peers	◾ CISCO Systems Inc.	◾ Motorola Solutions, Inc.
	◾ DXC Technology Company(1)	◾ QUALCOMM Incorporated
◾ HP, Inc.

(1)

Computer Sciences Corporation was included in peer group for 2017 benchmarking. In early April 2017, CSC completed its merger with the Enterprise Services business of Hewlett Packard Enterprise and formed DXC Technology.

In order to provide additional information in support of their compensation decisions, the Committee developed a secondary “High Tech” peer group. It includes companies representing a broad array of high-tech fields, including IT services, Software, Hardware, Consulting, Distributors and Semiconductors. This group serves as a supplement to the primary 16-company peer group and provides an additional perspective on pay levels and practices for the technology industry sector. Listed below are the 14 companies that make up our secondary “high tech” peer group:

Overlap with 2018 Peer Group (2) 5 peers	◾ CISCO Systems Inc.	◾ Motorola Solutions, Inc.
	◾ DXC Technology Company	◾ QUALCOMM Incorporated
◾ HP, Inc.

Various High-Tech Industries 9 peers	◾ Accenture PLC	◾ Oracle Corp.
	◾ Cognizant Tech Solutions	◾ Seagate Technology PLC
	◾ Facebook Inc.	◾ Tech Data Corp.
	◾ Flex LTD	◾ Western Digital Corp
◾ Netflix Inc.

(2)	Also included in the Committee’s above-listed primary peer group.

In addition to the peer groups described above, the Committee’s compensation consultant utilized, to a lesser degree, survey data containing compensation information for companies in the telecommunications industry and general industry that are generally similar in size to us for executive positions where needed.

During the second half of 2018, the Committee, based on input from its compensation consultant,

reviewed the two compensation benchmarking peer groups outlined above and recommended a consolidated peer group in support of pay decisions for our senior officers in 2019.

For additional information about how we set pay levels, see “— Our Compensation Decision-Making Process.”

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COMPENSATION DISCUSSION AND ANALYSIS

IV. Our Policies, Processes and Guidelines Related to Executive Compensation

TSR Peer Group Performance Benchmarking. With the aid of its compensation consultant, the Committee set a TSR Peer Group for purposes of benchmarking our relative performance based upon our historical three-year TSR in performance determination of Mr. Storey’s one-time promotion grant (see further discussion under “Special Grants — Promotion Grant for Mr. Storey” and section III above). This peer group is focused principally on telecommunications, cable and other communications companies that are generally comparable to us in terms of size, markets and operations. Our 2018 peer groups for compensation benchmarking were somewhat constrained by the number of companies and revenue and market cap size. In contrast, the TSR peer group is comprised of a broader universe of companies we believe investors are considering when they decide whether to invest in us or our industry.

Telecommunication Services 7 peers	◾ AT&T, Inc. ◾ Frontier Communications Corp. ◾ Telephone & Data Systems Inc. ◾ Telus Corporation	◾ United States Cellular Corporation
◾ Verizon Communications Inc.
◾ Windstream Holdings, Inc.

Communications Equipment 6 peers	◾ CISCO Systems Inc.	◾ Motorola Solutions, Inc.
	◾ EchoStar Corporation	◾ Viasat, Inc.
	◾ Mitel Networks Corporation	◾ Zayo Group Holdings, Inc

Cable & Satellite 3 peers	◾ Comcast Corporation	◾ Liberty Global plc
◾ DISH Network Corporation

Forfeiture of Prior Compensation

For approximately 20 years, all recipients of our LTI grants have been required to contractually agree to forfeit certain of their awards (and to return to us any cash, securities or other assets received by them upon the sale of Common Shares they acquired through certain prior equity awards) if at any time during their employment with us or within 18 months after termination of employment they engage in activity contrary or harmful to our interests. The Committee is authorized to waive these forfeiture provisions if it determines in its sole discretion that such action is in our best interests. Our STI plan contains substantially similar forfeiture provisions.

Our Corporate Governance Guidelines authorize the Board to recover, or “clawback,” compensation from an executive officer if the Board determines that any bonus, incentive payment, equity award or other compensation received by the executive was based on any financial or operating result that was impacted by the executive’s knowing or intentional fraudulent or illegal conduct. Certain provisions of the Sarbanes-Oxley Act of 2002 would require our CEO and CFO to reimburse us for incentive compensation paid or trading profits earned following the release of financial statements that are subsequently restated due to material noncompliance with SEC reporting requirements caused by misconduct. In addition, provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 will, upon the completion of related rulemaking, require all of our current or former executive officers to make similar reimbursement payments in connection with certain financial statement restatements, irrespective of whether such executives were involved with the mistake that caused the restatement.

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COMPENSATION DISCUSSION AND ANALYSIS

IV. Our Policies, Processes and Guidelines Related to Executive Compensation

Stock Ownership Guidelines

Under our current stock ownership guidelines, our executive officers are required to beneficially own CenturyLink stock in market value equal to a multiple of their annual salary, as outlined in the table below, and each outside director must beneficially own CenturyLink stock equal in market value to five times the annual cash retainer payable to outside directors. Each executive officer and outside director has three and five years, respectively, to attain these targets.

Executive Officer	Stock Ownership Guidelines	Stock Ownership Guidelines

CEO	6 times base salary	$10.8 million(1)

All Other Executive Officers	3 times base salary	$1.7 million(2)

Outside Directors	5 times annual cash retainer	$375,000

(1)	Based on annual salary as of December 31, 2018.

(2)	Based on average annual salary for all other executive officers as of December 31, 2018.

For any year during which an executive or outside director does not meet his or her ownership target, the executive or director is required to hold 65% of the CenturyLink stock that he or she acquires through our equity compensation programs, excluding shares sold to pay related taxes.

As of December 31, 2018, all of our executive officers and all of our outside directors were in compliance with, and in most cases significantly exceeded, our stock ownership guidelines. For additional information on our stock ownership guidelines, see “Governance Guidelines.”

Use of Employment Agreements

We have a long-standing practice of not providing traditional employment agreements to our officers, and none of our executives has an employment agreement. However, we do from time to time enter into initial employment offer letters with prospective new employees, including executive officers, some of which include future commitments on our part. In connection with the Level 3 Combination, we entered into an offer letter with each of our newly named executives, Messrs. Storey and Patel. In connection with accelerating our CEO succession plan, we amended and restated Mr. Storey’s letter, which does contain future commitments by the Company. In addition, we entered into a standard offer letter with Mr. Dev in connection with promoting him to full-time (from interim) CFO, which set his initial compensation but does not provide any future commitments by the Company.

Tax Gross-ups

We do not provide tax gross-up benefits for our executive compensation programs; however, there are a few broad-based compensation programs in which we provide for tax gross-ups. These programs include our relocation policy, which provides for a tax gross-up to any employee who qualifies for relocation expense reimbursement. Mr. Trezise, who relocated from our Monroe, Louisiana corporate offices to our Broomfield, Colorado corporate offices during 2018, participated in this program and the applicable relocation expense is reported in the Summary Compensation Table appearing below. In addition, we provide tax gross-ups in limited situations where spouses attend business functions and accompany our senior officers on corporate aircraft. We do not intend to provide tax gross-up benefits in any new executive compensation programs.

Anti-Hedging and Anti-Pledging Policies

Under our insider trading policy, our employees and directors may not:

◾	purchase or sell short-term options with respect to CenturyLink shares,

◾	engage in “short sales” of CenturyLink shares, or

◾	engage in hedging transactions involving CenturyLink shares which allow employees to fix the value of their CenturyLink shareholdings without all the risks of ownership or cause them to no longer have the same interests or objectives as our other shareholders.

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IV. Our Policies, Processes and Guidelines Related to Executive Compensation

In addition, under our insider trading policy, our senior officers and directors are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral.

To our knowledge, all of our senior officers and directors are currently in compliance with our anti-hedging and anti-pledging policies.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the amount of compensation paid to certain covered officers that we may deduct for federal income tax purposes to $1 million per covered officer per year.

Historically, compensation that qualified as “performance-based compensation” within the meaning of Section 162(m) was not subject to the $1 million limitation. As recently as 2017, largely due to the availability of this performance-based exemption, the deductibility of various payments and benefits was one factor among many considered by the Committee in determining executive compensation. However, federal tax reform legislation passed in December 2017 included significant changes to Section 162(m). Among these changes were an expansion of the scope of covered officers subject to the Section 162(m) deduction limitation and the elimination of the performance-based compensation exemption.

For taxable years beginning after December 31, 2017, compensation paid to a covered officer in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain performance-based arrangements in place as of November 2, 2017. Among other things, this means that all compensation paid to each covered officer in 2018 and beyond will be subject to the $1 million deduction limitation, regardless of whether it is structured as performance-based compensation, unless the transition relief applies.

Section 162(m) is highly technical and complex. Because of ambiguities as to the application and interpretation of Section 162(m), including the uncertain scope of the transition relief for “grandfathered” performance-based compensation, we can give no assurance that compensation intended to satisfy the requirements for performance-based exemption from the Section 162(m) deduction limit will, in fact, satisfy the exemption. Further, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the company’s business needs.

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COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee has reviewed and discussed with management the report included above under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis report be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2018.

Submitted by the Human Resources and Compensation Committee of the Board of Directors.

Laurie A. Siegel (Chair)

Virginia Boulet

T. Michael Glenn

Steven T. Clontz

Michael J. Roberts

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Overview

The following table sets forth certain information regarding the compensation of (i) our current and former principal executive officers, (ii) our current and former principal financial officers, (iii) each of the two other executive officers who were serving as executive officers at the end of 2018, and (iv) a former executive officer. Following this table is additional information regarding incentive compensation, pension benefits, deferred compensation and potential termination payments pertaining to the named officers. For additional information on the compensation summarized below and other benefits, see “Compensation Discussion and Analysis.”

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Equity Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value(4)	All Other Compensation(5)	Total
Current Executives:
Jeffrey K. Storey(6) President and Chief Executive Officer	2018	$1,683,299	$5,842,000	$24,262,040	$3,790,772	$—	$77,535	$35,655,646
	2017	248,219	3,732,517	6,952,604	—	—	11,589	10,944,929
Indraneel Dev(7) Executive Vice President and Chief Financial Officer	2018	$463,770	$227,027	$1,588,732	$438,427	$—	$11,000	$2,728,955

Stacey W. Goff Executive Vice President, General Counsel and Secretary	2018	$600,018	$—	$2,070,386	$847,465	$—	$57,586	$3,575,455
	2017	550,662	275,000	6,373,228	449,502	54,643	59,528	7,762,563
	2016	540,758	—	1,559,195	477,057	161,857	36,146	2,775,013
Scott A. Trezise Executive Vice President – Human Resources	2018	$475,010	—	$724,646	$467,600	—	$194,048	$1,861,304

Former Executives:
Glen F. Post, III(8) Current Director, Former Chief Executive Officer	2018	$489,726	$—	$8,961,113	$917,012	$203,601	$172,762	$10,744,214
	2017	1,250,000	1,500,000	9,814,604	1,596,875	395,943	158,138	14,715,560
	2016	1,250,000	—	10,518,344	1,754,375	333,816	109,679	13,966,214
Sunit S. Patel(9) Former Executive Vice President and Chief Financial Officer	2018	$556,854	$1,214,500	$5,148,229	—	—	$13,895	$6,933,478
	2017	124,521	1,447,475	3,383,274	—	—	—	4,955,269

Aamir Hussain(10) Former Executive Vice President	2018	$509,604	$—	$2,795,192	$654,332	$—	$1,331,039	$5,290,167
	2017	550,699	300,000	6,728,022	416,651	—	13,302	8,008,674
	2016	496,049	—	2,598,654	397,831	—	13,548	3,506,082

(1)	For 2018, the amounts shown in this column reflect:

◾

the final installments of certain cash retention bonuses, originally granted by Level 3, that we assumed in the Level 3 Combination ($2,542,000 to Mr. Storey, $227,027 to Mr. Dev, and $1,214,500 to Mr. Patel), payout of which were contingent upon continued employment through the payment date; and

◾

the final installment of a cash signing bonus due to Mr. Storey under his original offer letter, payout of which was contingent upon his continued employment through the first anniversary of the Closing ($3,300,000).

Due to his resignation effective September 28, 2018, Mr. Patel forfeited the right to receive a final payment of $214,500. For additional information about these cash bonuses, see “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Final Installments of Cash Bonuses Related to Level 3 Combination.”

(2)	For 2018, the amounts shown in this column reflect:

◾

the fair value of annual grants of restricted stock or restricted stock unit awards made to our named executives under our long-term incentive compensation program (and the additional restricted grant that Mr. Post received for his service as an outside director, which was granted following his retirement from all employment positions with the Company);

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EXECUTIVE COMPENSATION

Overview

◾	the fair value of initial performance-based restricted stock grants made to each of Messrs. Storey and Patel at the Closing but which were not granted for accounting purposes until February 21, 2018;

◾	the fair value of the promotion restricted stock awards made to Mr. Storey on May 24, 2018 in accordance with his amended and restated offer letter;

◾

the fair value of a special performance-based restricted stock award granted to Mr. Patel, which was subsequently forfeited upon his resignation from all positions with the Company effective September 28, 2018;

◾	the fair value of a special performance-based restricted stock award that was granted to Mr. Dev prior to his appointment as an executive officer; and

For additional information about these equity grants, see “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Grants of Long-Term Incentive Compensation” and “—Special Grants.”

The fair value of the awards presented in the table above has been determined in accordance with FASB ASC Topic 718. For purposes of this table, in accordance with SEC disclosure rules we determined the fair value of shares of:

◾

time-vested restricted stock and restricted stock units – including the time-vested portion of annual grants, the time-vested portion of Mr. Storey’s promotion grant, and the director grant to Mr. Post – based on the closing trading price of our Common Shares on the day of grant; and

◾

performance-based restricted stock and restricted stock units – including the performance-based portion of annual grants, the initial performance-based restricted stock grants to Messrs. Storey and Patel, the performance-based portion of Mr. Storey’s promotion grant, and the special grant to Mr. Patel, using Monte-Carlo simulations.

The aggregate value of the equity awards granted to each named executive in 2018, based on the grant date closing trading price of our Common Shares and assuming maximum payout of his performance-based restricted shares, would be as follows: Mr. Storey, $43,062,809, Mr. Dev, $2,803,084, Mr. Goff, $3,312,628, Mr. Trezise, $1,159,437, Mr. Post, $14,078,690, Mr. Patel, $10,085,099, and Mr. Hussain, $4,472,387. See Note 11 titled “Share-based Compensation” of the notes to our audited financial statements included in Appendix A for an explanation of material assumptions that we used to calculate the fair value of these stock awards.

(3)

The amounts shown in this column reflect cash payments made under our short-term incentive program for actual performance in the respective years. For additional information, see “—Incentive Compensation and Other Awards—2018 Awards.”

(4)

Reflects the net change during each of the years reflected in the present value of the named executives’ accumulated benefits under the defined benefit plans discussed below under the heading “—Pension Benefits.” The present value of Mr. Goff’s accumulated benefits actually decreased by $56,010 between fiscal 2017 and 2018; however, as required by SEC disclosure rules, we have reported a change of $0 in the table above.

(5)

For fiscal 2018, the amounts shown in this column are comprised of (i) reimbursements for the cost of an annual physical examination; (ii) personal use of our aircraft; (iii) contributions or other allocations to our defined contribution plans; (iv) for Mr. Trezise, costs related to his relocation from Monroe, Louisiana to Boulder, Colorado, including temporary housing, closing costs on the purchase and sale of his primary residence, the costs of moving goods, and a related tax gross-up payment, all as provided under the terms of our broad-based employee relocation policy; (v) payments of life insurance premiums under a legacy reimbursement plan; and (vi) certain post-employment payments, specifically, for Mr. Post, cash fees paid to him as an outside director following his retirement from employment with the Company and, for Mr. Hussain, cash severance payments and other post-employment benefits pursuant to our executive severance plan, in each case for and on behalf of the named executives as follows:

Name	Year	Physical Exam	Aircraft Use	Contributions to Plans	Relocation Costs	Tax Gross- up on Relocation Costs	Life Insurance Premiums	Post Employment Payments	Total
Current Executives:
Mr. Storey	2018	—	$66,535	$11,000	—	—	—	—	$77,535
Mr. Dev	2018	—	—	$11,000	—	—	—	—	$11,000
Mr. Goff	2018	$4,206	$21,690	$20,733	—		$10,957	—	$57,586
Mr. Trezise	2018	—	$17,640	$11,000	$123,495	$41,913	—	—	$194,048
Former Executives:
Mr. Post	2018	$3,060	$16,500	$86,952	—	—	—	$66,250	$172,762
Mr. Patel	2018	$2,895	—	$11,000	—	—	—	—	$13,895
Mr. Hussain	2018	$—	—	$11,000	—	—	—	$1,320,039	$1,331,039

For additional information regarding perquisites, see “Compensation Discussion and Analysis–Our Compensation Program Objectives and Components of Pay—Other Benefits—Perquisites.”

(6)	Mr. Storey was promoted to Chief Executive Officer on May 23, 2018.

(7)	Mr. Dev was appointed as interim Chief Financial Officer effective September 28, 2018 and was promoted to Executive Vice President and Chief Financial Officer effective November 6, 2018.

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Overview

(8)

Mr. Post retired from his role as CenturyLink’s Chief Executive Officer immediately following the Company’s 2018 annual meeting of shareholders on May 23, 2018 although he continues to serve as a non-employee director. For more information regarding the amounts paid to Mr. Post upon his retirement, see “Compensation Discussion and Analysis–Our Compensation Program Objectives and Components of Pay – Retirement Compensation Paid to our Former CEO.”

(9)

Mr. Patel resigned from his roles as CenturyLink’s Executive Vice President and Chief Financial Officer effective as of September 28, 2018. Upon his resignation, all of Mr. Patel’s unvested equity awards (including the awards reported as granted during 2018 under “Stock Awards”) and the balance of his Level 3 retention bonus ($214,500) were forfeited. For more information, see “Compensation Discussion and Analysis – Our Compensation Program Objectives and Components of Pay – Compensation Forfeited by our Former CFO.”

(10)

Mr. Hussain was involuntarily terminated as our Executive Vice President and Chief Technology Officer effective as of November 6, 2018. For more information regarding the amounts paid to Mr. Hussain upon his termination of employment, see “Compensation Discussion and Analysis – Our Compensation Program Objectives and Components of Pay – Compensation Paid to our Former CTO.”

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EXECUTIVE COMPENSATION

Incentive Compensation and Other Awards

Incentive Compensation and Other Awards

2018 Awards. The table and discussion below summarize:

◾	the range of potential cash payouts to each of our named executives under our short-term incentive program with respect to performance during 2018; and

◾	grants of long-term compensation awarded to each named officer on the dates indicated below, including the type of equity award and whether the award is time- or performance-based.

Grants of Plan-Based Awards(1)

Name	Type of Award and Grant Date(2)	Range of Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Share Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Unvested Shares (#)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Current Executives:

Jeffrey K. Storey	Annual Bonus	$1,610,354	$3,220,707	$6,441,414	—	—	—	—	$—

	Annual TVRS	—	—	—	—	—	—	267,103	4,946,748

	Annual PBRS	—	—	—	200,328	400,655	801,310	—	7,420,131

	Initial PBRS	—	—	—	162,777	325,554	651,108	—	5,827,417

	Promotion TVRS	—	—	—	—	—	—	156,870	2,905,232

	Promotion PBRS	—	—	—	117,653	235,306	470,612	—	3,162,513

Indraneel Dev	Annual Bonus	$178,150	$356,300	$712,600	—	—	—	—	$—

	Annual TVRS	—	—	—	—	—	—	19,777	374,379

	Annual PBRS	—	—	—	9,889	19,777	39,554	—	374,379

	Special PBRS	—	—	—	22,532	45,063	90,126	—	839,947

Stacey W. Goff	Annual Bonus	$360,011	$720,021	$1,440,042	—	—	—	—	$—

	Annual TVRS	—	—	—	—	—	—	46,265	828,144

	Annual PBRS	—	—	—	34,700	69,399	138,798	—	1,242,242

Scott A. Trezise	Annual Bonus	$190,004	$380,008	$760,016	—	—	—	—	$—

	Annual TVRS	—	—	—	—	—	—	16,193	289,855

	Annual PBRS	—	—	—	12,145	24,290	48,580	—	434,791

Former Executives:

Glen F. Post, III	Annual Bonus	$428,511	$857,021	$1,714,042	—	—	—	—	$—

	Annual TVRS	—	—	—	—	—	—	196,629	3,519,659

	Annual PBRS	—	—	—	147,473	294,945	589,890	—	5,279,516

	Director TVRS	—	—	—	—	—	—	8,744	161,939

Sunit S. Patel	Annual Bonus	—	—	—	—	—	—	—	$—

	Annual TVRS	—	—	—	—	—	—	69,398	1,242,224

	Annual PBRS	—	—	—	52,050	104,099	208,198	—	1,863,372

	Initial PBRS	—	—	—	19,436	38,871	77,742	—	695,791

	Special PBRS	—	—	—	52,488	104,976	209,952	—	1,346,842

Aamir Hussain	Annual Bonus	$305,763	$611,525	$1,223,050	—	—	—	—	$—

	Annual TVRS	—	—	—	—	—	—	62,458	1,117,998

	Annual PBRS	—	—	—	46,849	93,698	187,396	—	1,677,194

(1)

This chart includes only cash bonuses granted under incentive plans, and excludes cash payments reported in the “Bonus” column of the Summary Compensation Table. For more information on those non-incentive cash bonuses, see Note 1 to the Summary Compensation Table and “Compensation Discussion and Analysis – Our Compensation Program Objectives and Components of Pay – Final Installments of Cash Bonuses Related to Level 3 Combination.”

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Incentive Compensation and Other Awards

(2)	For purposes of this column:

◾	“Annual Bonus” means the bonuses that our named executives were eligible to earn under the CenturyLink STI Program for 2018;

◾

“Annual TVRS” means our time-vested restricted stock or restricted stock units awarded under our annual long-term incentive program to certain named executives on February 21, 2018 (each named executive other than Mr. Storey) or on May 24, 2018 (Mr. Storey);

◾

“Annual PBRS” means our performance-based restricted stock or restricted stock units awarded under our annual long-term incentive program to certain named executives on February 21, 2018 (each named executive other than Mr. Storey) or on May 24, 2018 (Mr. Storey);

◾	“Promotion TVRS” means a grant of time-vested restricted stock granted to Mr. Storey on May 24, 2018 per his amended and restated offer letter;

◾	“Promotion PBRS” means a grant of performance-based restricted stock granted to Mr. Storey on May 24, 2018 per his amended and restated offer letter;

◾

“Initial PBRS” means the performance-based portion of initial restricted stock grants awarded to Messrs. Storey and Patel in connection with the Level 3 Combination, which was consummated on November 1, 2017, as provided in their original offer letters, but which were not granted for accounting purposes until February 2018 when the performance conditions were finalized;

◾	“Director TVRS” means a grant of time-vested restricted stock awarded to Mr. Post under our director compensation program once he became an outside director following his May 23, 2018 retirement; and

◾	“Special PBRS” means a grant of performance-based restricted stock awarded to Mr. Patel on June 1, 2018 and Mr. Dev on August 7, 2018.

With respect to Mr. Patel’s awards, all of these were subsequently forfeited upon his resignation from all positions with the Company effective September 28, 2018. For more information on these awards, see “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Short-Term Incentive Bonuses,” “—Grants of Long-Term Incentive Compensation” and “—Special Grants.”

(3)

These columns provide information on the potential payouts under the annual bonus program for 2018 for our legacy named executives (the CenturyLink STI Plan). The actual amounts paid for 2018 performance are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Failure to meet the “threshold” level of performance would result in no payout to the executive.

(4)	Calculated in accordance with FASB ASC Topic 718 in the manner described in Note 2 to the Summary Compensation Table above.

Short-Term Incentive Compensation. Our legacy named executives participated in the CenturyLink short-term incentive program for 2018. For more information regarding these programs, including the specific performance metrics applicable to the CenturyLink STI program, see “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Short-Term Incentive Bonuses.”

Annual Grants of Long-Term Incentive Compensation. We make annual grants of long-term incentive awards to our executive officers. For the past several years, these awards have been 40% time-vested and 60% performance-based. In February 2018, each of our named executives other than Mr. Storey was granted both time- and performance-based shares of restricted stock under this program. The time-vested shares will vest one-third per year over the first three anniversaries of the date of grant and the performance-based shares will vest in two equal installments on February 21 of 2020 and 2021, depending upon our achievement of a two-year Adjusted EBITDA run rate target. On

May 24, 2018, Mr. Storey received a restricted stock unit award substantially similar to the February 2018 annual grants to executive officers, including 60% performance-based and 40% time-based, as his annual grant for 2018. For more information, see “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Grants of Long-Term Incentive Compensation.” For information regarding LTI grants made in prior years, see the disclosure in our proxy statement for the year following the date of grant.

Initial Performance-Based Restricted Stock Grants to Messrs. Storey and Patel. As disclosed in our 2018 proxy statement, we made certain initial equity grants to Messrs. Storey and Patel when they joined us in 2017 following the Closing of the Level 3 Combination. Although these initial grants were awarded at the Closing, the performance-based portion of these initial grants were not granted for accounting purposes until February 2018, when the performance conditions were finalized by our Compensation Committee. As such, these performance-based awards were not reported in our

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EXECUTIVE COMPENSATION

Incentive Compensation and Other Awards

2017 Summary Compensation Table but appear in our 2018 Summary Compensation Table. The number of shares earned would range between 0 to 200% of the number granted, depending on our achievement of an Adjusted EBITDA run rate target. Mr. Storey’s award had a one-year target (fiscal 2018) while Mr. Patel’s award had a two-year target (fiscal years 2018 and 2019). Mr. Patel’s award was forfeited following his resignation from employment on September 28, 2018. Based on our fiscal 2018 performance, Mr. Storey’s award vested at 200% in March of 2019. For more information on these initial grants, see “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Special Grants.”

Special Grants. In connection with Mr. Storey’s promotion to Chief Executive Officer, he received the annual grant described above and also a one-time promotion grant that consisted of 60% performance-based restricted stock and 40% time-based restricted stock. The number of shares earned on the performance-based portion will range between 0 to 200% of the number granted, with the number earned determined using a two-step process: (1) between 0 to 100% of target will be earned depending on the Company’s cumulative Adjusted EBITDA results for the three-year period from 2018 to 2020 and (2) provided that target performance is met or exceeded under step (1), Mr. Storey may earn above target (up to a maximum 200% of target) based on the Company’s relative total shareholder return over the same period against the performance of a peer group of companies in the telecommunications industry. In June 2018, Mr. Patel received a retention grant with the same performance conditions, which was forfeited in its entirety following his resignation in September 2019. In August 2018, prior to his appointment as executive officer, Mr. Dev received a retention grant comprised of performance-based restricted stock, which is divided into two equal tranches, with payout under each tranche ranging from 0 to 200% depending upon our achievement against a two-year Adjusted EBITDA run rate target. For more information on these equity grants, see “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Special Grants.”

Acceleration of Vesting of Equity Awards. All of the equity awards granted in 2018 will vest upon the death or disability of the named officer. In addition, the Compensation Committee may, in its discretion, vest or waive the continued service requirement for a named executive’s outstanding equity awards upon his or her retirement (at early or normal retirement age), in whole or in part. However, Mr. Storey’s equity awards may accelerate under certain additional scenarios, as memorialized in his amended and restated offer letter. For more information on these vesting acceleration triggers, see “Potential Termination Payments—Equity Acceleration Provisions of Mr. Storey’s Amended and Restated Offer Letter.” In addition, we have entered into change of control agreements with each named officer, which provide that, upon certain terminations of employment following a change of control of the Company, the time-vested portions of outstanding equity awards will vest and performance-based portions may remain outstanding subject to future vesting, all as described in greater detail below under “—Potential Termination Payments—Payments Made Upon a Change of Control.”

Dividends and Voting Rights. All dividends related to shares of the above-described time-vested and performance-based restricted stock (or dividend equivalents, in the case of time- or performance-based restricted stock units) will be paid to the holder only upon the vesting of such shares or units. Unless and until forfeited, any shares of restricted stock may be voted by the named executive officers. However, holders of restricted stock units will have no voting rights unless and until they are issued shares in settlement of those awards.

Forfeiture. All of these above-described equity awards are subject to forfeiture if the officer competes with us or engages in certain other activities harmful to us, all as specified further in the forms of incentive agreements that we have filed with the SEC. For more information, see “—Potential Termination Payments.”

Outstanding Awards. The following table summarizes information about all outstanding unvested equity awards held by our named executives at December 31, 2018. Mr. Patel is not included in this chart because he did not have any unvested equity awards as of such date, as all such awards were forfeited upon his termination date of September 28, 2018.

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Incentive Compensation and Other Awards

Outstanding Equity Awards at December 31, 2018(1)

		Stock Awards			Equity Incentive Awards(2)
Name	Grant Date	Number of Unvested Shares or Units (#)		Market Value of Unvested Shares or Units ($)	Number of Unvested Shares or Units (#)		Market Value of Unvested Shares or Units ($)
Current Executives:

Jeffrey K. Storey	3/1/2017	108,921	(3)	$1,650,153	—		$—

	11/1/2017	217,036	(4)	3,288,095	—		—

	2/21/2018	—		—	325,554	(12)	4,932,143

	5/24/2018	267,103	(5)	4,046,610	400,655	(13)	6,069,923

	5/24/2018	156,870	(6)	2,376,581	235,306	(14)	3,564,886

Indraneel Dev	7/1/2015	4,505	(3)	68,251	—		—

	4/1/2016	11,987	(3)	181,603	—		—

	7/1/2016	7,988	(3)	121,018	—		—

	3/1/2017	22,272	(3)	337,421	—		—

	11/1/2017	34,552	(7)	523,463	—		—

	2/19/2018	19,777	(5)	299,622	19,777	(13)	299,622

	8/7/2018	—		—	45,063	(15)	682,704

Stacey W. Goff	2/23/2016	6,440	(8)	97,566	28,979	(16)	439,032

	2/21/2017	13,377	(9)	202,662	30,098	(17)	455,985

	6/1/2017	125,280	(10)	1,897,992	—		—

	2/21/2018	46,265	(5)	700,915	69,399	(13)	1,051,395

Scott A. Trezise	2/23/2016	3,067	(8)	46,465	13,800	(16)	209,070

	2/21/2017	6,901	(9)	104,550	15,527	(17)	235,234

	6/1/2017	97,440	(10)	1,476,216	—		—

	2/21/2018	16,193	(5)	245,324	24,290	(13)	367,994

Former Executives:

Glen F. Post, III	2/23/2016	—		$—	195,491	(16)	$2,961,689

	2/21/2017	—		—	203,043	(17)	3,076,101

	2/21/2018	—		—	294,945	(13)	4,468,417

	5/24/2018	8,744	(11)	132,472	—		—

Aamir Hussain	2/23/2016	—		—	48,298	(16)	731,715

	2/21/2017	—		—	38,220	(17)	579,033

(1)	All information presented in this table is as of December 31, 2018, and does not reflect vesting of outstanding equity awards or issuance of additional awards since such date.

(2)

Represents performance-based equity awards. The table above assumes that, as of December 31, 2018, we would perform at “target” levels, such that all performance-based shares granted to each named executive would vest at 100%.

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Incentive Compensation and Other Awards

(3)

Represents restricted stock units, originally granted to certain named executives by Level 3, which were converted to time-vested CenturyLink restricted stock units as a result of the Level 3 Combination. These awards will vest as follows, subject to the named executive’s continued employment on such date:

Grant Date	Vesting Date

July 1, 2015	July 1, 2019

April 1, 2016	February 1, 2019

July 1, 2016	two equal installments on July 1 of 2019 and 2020

March 1, 2017	two equal installments on March 1 of 2019 and 2020

(4)	Represents a grant of time-vested restricted stock that vested on February 1, 2019, subject to Mr. Storey’s continued employment through such date.

(5)

Represents an annual grant of time-vested restricted stock (for Messrs. Dev, Goff, and Trezise) or restricted stock units (for Mr. Storey) that will vest in three equal installments on the first three anniversaries of the grant date (February 19 for Mr. Dev; February 21, 2018 for Messrs. Goff and Trezise; May 24, 2018 for Mr. Storey), subject to the executive’s continued employment through the applicable vesting date.

(6)

Represents a promotion grant of time-vested restricted stock that will vest in three equal installments on May 24 of 2019, 2020, and 2021, subject to the executive’s continued employment through the applicable vesting date.

(7)	These shares of time-vested restricted stock will vest in two equal installments on November 1 of 2019 and 2020, subject to the executive’s continued employment through the applicable vesting date.

(8)	These shares of time-vested restricted stock vested on February 23, 2019, subject to the executive’s continued employment through such date.

(9)

These shares of time-vested restricted stock vested or will vest in two equal installments on February 21 of 2019 and 2020, subject to the executive’s continued employment through the applicable vesting date.

(10)

Represents shares of restricted stock granted under a retention award program to certain legacy named executives. These awards will vest in two equal installments on June 1 of 2019 and 2020, subject to the executive’s continued employment through the applicable vesting date.

(11)

These shares of time-based restricted stock, granted to Mr. Post as part of our outside director compensation program, will vest on May 24, 2019, subject to his continued service on our Board through such date.

(12)

Represents the performance-based portion of an initial equity grant awarded to Mr. Storey on November 1, 2017 under his original offer letter. However, the performance-based portion of this initial grant was not granted for accounting purposes until February 2018, when the performance conditions were finalized. The number of shares earned could range between 0 to 200% of the number granted, depending on our achievement of an Adjusted EBITDA run rate target for fiscal 2018. Based on our fiscal 2018 performance, Mr. Storey’s award vested at 200% in March of 2019. For more information, see “—Incentive Compensation and other Awards” and “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Special Grants.”

(13)

Represents the performance-based portion of our 2018 annual restricted stock or restricted stock unit awards. These awards will vest in two equal installments on February 21 of 2020 and 2021, depending upon our achievement of a two-year Adjusted EBITDA run rate target. For more information on these grants, see “—Incentive Compensation and other Awards” and “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Grants of Long-Term Incentive Compensation.”

(14)

Represents the performance-based portion of a promotion grant to Mr. Storey. The number of shares earned will range between 0 to 200% of the number granted, with the number earned determined using a two-step process: (1) between 0 to 100% of target will be earned depending on the Company’s cumulative Adjusted EBITDA results for the three-year period from 2018 to 2020 and (2) provided that target performance is met or exceeded under step (1), Mr. Storey may earn above target (up to a maximum 200% of target) based on the Company’s relative total shareholder return over the same period against the performance of a peer group of companies in the telecommunications industry. For more information, see “—Incentive Compensation and other Awards” and “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Special Grants.”

(15)

Represents a special performance-based award granted to Mr. Dev before he was appointed an executive officer. This award is divided into two equal tranches, with payout under each tranche ranging from 0 to 200% depending upon our achievement against a two-year Adjusted EBITDA run rate target. The first tranche is defined and calculated in the same manner as the performance-based portion of our 2018 annual grants and the performance period covers fiscal years 2018 and 2019 (vesting date of February 28, 2020), while the second tranche is defined in the same manner as the performance-based portion of our 2019 annual grants and covers fiscal years 2019 and 2020 (vesting date of August 7, 2021).

(16)

Represents the performance-based portion of awards granted in 2016 as part of our annual LTI program. Based on our performance from 2016 to 2018, 79.11% of the TSR performance-based restricted stock and 82.4% of the absolute revenue performance-based restricted stock vested in February 2019 and the remaining shares were forfeited.

(17)	Represents the performance-based portion of awards granted in 2017 as part of our annual LTI program.

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Incentive Compensation and Other Awards

Vesting of Equity Awards During 2018. The following table provides details regarding the equity awards held by our named executives that vested during 2018. Restricted stock and restricted stock units were the only equity awards held by our named executives during 2018.

Stock Vested During 2018

Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)

Current Executives:

Jeffrey K. Storey	54,461	$947,630

Indraneel Dev	93,046	1,702,029

Stacey W. Goff	101,320	1,796,848

Scott A. Trezise	70,416	1,245,422

Former Executives:

Glen F. Post, III	462,608	$8,645,815	(3)

Sunit S. Patel	48,756	848,354

Aamir Hussain	260,472	5,197,774	(3)

(1)

Represents both time- and performance-based equity awards that vested during 2018. For details on the payout of our performance-based equity awards, please see “Compensation Discussion and Analysis—Our Compensation Philosophy and Linkage to Pay for Performance—Overview of Pay Elements and Linkage to Compensation Philosophy and Objectives—Actual Payouts of Performance-Based Awards.”

(2)	Based on the closing trading price of the Common Shares on the applicable vesting date.

(3)	Includes shares accelerated upon the retirement of Mr. Post on May 23, 2018, and the termination of Mr. Hussain’s employment on November 6, 2018.

Pension Benefits

Amount of Benefits. The following table and discussion summarize pension benefits payable to the named officers under (i) the CenturyLink Component of the CenturyLink Combined Pension Plan, qualified under Internal Revenue Code Section 401(a), which permits eligible participants (including officers) who have completed at least five years of service to receive a pension benefit upon attaining early or normal retirement age, and (ii) our nonqualified supplemental defined benefit plan, which is designed to pay supplemental retirement benefits to certain officers in amounts equal to the benefits such officers would otherwise forego due to federal limitations on compensation and benefits under qualified plans. We refer to these particular defined benefit plans below as our “Qualified Plan” and our “Supplemental Plan,” respectively, and as our “Pension Plans,” collectively.

Name(1)	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Current Executive:
Stacey W. Goff	Qualified Plan	20	$670,391	—
	Supplemental Plan	20	465,877	—
Former Executive:
Glen F. Post, III(3)	Qualified Plan	20	$—	$2,381,686
	Supplemental Plan	20	2,961,465	110,054

(1)

Each of Messrs. Storey, Dev and Trezise are, and Messrs. Patel and Hussain were, ineligible to participate in these plans since they joined us after both of our Pension Plans were closed to new participants.

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Incentive Compensation and Other Awards

(2)

These figures represent accumulated benefits as of December 31, 2018 based on several assumptions, including the assumption that the executive remains employed by us and begins receiving retirement benefits at the normal retirement age of 65, with such accumulated benefits being discounted from the normal retirement age to December 31, 2018 using discount rates ranging between 4.29% and 4.40%. No adjustments have been made to reflect reductions required under any qualified domestic relations orders. See Note 9 titled “Employee Benefits” of the notes to our audited financial statements included in Appendix A for additional information.

(3)

As described elsewhere herein in greater detail, Mr. Post retired immediately following the 2018 annual meeting of our shareholders on May 23, 2018. Following his retirement, Mr. Post began receiving payouts under these plans in accordance with the terms of the applicable plan and his previous elections.

Pension Plans. With limited exceptions specified in the Pension Plans, we “froze” our Qualified Plan and Supplemental Plan as of December 31, 2010, which means that no additional monthly pension benefits have accrued under such plans since that date (although service after that date continues to count towards vesting and benefit eligibility and a limited transitional benefit for eligible participants continued to accrue through 2015).

Prior to this freezing of benefit accruals, the aggregate amount of these named officers’ total monthly pension benefit under the Qualified Plan and Supplemental Plan was equal to the participant’s years of service since 1999 (up to a maximum of 30 years) multiplied by the sum of (i) 0.5% of his final average pay plus (ii) 0.5% of his final average pay in excess of his Social Security covered compensation, where “final average pay” was defined as the participant’s average monthly compensation during the 60 consecutive month period within his last ten years of employment in which he received his highest compensation. Effective December 31, 2010, the Qualified Plan and Supplemental Plan were amended to cease all future benefit accruals under the above formula (except where a collective bargaining agreement provides otherwise). In lieu of additional accruals under the above-described formula, each affected participant’s accrued benefit as of December 31, 2010 were increased 4% per year, compounded annually through the earlier of December 31, 2015 or the termination of the participant’s employment.

Under both Pension Plans, “average monthly compensation” is determined based on the participant’s salary plus annual cash incentive bonus. Although the retirement benefits described above are provided through separate plans, we have in the past transferred benefits from the Supplemental Plan to the Qualified Plan, and reserve the right to make further similar transfers to the extent allowed under applicable law. The value of benefits transferred to the Qualified Plan, which directly offset the value of benefits in the Supplemental Plan, will be payable to the recipients in the form of enhanced annuities or supplemental benefits and are reflected in the table above under the “Present Value of Accumulated Benefits” column.

The normal form of benefit payment under both of our Pension Plans is (i) in the case of unmarried participants, a monthly annuity payable for the life of the participant, and (ii) in the case of married participants, an actuarially equivalent monthly annuity payable for the lifetime of the participant and a survivor annuity payable for the lifetime of the spouse upon the participant’s death. Participants may elect optional forms of annuity benefits under each Pension Plan and, in the case of the Qualified Plan, an annuity that guarantees ten years of benefits, all of which are actuarially equivalent in value to the normal form of benefit. The enhanced annuities described in the prior paragraph may be paid in the form of a lump sum, at the participant’s election.

The normal retirement age is 65 under both of the Pension Plans. Participants may receive benefits under both of these plans upon “early retirement,” which is defined as attaining age 55 with five years of service. Under both of these plans, the benefit payable upon early termination is calculated under formulas that pay between 60% to 100% of the base plan benefit and 48% to 92% of the excess plan benefit, in each case with the lowest percentage applying to early retirement at age 55 and proportionately higher percentages applying to early retirement after age 55. For additional information on early retirement benefits, please see the applicable early retirement provisions of the Pension Plans, copies of which are filed with the SEC.

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Deferred Compensation

Deferred Compensation

The following table and discussion provides information on (i) our Supplemental Dollars & Sense Plan, under which certain named officers may elect to defer a portion of their salary in excess of the amounts that may be deferred under federal law governing qualified 401(k) plans, and (ii) the deferred compensation arrangements we have with each of Messrs. Storey and Patel, which are described in more detail in the text following the table below. For 2018, only Messrs. Goff and Post have elected to participate in our Supplemental Dollars & Sense Plan.

Non-Qualified Deferred Compensation

Name	Aggregate Balance at December 31, 2017(1)	Executive Contributions in 2018(2)	CenturyLink Contributions in 2018(3)	Aggregate Earnings in 2018(4)	Aggregate Withdrawals/ Distributions(5)	Aggregate Balance at December 31, 2018

Current Executives:

Jeffrey K. Storey	$14,602,206	$—	$—	$24,759	$9,349,129	$5,277,836

Stacey W. Goff	2,126,398	37,989	10,143	(84,260)	—	2,090,270

Former Executives:

Glen F. Post, III	$5,239,118	$186,611	$77,337	$(2,947)	$5,550,118	$—

Sunit S. Patel	6,915,750	—	—	—	5,002,605	1,913,145

(1)

For each of Messrs. Goff and Post, this figure represents the aggregate balance of his Supplemental Dollars & Sense Plan account. For Mr. Storey, this figure represents the value of RSUs that were converted to CenturyLink RSUs and accelerated immediately following the Level 3 Combination but which continue to pay out in Common Shares according to their original payout schedule (the “Deferred RSUs”), as of December 31, 2017. For Mr. Patel, this figure represents the balance, as of December 31, 2017, of the deferred cash award he received upon the acceleration and cash out of certain Level 3 RSUs that were converted to CenturyLink RSUs as result of the Level 3 Combination (the “Deferred Cash Award”).

(2)

For participants in the Supplemental Dollars & Sense Plan, the amounts in this column reflect contributions under the Supplemental Dollars & Sense Plan by the officer of salary paid in 2018 and reported as 2018 salary compensation in the Summary Compensation Table.

(3)

For participants in the Supplemental Dollars & Sense Plan, this column includes our partial match of the officer’s contribution under the terms of that plan, all of which were included as 2018 compensation in the column of the Summary Compensation Table labeled “All Other Compensation.”

(4)

For participants in the Supplemental Dollars & Sense Plan, this column represents aggregate earnings in 2018 including interest, dividends and distributions earned with respect to deferred compensation invested by the officers in the manner described in the text below. For Mr. Storey, this figure represents the change in value of his Deferred RSUs during 2018 (realized gain or loss on Deferred RSUs paid out during 2018 and unrealized gain or loss on his remaining Deferred RSUs as of December 31, 2018).

(5)

For Mr. Storey, this figure represents the value of Deferred RSUs paid out to him during 2018 (valued based on the closing price of a Common Share on the scheduled payout date). For Mr. Patel, this figure represents the amount of the Deferred Cash Award paid out to him during 2018.

Supplemental Dollars & Sense Plan. Under this plan, certain of our senior officers may defer up to 50% of their salary in excess of the federal limit on annual contributions to a qualified 401(k) plan. For every dollar that an eligible participant contributes to this plan up to 6% of his or her excess salary, we add an amount equal to the total matching percentage then in effect for matching contributions made by us under our qualified 401(k) plan (which for 2018 equaled the sum of all of the initial 1% contributed and half of the next 5% contributed). All amounts contributed under this supplemental plan by the participants or us are allocated among deemed investments that follow the performance of the same broad array of funds offered under our qualified 401(k) plan. This is reflected in the market value of each participant’s account. Participants may change their deemed investments in these funds at any time. We reserve the right to transfer benefits from the Supplemental Dollars & Sense Plan to our qualified 401(k) or retirement plans to the extent allowed under Treasury regulations and other guidance. The value of benefits transferred to our qualified plans directly offsets the value of benefits in the Supplemental Dollars & Sense Plan. Participants in the Supplemental Dollars & Sense Plan normally receive payment of their account balances in a lump sum once they cease working full-time for us, subject to any deferrals mandated by federal law.

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Deferred Cash Award for Mr. Patel. As provided in Mr. Patel’s offer letter, all RSUs that had been granted to him by Level 3 before 2017 were cancelled and converted to a deferred cash award, which will be paid to Mr. Patel in cash on the same schedule that the now-cancelled awards would have otherwise settled and paid out in shares. In accordance with that schedule, Mr. Patel received or will receive the following approximate amounts on the following dates: $936,661 on February 1, 2019; $664,323 on July 1, 2019; and $312,161 on July 1, 2020.

Deferred RSUs for Mr. Storey. As provided in Mr. Storey’s original offer letter, upon the closing of the Level 3 Combination, we accelerated the vesting of a portion of his outstanding RSUs (which had originally been granted to him by Level 3 and were converted to CenturyLink RSUs in the Level 3 Combination), although they will continue to pay out in shares in accordance with its original payment schedule. In accordance with that schedule, the following vested and deferred RSUs held by Mr. Storey settled or will settle in Common Shares on the following dates: 117,229 RSUs on February 1, 2019; 54,462 RSUs on March 1, 2019; 83,146 RSUs on July 1, 2019; 54,460 RSUs on March 1, 2020; and 39,075 RSUs on July 1, 2020.

Potential Termination Payments

The materials below discuss payments and benefits that our officers are eligible to receive if they (i) resign or retire, (ii) are terminated by us, with or without cause, (iii) die or become disabled, or (iv) become entitled to termination benefits following a change of control of CenturyLink. The amounts actually paid to Messrs. Post, Patel and Hussain in connection with the termination of their employment with us in 2018 are detailed below under “—Amounts Paid to Former Executives.”

Notwithstanding the information appearing below, you should be aware that our officers have agreed to forfeit their equity compensation awards (and profits derived therefrom) if they compete with us or engage in other activity harmful to our interests while employed with us or within 18 months after termination. Certain other compensation might also be recoverable by us under certain circumstances after termination of employment. See “Compensation Discussion and Analysis—Our Policies, Processes and Guidelines Related to Executive Compensation—Forfeiture of Prior Compensation” for more information.

Payments Made Upon All Terminations. Regardless of the manner in which our employees’ employment terminates prior to a change of control, they are entitled to receive amounts earned during their term of employment (subject to the potential forfeitures discussed above). With respect to each such terminated employee, such amounts include his or her:

◾	salary and earned but unused vacation pay through the date of termination, payable immediately following termination in cash;
◾	annual incentive bonus, but only if such employee served for the entire bonus period or through the date such bonus is payable (unless this service requirement is waived or more favorable treatment is applicable in the case of retirement, death or disability);

◾	equity awards that have vested;

◾	benefits accrued and vested under our qualified and supplemental defined benefit pension plans, with payouts generally occurring at early or normal retirement age;

◾	vested account balance held in our qualified and supplemental defined contribution plans, which the employee is generally free to receive at the time of termination; and

◾	rights to continued health care benefits to the extent required by law.

Payments Made Upon Voluntary or Involuntary Terminations. In addition to benefits described under the heading immediately above, employees involuntarily terminated by us without cause prior to a change of control are also entitled, subject to certain conditions, to:

◾	payment of their annual incentive bonus or a pro rata portion thereof, depending on their termination date;

◾	if approved by our Compensation Committee in its discretion, accelerated vesting of all, or a portion of, unvested time-vested equity awards and/or to permit an employee to retain all or a portion of his or her unvested performance-based restricted stock for the remainder of the applicable performance period; and

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◾	a cash severance payment in the amount described under “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Other Benefits—Severance Benefits” plus the receipt of any short-term incentive bonus payable under their applicable bonus plan and outplacement assistance benefits.

None of the benefits listed immediately above are payable if the employee resigns or is terminated for cause.

Payments Made Upon Retirement. Employees who retire in conformity with our retirement plans and policies are entitled, subject to certain conditions, to:

◾	payment of their annual incentive bonus or a pro rata portion thereof, depending on their retirement date;

◾	post-retirement life, health and welfare benefits; and

◾	all of the benefits described under the heading “—Payments Made Upon All Terminations.”

In addition, the Committee has discretion to accelerate the vesting of all, or a portion of, unvested time-vested equity awards and/or to permit an employee who retires from the Company to retain all or a portion of his or her unvested performance-based equity awards for the remainder of the applicable performance period.

Payments Made Upon Death or Disability. Upon death or disability, officers (or their estates) are generally entitled to (without duplication of benefits):

◾	payments under our disability or life insurance plans, as applicable;

◾	keep all of their time-vested equity awards, whether vested or unvested;

◾	retain a pro rata portion of their performance-based equity awards, which would remain subject to performance conditions and original payout timing;

◾	payment of their annual incentive bonus or a pro rata portion thereof, depending on their date of death or disability;

◾	continued rights to receive (i) life, health and welfare benefits at early or normal retirement age, in the event of disabilities of employees with ten years of prior service, or (ii) health and welfare benefits payable to surviving eligible dependents, in the event of death of employees meeting certain age and service requirements; and
◾	all of the benefits described under the heading “—Payments Made Upon All Terminations,” except that (i) upon death benefits under our retirement plans are generally available only to surviving spouses and (ii) benefits payable to mentally disabled employees under our nonqualified defined benefit retirement plans may be paid prior to retirement age.

Equity Acceleration Provisions of Mr. Storey’s Amended and Restated Offer Letter. In conjunction with appointing Mr. Storey as our CEO, we amended and restated our offer letter with him that provides that certain outstanding, unvested equity awards will accelerate upon a “qualifying termination” or, subject to certain conditions, his retirement. A “qualifying termination” is defined in his amended and restated offer letter to include death, “disability,” termination by us without “cause,” or termination by Mr. Storey with “good reason” (each as further defined in the offer letter). Upon a qualifying termination, vesting of all unvested time-vested awards is accelerated and, with respect to performance-based awards, Mr. Storey will be permitted to retain all such awards although they will remain subject to their original performance conditions and payout schedule (except upon his death, when the awards would pay out at target). In addition, upon his retirement, provided that he has given us 90 days notice of his intent to retire, Mr. Storey is entitled to receive full service vesting as well with respect to his annual LTI grants (not including the promotion grant he was awarded upon his appointment as CEO), with any performance-based awards remaining subject to their original performance conditions and payout schedule. However, his 2018 annual LTI grant is not eligible for this retirement treatment until the first anniversary of the date of grant.

Payments Made Upon a Change of Control. We have entered into agreements that entitle each of our executive officers who are terminated without cause or resign under certain specified circumstances within certain specified periods following any change in control of CenturyLink to (i) receive a lump sum cash severance payment equal to a multiple of such officer’s annual cash compensation (defined as salary plus the average annual incentive bonus over the past three years), (ii) receive such officer’s currently pending bonus or pro rata portion thereof, depending on the date of termination, and (iii) continue to receive, subject to certain exceptions, certain welfare benefits for certain specified periods. See “Compensation Discussion and Analysis—Our

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Potential Termination Payments

Compensation Program Objectives and Components of Pay—Other Benefits—Change of Control Arrangements” for a description of the benefits under our change of control agreements.

Under CenturyLink’s above-referenced agreements, a “change in control” of CenturyLink would be deemed to occur upon (i) any person (as defined in the Securities Exchange Act of 1934) becoming the beneficial owner of 30% or more of the outstanding Common Shares, (ii) a majority of our directors being replaced, (iii) consummation of certain mergers, substantial asset sales or similar business combinations, or (iv) approval by the shareholders of a liquidation or dissolution of CenturyLink.

The above-referenced agreements provide the benefits described above if we terminate the officer’s employment without cause or the officer resigns with “good reason,” which we describe further under the heading “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Other Benefits–Change of Control Arrangements.” We have filed copies or forms of these agreements with the SEC.

Participants in our supplemental defined benefit plan whose service is terminated within two years of the change in control of CenturyLink will receive a cash payment equal to the present value of their plan benefits (after providing age and service credits of up to three years if the participant is terminated by us without cause or resigns with “good reason”), determined in accordance with actuarial assumptions specified in the plan. Certain account balances under our qualified retirement plans will also fully vest upon a change of control of CenturyLink.

Under the terms of our equity incentive plans, incentives granted under those plans will not vest, accelerate, become exercisable or be deemed fully paid unless otherwise provided in a separate agreement, plan or instrument. None of our equity award agreements since 2011 have provided for any such accelerated recognition of benefits solely upon a change of control. Instead, our current award agreements provide that any holder of incentives who is terminated by us or our successor without cause or resigns with good reason following a change of control will be entitled to receive full vesting of his or her time-vested restricted shares and continued rights under his or her performance-based restricted shares (on the same terms as if he or she had not been terminated).

We believe the above-described change of control benefits enhance shareholder value because:

◾	prior to a takeover, these protections help us to recruit and retain talented officers and to help maintain the productivity of our workforce by alleviating concerns over economic security, and

◾	during or after a takeover, these protections (i) help our personnel, when evaluating a possible business combination, to focus on the best interests of CenturyLink and its shareholders, and (ii) reduce the risk that personnel will accept job offers from competitors during takeover discussions.

Estimated Potential Termination Payments. The table below provides estimates of the value of payments and benefits that would become payable if our current named executives were terminated in the manner described below, in each case based on various assumptions, the most significant of which are described in the table’s notes.

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EXECUTIVE COMPENSATION

Potential Termination Payments

Potential Termination Payments

Name	Type of Termination Payment(2)	Type of Termination of Employment(1)
		Involuntary Termination Without Cause(3)	Retirement	Death or Disability	Termination Upon a Change of Control(4)
Jeffrey K. Storey	Annual Bonus	$3,790,772	$3,790,772	$3,790,722	$3,790,722
	Equity Awards(5)	25,928,392	9,870,392	25,928,392	25,928,392
	Pension and Welfare(6)	58,500	—	—	84,000
	Cash Severance(7)	10,800,067	—	—	16,200,101
		$40,577,731	$13,661,164	$29,719,163	$46,003,265
Indraneel Dev	Annual Bonus	$438,427	n/a	$438,427	$438,427
	Equity Awards(5)	1,390,376	n/a	2,513,703	2,513,703
	Pension and Welfare(6)	28,675	n/a	—	28,675
	Cash Severance(7)	487,500	n/a	—	487,500
		$2,344,978	n/a	$2,952,130	$3,468,305
Stacey W. Goff	Annual Bonus	$847,465	n/a	$847,465	$591,341
	Equity Awards(5)	1,897,992	n/a	4,845,546	4,845,546
	Pension and Welfare(6)	33,800	n/a	—	60,100
	Cash Severance(7)	1,320,039	n/a	—	2,640,077
		$4,099,296	n/a	$5,693,011	$8,137,064
Scott A. Trezise	Annual Bonus	$467,600	n/a	$467,600	$328,490
	Equity Awards(5)	1,476,216	n/a	2,684,853	2,684,853
	Pension and Welfare(6)	32,400	n/a	—	57,300
	Cash Severance(7)	855,017	n/a	—	1,710,035
		$2,831,233	n/a	$3,152,453	$4,780,677

(1)

All data in the table reflects our estimates of the value of payments and benefits assuming the named officer was terminated on December 31, 2018. The closing price of the Common Shares on such date was $15.15. The table reflects only estimates of amounts earned or payable through or at such date based on various assumptions. Actual amounts can be determined only at the time of termination. If a named officer voluntarily resigns or is terminated with cause, he will not be entitled to any special or accelerated benefits, but will be entitled to receive various payments or benefits that vested before the termination date. The table reflects potential payments based upon a physical disability; additional benefits may be payable in the event of a mental disability.

(2)

As further described above, upon termination of employment, the named officers may become entitled to receive certain special, accelerated or enhanced benefits, including, subject to certain exceptions, the right to receive payment of their annual cash incentive bonus, an acceleration under certain circumstances of the vesting of their outstanding equity awards, current or enhanced pension and welfare benefits, or cash severance payments. The table excludes (i) payments or benefits made under broad-based plans or arrangements generally available to all salaried full-time employees and (ii) benefits, awards or amounts that the officer was entitled to receive prior to termination of employment.

(3)

The amounts listed in this column reflect payments to which the named officer would be entitled to under our executive severance plan if involuntarily terminated by us without cause (or, for Mr. Storey, by him with good reason, as provided in his amended and restated offer letter) prior to a change of control. The amounts listed in this column would not be payable if the officer voluntarily resigns (for Mr. Storey, without good reason) or is terminated for cause.

(4)

The information in this column assumes each named officer became entitled at December 31, 2018 to the benefits under CenturyLink’s agreements in existence on such date described above under “—Payments Made Upon a Change of Control” upon an involuntary termination without cause or resignation with good reason. All amounts are based on several assumptions.

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EXECUTIVE COMPENSATION

Potential Termination Payments

(5)

The information in this row (i) reflects the benefit to the named officer arising out of the accelerated vesting of some or all of his restricted stock triggered by the termination of employment and (ii) assumes that the Compensation Committee would not approve the acceleration of the restricted stock of any named officer in the event of an involuntary termination.

(6)

The information in this row reflects only the incremental benefits that accrue upon an event of termination, and excludes benefits that were vested on December 31, 2018. For information on the present value of the named officers’ accumulated benefits under our defined benefit pension plans, see “—Pension Benefits,” and for information on the aggregate balances of the named officers’ non-qualified deferred compensation, see “—Deferred Compensation.” As indicated above, the named officer would also be entitled to receive a distribution of his or her 401(k) benefits and various other broad-based benefits.

(7)	The information in this row excludes, in the case of disability or death, payments made by insurance companies.

Amounts Paid to Former Executives.

Three of our named officers terminated employment with us prior to December 31, 2018, and therefore none of them (Messrs. Post, Patel, and Hussain) are included in the above table. The amounts paid or payable to these officers upon their termination are detailed in “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Retirement Compensation Paid to our Former CEO,” “—Compensation paid to our former CTO” and “—compensation formatted by our former CFO.”

Pay Ratio Disclosure

As mandated by federal law and related SEC rules, we are required to disclose a ratio of the pay of our CEO to that of our median employee. For 2018, the total compensation of our CEO, Mr. Storey (as reported in the Summary Compensation Table but annualized as noted below), was $36,218,812, while the annual total compensation for our median employee was $68,674. As a result, the ratio of CEO pay to median employee pay was approximately 527 to 1.

We calculated our 2018 pay ratio using the following assumptions:

◾	Median employee determination. The median employee was determined by reviewing the annual total target compensation (the sum of base salary, target short-term incentive and target long-term incentive awards) as of December 31, 2018 for approximately 45,000 active employees employed on that date, excluding our CEO. No other employees were excluded from that calculation.
◾	Median employee identification. The median employee was identified as a network technician, located in Portland, Oregon and with the company for four years.

◾	Median employee total compensation calculation. To determine the median pay ratio, we calculated the median employee’s pay using the same pay elements and calculation methodology as used in determining the CEO’s pay for purposes of disclosure in the Summary Compensation Table.

Because Mr. Storey was not serving as CEO for the full year, we annualized certain compensation items that he received for his services as CEO during 2018 (specifically, using his CEO salary for the full year and for calculation of his STI payout). As a result, the compensation figure we used for purposes of calculating our pay ratio differs from the total of his 2018 compensation as reported in the Summary Compensation Table, as detailed in the middle column of the table appearing below.

In addition, Mr. Storey’s 2018 annualized compensation, excluding special one-time events associated with the Level 3 combination, would have been $18,714,772 (as detailed in the final column of the table below), which would have yielded a ratio of CEO pay to median employee pay of approximately 273 to 1.

Compensation Components	Amount Reported in Summary Compensation Table	Annualized Amount Used for Pay Ratio Calculation		Total Compensation Excluding One-time Items
Salary	$1,683,299	$1,800,011	(1)	$1,800,011	(1)
Bonus	5,842,000	5,842,000		—
Equity Awards	24,262,040	24,262,040		12,600,000	(3)
Non-Equity Incentive Plan Compensation	3,790,772	4,237,226	(2)	4,237,226	(2)
All Other Compensation	77,535	77,535		77,535
Total	$35,655,646	$36,218,812		$18,714,772

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EXECUTIVE COMPENSATION

Pay Ratio Disclosure

(1)	Represents Mr. Storey’s CEO salary, as established upon his promotion to CEO, for a full twelve months.

(2)

Represents the product of Mr. Storey’s CEO target STI percentage (200%) and his annualized CEO salary (see footnote 1), multiplied by the product of the actual STI payout percentage and Mr. Storey’s individual modifier as approved by the Committee (107% * 110%).

(3)	Represents Mr. Storey’s target annual LTI award for 2018.

As the SEC rules permit companies to choose between different methodologies for median pay calculations, our ratio should not be used as a basis for comparison with other companies. Other public companies may calculate their pay ratio using a different methodology than what is used by CenturyLink.

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DIRECTOR COMPENSATION

Overview

The Board believes that each director who is not employed by us (whom we refer to as outside directors or non-management directors) should be compensated through a mix of cash and equity-based compensation, which most recently has been granted in the form of restricted stock. The Compensation Committee, consisting entirely of independent directors, has primary responsibility for periodically reviewing and considering any revisions to director compensation. In recent years, the Committee has reviewed director compensation annually with assistance from its compensation consultant, including conducting annual benchmarking to help assess the appropriateness and competitiveness of our director compensation programs. The Board reviews the Compensation

Committee’s recommendations, discussing those recommendations among themselves and with the compensation consultant, and determines the amount of director compensation.

The table and the discussion below summarize how we compensated our outside directors in 2018. This table does not include compensation paid to either Mr. Storey, who currently serves as Chief Executive Officer and President as well as a director, or to Mr. Post, who was Mr. Storey’s predecessor in those roles and who has served as an outside director since the date of the management transition (May 23, 2018). Please see the “Summary Compensation Table” above for details regarding all compensation paid to each of them during fiscal 2018.

2018 Compensation of Outside Directors

Name	Fees Earned or Paid in Cash	Stock Awards(1),(2)	All Other Compensation(3)	Total

Martha H. Bejar	$130,500	$161,939	$—	$292,439

Virginia Boulet	133,500	161,939	—	295,439

Peter C. Brown	114,750	161,939	—	276,689

Kevin P. Chilton	139,750	161,939	—	301,689

Steven T. Clontz	104,500	161,939	—	266,439

T. Michael Glenn	118,500	161,939	—	280,439

W. Bruce Hanks	241,500	161,939	10,181	413,620

Mary L. Landrieu	108,500	161,939	6,000	276,439

Harvey P. Perry	302,500	161,939	11,468	475,907

Michael J. Roberts	141,500	161,939	—	303,439

Laurie A. Siegel	139,937	181,571	—	321,508

(1)

For purposes of determining the number of restricted shares to grant on May 24, 2018 to each outside director, the Compensation Committee valued each of these stock awards to equal $165,000, plus an additional grant valued at $20,000 to Ms. Siegel (as described in greater detail below), in each case, based upon the volume-weighted average closing price of our Common Shares over a 15-day trading period ending prior to the grant date. For purposes of reporting the fair value of these awards in the table above, however, we valued each grant based upon the closing stock price of our Common Shares on the grant date in accordance with FASB ASC Topic 718. These awards vest on May 24, 2019 (subject to accelerated vesting or forfeiture in certain limited circumstances). See “—Cash and Stock Payments.”

(2)

As of December 31, 2018, Ms. Siegel held 9,804 unvested shares of restricted stock and each of our other outside directors held 8,744 unvested shares of restricted stock, which constituted the only unvested equity-based awards held by our outside directors as of such date. For further information on our directors’ stock ownership, see “Ownership of Our Securities—Executive Officers and Directors,” and for information on certain deferred fee arrangements pertaining to Mr. Roberts, see “—Other Benefits.”

(3)

Includes (i) reimbursements for the cost of annual physical examinations and related travel of $4,181 for Mr. Hanks and $5,000 for Mr. Perry, (ii) the value of personal use of our aircraft in the amount of $468 for Mr. Perry and (iii) payments related to the attendance of the NACD Global Board Leaders’ Summit of $6,000 for each of Ms. Landrieu and Messrs. Hanks and Perry. Except as otherwise noted

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DIRECTOR COMPENSATION

Overview

in the prior sentence, the table above does not reflect (i) reimbursements for travel expenses or (ii) any benefits associated with the directors or their family members participating in recreational activities scheduled during board retreats or meetings (as described further under the heading “Compensation Discussion and Analysis—Our Compensation Program Objectives and Components of Pay—Other Benefits—Perquisites”).

Cash and Stock Payments

Each outside director is paid an annual fee of $65,000 plus $2,000 for attending each regular board meeting, special board meeting (including each day of the Board’s annual planning session), committee meeting and separate director education program.

During 2018, Harvey P. Perry, in his capacity as the non-executive Chairman of the Board, received supplemental board fees of $200,000 payable in cash. The Chairman’s duties are set forth in our Corporate Governance Guidelines. See “Corporate Governance.”

During 2018, W. Bruce Hanks, in his capacity as non-executive Vice Chairman of the Board and Lead Independent Director, received supplemental board fees of $100,000 cash. Under our Bylaws, the Vice Chairman is charged with the responsibility of assisting the Chairman and performing such other duties as may be assigned to him by the Board or the Bylaws.

We also pay annual supplemental board fees to the chairs of each of the following committees as follows: (i) the chair of the Audit Committee receives $25,000,

(ii) the chair of the Compensation Committee receives $18,750, (iii) the chair of the Nominating Committee receives $15,000 and (iv) the chair of the Risk and Security Committee receives $12,500.

During 2018, the Compensation Committee awarded to each outside director an annual grant of shares of time-vested restricted stock valued at $165,000 on the terms and conditions specified in Note 1 of the table appearing above under “ —Overview,” plus a special incremental grant of time-vested shares of restricted stock valued at $20,000 to Ms. Siegel. The Compensation Committee, with Ms. Siegel abstaining, awarded her this grant in recognition of her leadership of the Compensation Committee in its successful negotiations of a series of complex executive compensation arrangements over the preceding year, including those related to the senior management transition. The Compensation Committee currently expects to grant a comparable annual award to each outside director who is serving as a director on the day after our 2019 annual meeting (not including the special incremental grant to Ms. Siegel).

Other Benefits

Each outside director is entitled to be reimbursed (i) for expenses incurred in attending board and committee meetings, (ii) for expenses incurred in attending director education programs and (iii) up to $5,000 per year for the cost of an annual physical examination, plus related travel expenses.

In connection with our 2011 merger with Qwest, we assumed the Qwest Deferred Compensation Plan for Non-Employee Directors. Under this plan, Qwest outside directors could elect to defer all or a portion of their cash directors’ fees, which were then converted to a number of “phantom units” based the value of a share of Qwest stock, with credit for dividends paid to shareholders “reinvested” in additional phantom units. Certain plan balances were distributed to participants at the close of the merger, but plan balances attributable to amounts deferred on or after January 1, 2005 by Qwest directors who joined our Board following the merger were converted, based on the merger exchange ratio, to phantom units based on the value of one of our Common Shares. Other than the crediting and “reinvestment” of dividends for outstanding phantom units, CenturyLink does not make any contributions to, and no additional elective deferrals are permitted under this plan. Subject to the terms of the plan, each participant’s account will be distributed as a lump sum in cash as soon as practicable following the end of his or her service as a director. As of December 31, 2018, Michael J. Roberts was the only remaining participant in this plan, with a balance of 6,945 phantom units with an aggregate value of approximately $105,217 as of such date.

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DIRECTOR COMPENSATION

Other Benefits

We supply company-owned tablets to our outside directors for use in reviewing materials posted to a dedicated portal that permits management to communicate with the Board.

Directors may use our aircraft in connection with company-related business. However, we generally do not permit either our directors or their family members to use our aircraft for personal trips (except when such use can be accommodated at no incremental cost to us or on terms generally available to all of our employees in connection with a medical emergency).

Our bylaws require us to indemnify our directors and officers so that they will be free from undue concern about personal liability in connection with their service to CenturyLink. We have signed agreements with each of those individuals contractually obligating us to provide these indemnification rights. We also provide our directors with customary directors and officers liability insurance.

Director Stock Ownership Guidelines

For information on our stock ownership guidelines for outside directors, see “Corporate Governance—Stock Ownership Guidelines.”

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PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Common Shares with the cumulative total return of the S&P 500 Index and the S&P 500 Communication Services Sector Index for the period from December 31, 2013 to December 31, 2018, in each case assuming (i) the investment of $100 on January 1, 2014 at closing prices on December 31, 2013, and (ii) reinvestment of dividends.

	December 31,
	2013	2014	2015	2016	2017	2018

CenturyLink	$100.00	$131.05	$92.56	$95.01	$79.50	$81.48

S&P 500 Index	100.00	113.56	115.13	128.20	154.45	148.34

S&P 500 Communication Services Sector Index(1)	100.00	109.64	113.09	136.74	135.22	118.08

(1)

As of December 31, 2018, the S&P 500 Communication Services Sector Index consisted of Activision Blizzard, Inc., Alphabet Inc., AT&T Inc., CBS Corporation, CenturyLink, Charter Communications, Inc., Comcast Corporation, Discovery, Inc., DISH Network Corporation, Electronic Arts Inc., Facebook, Inc., Netflix, Inc., News Corporation, Omnicom Group Inc., Take-Two Interactive Software, Inc., The Interpublic Group of Companies, Inc., The Walt Disney Company, TripAdvisor, Inc., Twenty-First Century Fox, Inc., Twitter, Inc., Verizon Communications Inc. and Viacom Inc.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, our Compensation Committee included (i) Laurie A. Siegel, Virginia Boulet, T. Michael Glenn and Michael J. Roberts (for the entire year) and (ii) Steven T. Clontz (beginning on May 23, 2018). No member of the Compensation Committee served as an officer or employee of the Company or any of our subsidiaries prior to or while serving on the Compensation Committee.

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TRANSACTIONS WITH RELATED PARTIES

Recent Transactions

During 2018, we paid Matthew J. Post, who served as Director–Big Data Services, total gross compensation of approximately $212,384, consisting of approximately $76,943 in salary, $19,104 in annual incentive bonuses, $51,338 in equity grants, $61,922 in a patent bonus and $3,078 in matching contributions to his qualified 401(k) plan account. Matthew J. Post is the son of Glen F. Post, III, a member of our Board who previously served as our Chief Executive Officer from 1992 until May 2018. Matthew J. Post was an employee of ours from 2014 until August 2018.

During 2018, we paid H. Parnell Perry, Jr., who serves as Manager–Technology Management, total gross compensation of approximately $139,332, consisting of approximately $115,752 in salary, $18,950 in annual incentive bonuses and $4,630 in matching contributions to his qualified 401(k) plan account. H. Parnell Perry, Jr. is the son of Harvey P. Perry, our Chairman of the Board, and has been an employee of ours since 1987.

During 2018, we paid Jonathan Perry, who serves as Director–Sales & Marketing, Century Marketing Solutions, total gross compensation of approximately $160,433, consisting of approximately $103,226 in salary, $26,549 in annual incentive bonuses, $26,786 in equity grants and $3,873 in matching contributions to his qualified 401(k) plan account. Jonathan Perry is the son of Harvey P. Perry, our Chairman of the Board, and has been an employee of ours since 2008.

We are one of the largest employers in Monroe, Louisiana and in several of our other markets, and, as such, employ personnel related by birth or marriage throughout our organization. Several of our directors have family members employed by us, although none of them (other than Matthew J. Post, H. Parnell Perry, Jr. and Jonathan Perry) earned 2018 compensation in excess of the $120,000 threshold that would require detailed disclosures under the federal proxy rules.

Review Procedures

Early each year, our management distributes to the Audit Committee a written report listing our payments to vendors, including a list of transactions with our directors, officers or employees. This annual report permits the independent directors to assess and discuss our related party transactions. Although we have no formal written pre-approval procedure governing related party transactions, our CEO typically seeks approval of the Board before engaging in any new related party transaction involving significant sums or risks.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires our executive officers and directors, among others, to file certain beneficial ownership reports with the SEC. To our knowledge, based solely on our review of copies of reports received by us and written representations by certain reporting persons, we believe that all such reports were timely filed during fiscal year 2018, except for a Form 4 report for Steven T. Clontz, a director of the Company, to disclose one transaction that occurred on May 25, 2018, which was subsequently disclosed on a Form 5 report.

94 | 2019 Proxy Statement

SHAREHOLDER PROPOSAL

(Item 6 on Proxy or Voting Instruction Card)

We periodically receive suggestions from our shareholders, some as formal shareholder proposals. We give careful consideration to all suggestions, and assess whether they promote the best long-term interests of CenturyLink and its shareholders.

We expect Item 6 to be presented by shareholders at the meeting. Following SEC rules, we are reprinting the proposal and supporting statement as it was submitted to us, other than minor formatting changes. We take no responsibility for it. On request to the Secretary at the address listed under “Other Matters – Annual Financial Report,” we will provide information about the sponsor’s shareholdings. Adoption of this proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST ITEM 6 FOR THE REASONS WE GIVE BELOW.

The following proposal was submitted by the AFL-CIO Reserve Fund, located at 815 16th Street, NW, Washington, D.C., 20006, as a lead filer, and Friends Fiduciary Corporation, located at 1650 Arch Street, Suite 1904, Philadelphia, Pennsylvania, 19103, as a co-filer.

“Whereas, we believe in full disclosure of CenturyLink’s direct and indirect lobbying activities and expenditures to assess whether CenturyLink’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

Resolved, the shareholders of CenturyLink request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by CenturyLink used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	CenturyLink’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s decision making process and the Board’s oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which CenturyLink is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on CenturyLink’s website.

Supporting Statement

We encourage transparency and accountability in the use of funds to lobby. CenturyLink spent $23,070,486 from 2010 – 2017 on federal lobbying (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states, where CenturyLink also lobbies in 38 states (“Amid Federal Gridlock, Lobbying Rises in the States,” Center for Public Integrity, February 11, 2016), but disclosure is uneven or absent. A study found CenturyLink spent $1,552,902 lobbying in six states from 2012 – 2015 (“How Leading U.S. Corporations Govern and Spend on State Lobbying,” Sustainable Investments Institute, March 2017).

CenturyLink serves on the board of USTelecom, which spent $42.13 million on lobbying from 2010 – 2017. USTelecom’s lobbying against net neutrality has attracted attention (“AT&T/Verizon Lobbyists to

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SHAREHOLDER PROPOSAL

(Item 6 on Proxy or Voting Instruction Card)

‘Aggressively’ Sue States that Enact Net Neutrality,” Ars Technica, March 27, 2018). CenturyLink does not comprehensively disclose its memberships in trade associations nor the amounts of its payments used for lobbying. And CenturyLink is a member of the American Legislative Exchange Council (ALEC).

We are concerned that our company’s lack of lobbying and trade association disclosure presents reputational risks. For example, CenturyLink’s ALEC membership has drawn press scrutiny (“AT&T Drops ALEC for Hosting Hate Speech,” PR Watch, November 30, 2018), and over 110 companies have publicly left ALEC, including peers AT&T, Sprint, T-Mobile and Verizon. And CenturyLink was included in a 2018 list of America’s 20 most hated companies (“Bad Reputation: America’s Top 20 Most-hated Companies,” 24/7 Wall Street, January 22, 2018).”

The Board recommends that you vote AGAINST this proposal for the following reasons:

We believe our continued success and long-term profitability are substantially dependent upon our ability to actively engage in political, legislative and regulatory processes to advocate in favor of laws and policies that are in the best interests of our company, shareholders and customers. The proponent’s proposal this year is substantially similar to the proposal it submitted last year, which received less than 21.5% support of the shares voted at last year’s annual meeting.

For the reasons discussed further below, we continue to believe that (i) we currently disclose a substantial amount of detailed information on the cost and scope of our lobbying activities and (ii) the preparation and publication of the report contemplated by this proposal is neither necessary nor an efficient use of our resources.

◾	Information regarding our participation in the political process is set forth in our semi-annual Political Contributions Reports (the “Semi-Annual Reports”), which are available for review on our website. Our Semi-Annual Reports outline the core principles governing our political participation.

◾	In addition to furnishing our Semi-Annual Reports, we file substantial amounts of information about our lobbying activity under federal, state and local laws. At the federal level, we file quarterly reports under the Lobbying Disclosure Act disclosing our lobbying expenditures and detailing the entities we lobbied and the subject matter of our lobbying efforts. This includes quarterly reporting to the Federal Election Commission regarding our employee political action committee. Any lobbying firms hired by us file similar reports, and trade associations to which we contribute are separately subject to strict public disclosure requirements regarding their lobbying activities. We and our in-house and external lobbyists also file reports disclosing political contributions and related payments. Furthermore, we file all lobbying reports required by state laws, which in some cases have broader disclosure requirements than federal law. Shareholders can access this information through websites maintained by the U.S. House of Representatives, the U.S. Senate, the Federal Election Commission, and various state governmental bodies, or through various commercial websites that aggregate similar data.

◾	Our policies and procedures governing lobbying and political activities are subject to rigorous internal controls designed to ensure, among other things, that our applicable disclosures are full and complete. As noted in our Semi-Annual Reports, our Senior Vice President, Public Policy and Government Relations, together with senior management, the Board, and various public policy and legal personnel, oversees and manages our corporate political activities in an effort to attain our public policy objectives and comply with all applicable laws. We have a policy of not contributing to “Super PACs”.

◾	We believe we significantly benefit by participating in a number of industry and trade associations, which provide us with access to valuable industry data and expertise. These groups are independent organizations that represent the diverse interests of their members, and deal with a wide range of issues. These organizations frequently make expenditures or take action contrary to our preferences, often without our knowledge. As such, we do not believe that our membership in these organizations should be viewed as an endorsement of any particular organization or policy. Disclosure of the information contemplated by the proposal could be used to unfairly suggest that we support every position taken by organizations to which we contribute. For these reasons, we do not believe that additional disclosures regarding our contributions to such organizations would be helpful to shareholders.

◾	We believe the information that we currently furnish in our Semi-Annual Reports and file with state and federal agencies strikes an appropriate

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SHAREHOLDER PROPOSAL

(Item 6 on Proxy or Voting Instruction Card)

balance between transparency and avoiding excessive burden and cost. We believe that requiring us to gather and disclose additional information would result in an unproductive use of valuable time and corporate resources by tracking insignificant activities without materially enhancing existing disclosures.

◾	We also oppose the proposal because many of its aspects are vague or unworkable, and may create confusion. We believe the proposal’s definition of lobbying and lobbying expenditures are ambiguous and could, depending on the jurisdiction, include items such as office rent, business travel expenses, and even employee salaries. As a result, the disclosures required by the proposal could be inconsistent and confusing, because a particular expenditure might be lobbying-related in one jurisdiction, but not in another.

◾	The proposal seeks to impose unnecessary line-item disclosures on lobbying expenditures that are not required by law and are not standard among other companies, including our competitors. Complying with the requirements of this proposal could put us at a relative disadvantage to our competitors. Any new requirements should be addressed by lawmakers and uniformly imposed on all entities.

◾	Finally, you should be aware that the proponent’s Supporting Statement cites figures and information that we cannot verify.

The Board is confident that the Company’s current lobbying activities are effective and fully aligned with the shareholders’ long-term interests. For the reasons set forth above, the Board believes that this proposal is overly burdensome, would result in an unproductive use of our resources, and is not in the best interests of our shareholders.

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FREQUENTLY ASKED QUESTIONS

Why am I receiving these proxy materials?

Our Board of Directors is soliciting your proxy to vote at our 2019 annual meeting of shareholders because you owned shares of our stock at the close of business on March 28, 2019, the record date for the meeting, and are entitled to vote those shares at the meeting. Our proxy materials are being made available to you on the Internet beginning on or about April 10, 2019. This proxy statement summarizes information regarding matters to be considered at the meeting. For additional information on our proxy materials, see “Other Matters—Proxy Materials” appearing below.

When and where will the meeting be held?

The meeting will be held at 10:00 a.m. local time on Wednesday, May 22, 2019, in the CenturyLink Auditorium at our corporate headquarters, 100 CenturyLink Drive, Monroe, Louisiana. If you would like directions to the meeting, please see our website, www.proxyvote.com. You do not need to attend the meeting to vote your shares.

What matters will be considered at the meeting and what vote is required to approve such matters?

Item		Board Voting Recommendation	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes	Page Reference
Management Proposals:
Item 1	Election of the 13 director nominees named herein	FOR each nominee	Affirmative vote of a majority of the votes cast	No effect	No effect	1
Item 2	Ratification of the appointment of KPMG LLP as our independent auditor for 2019	FOR	Affirmative vote of a majority of the votes cast	No effect	N/A	19
Item 3	Proposal to amend our Articles of Incorporation to increase authorized shares of common stock	FOR	Affirmative vote of a majority of the votes entitled to be cast	Counted the same as votes against	Counted the same as votes against	23
Item 4	Ratification of the NOL Rights Plan	FOR	Affirmative vote of a majority of the votes cast	No effect	No effect	25
Item 5	Non-binding advisory vote to approve our executive compensation	FOR	Affirmative vote of a majority of the votes cast	No effect	No effect	29
Shareholder Proposals:
Item 6	Shareholder proposal regarding our lobbying activities, if properly presented at the meeting	AGAINST	Affirmative vote of a majority of the votes cast	No effect	No effect	95

How many votes may I cast?

You may cast one vote for every share of our common stock or Series L preferred stock that you owned on the record date. Our common stock and Series L preferred stock vote together as a single class on all matters. In this proxy statement, we refer to these shares as our “Common Shares” and “Preferred Shares,” respectively, and as our “Voting Shares,” collectively. As of the record date, we had [●] Common Shares and 7,018 Preferred Shares outstanding.

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What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If shares are registered in your name with our transfer agent, Computershare Investor Services L.L.C., you are the “shareholder of record” of those shares and you may directly vote these shares, together with any shares credited to your account if you are a participant in our automatic dividend reinvestment and stock purchase service.

If your shares are held on your behalf in a stock brokerage account or by a bank or other nominee, you are the “beneficial owner” of shares held in “street name.” We have requested that our proxy materials be made available to you by your broker, bank or nominee, who is considered the shareholder of record of those shares.

If I am a shareholder of record, how do I vote?

If you are a shareholder of record, you may vote in person at the meeting or by proxy in any of the following three ways:

◾	call 1-800-690-6903 and follow the instructions provided;

◾	log on to the Internet at www.proxyvote.com and follow the instructions at that site; or

◾	request a paper copy of our proxy materials and, following receipt thereof, mark, sign and date your proxy card and return it to Broadridge Financial Solutions, Inc.

If you need additional help with this year’s proxy, control numbers or using ProxyVote.com, please call proxy support at 866-232-3037 (Toll-free) or 720-358-3640 (Int’l Toll).

Please note that you may not vote by telephone or the Internet after 11:59 p.m. Eastern Time on May 21, 2019.

If I am a beneficial owner of shares held in street name, how do I vote?

As the beneficial owner, you have the right to instruct your broker, bank or nominee how to vote your shares by using any voting instruction card supplied by them or by following their instructions for voting by telephone, the Internet, or in person.

If I am a benefit plan participant, how do I vote?

If you beneficially own any of our Common Shares by virtue of participating in any retirement plan of CenturyLink, then you will receive a separate voting instruction card that will enable you to direct the voting of these shares. This voting instruction card entitles you, on a confidential basis, to instruct the trustees how to vote the shares allocated to your plan account. The plans require you to act as a “named fiduciary,” which requires you to exercise your voting rights prudently and in the interests of all plan participants. Plan participants who wish to vote should complete and return the voting instruction card in accordance with its instructions. If you elect not to vote the shares allocated to your accounts, your shares will be voted in the same proportion as voted shares regarding each of the items submitted to a vote at the meeting. Plan participants that wish to revoke their voting instructions must contact the trustee and follow its procedures.

If you beneficially own any of our Common Shares by virtue of previously participating in an employee stock purchase plan formerly maintained by us or a company that we have acquired, we have made arrangements for our proxy materials to be made available to you by the record owner of those shares. Consequently, you will be afforded the opportunity to vote those shares in the same manner as any other shares held in street name.

How do I register to attend the meeting in person?

If you would like to attend the meeting in person, you must register in advance at www.proxyvote.com and follow the instructions at that site.

How do I gain admission to the Annual Meeting?

For admission to the Annual Meeting, each shareholder will be asked to present (i) valid picture identification, such as a driver’s license or passport, and (ii) proof of ownership of our common stock as of the record date, such as an admission ticket, a brokerage statement, proxy card or voting instruction form reflecting stock ownership. To request an admission ticket in advance of the Annual Meeting please visit www.proxyvote.com and follow the instructions provided. If you do not have internet access, you can register by calling 1-844-318-0137. You will need the 16-digit number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

What is the quorum requirement for the Meeting?

Our bylaws provide that the presence at the meeting, in person or by proxy, of a majority of the outstanding Voting Shares constitutes a quorum to organize the meeting.

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Can I revoke or change my voting instructions after I deliver my proxy?

Shareholders of record may revoke their proxy or change their votes at any time before their proxy is voted at the meeting by giving a written revocation notice to our secretary, by timely delivering a proxy bearing a later date or by voting in person at the meeting. Beneficial shareholders may revoke or change their voting instructions by contacting the broker, bank or nominee that holds their shares.

Who pays the cost of soliciting proxies?

We will pay all expenses of soliciting proxies for the meeting. Proxies may be solicited personally, by mail, by telephone or by facsimile by our directors, officers and employees, who will not be additionally compensated therefor. We will also request persons holding Voting Shares in their names for others, such as brokers, banks and other nominees, to forward materials to their principals and request authority for the execution of proxies, and we will reimburse them for their expenses incurred in connection therewith. We have retained Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies, for which we will pay Innisfree fees anticipated to be $22,500 and will reimburse Innisfree for certain of its out-of-pocket expenses.

Could other matters be considered and voted upon at the Meeting?

Our Board does not expect to bring any other matter before the Meeting. Further, management has not timely received any notice that a shareholder desires to present any matter for action at the meeting in accordance with our bylaws (which are described below under “Frequently Asked Questions—What is the deadline to propose actions for consideration at the 2020 Annual Meeting of Shareholders or to nominate individuals to serve as directors?”) other than the shareholder proposal described in this proxy statement, and is otherwise unaware of any matter to be considered by shareholders at the meeting other than those matters specified in the accompanying notice of the meeting. Our proxy and voting instruction cards, however, will confer discretionary voting authority with respect to any other matter that may properly come before the meeting. It is the intention of the persons named therein to vote in accordance with their best judgment on any such matter.

Who sets the rules regarding conduct at the Meeting?

The Chairman has broad responsibility and legal authority to conduct the meeting in an orderly and timely manner. This authority includes establishing rules for shareholders who wish to address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conduct all necessary business and to conclude the meeting within a reasonable period of time, we cannot assure that every shareholder who wishes to speak on an item of business will be able to do so.

You will not be permitted to bring audio visual equipment, ampliphones or posters into the meeting. We reserve the right, to be exercised in our sole discretion, to admit guests, such as local politicians or the press, into the meeting.

What happens if the Meeting is postponed or adjourned?

The Chairman may postpone or adjourn the meeting. Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

What is the deadline to propose actions for consideration at the 2020 Annual Meeting of Shareholders or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future annual meetings of shareholders.

Proxy Statement Proposals. To be eligible for inclusion in our 2020 proxy materials, any shareholder proposal to elect shareholder-nominated candidates as directors or to take any other action at such meeting must be received by December 14, 2019, and must comply with applicable federal proxy rules and our bylaws. See “Frequently Asked Questions – What information needs to be included in a shareholder notice nominating a director or proposing other action?” These shareholder proposals must be in writing and received by the deadline described above at our principal executive offices at 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Stacey W. Goff, Secretary. If we do not receive a shareholder proposal by the deadline described above, we may exclude the proposal from our proxy materials for our 2020 annual meeting.

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Other Proposals and Nominations. In addition, our bylaws require shareholders to furnish timely advance written notice of their intent to nominate a director or bring any other matter before a shareholders’ meeting, whether or not they wish to include their candidate or proposal in our proxy materials. In general, notice must be received in writing by our Secretary, addressed in the manner specified in the immediately-preceding paragraph, between November 24, 2019 and February 22, 2020 and must contain various information specified in our bylaws. (If the date of the 2020 annual meeting is more than 30 days before or more than 60 days after May 22, 2020, notice must be delivered not earlier than the close of business on the 180th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, then 10th day following the day on which such public announcement of the date of such meeting is first made by the Company.) Notices that are not delivered in accordance with our bylaws may be disregarded by us. For additional information on these procedures, see “Frequently Asked Questions – What information needs to be included in a shareholder notice nominating a director or proposing other action?”

Our above-described advance notice bylaw provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a candidate or proposal included in our proxy materials.

Proxies granted by a shareholder will give discretionary authority to the proxy holders to vote on any matters introduced pursuant to the above-described advance notice bylaw provisions, subject to applicable rules of the SEC.

The summaries above are qualified in their entirety by reference to the full text of our bylaws. You may obtain a full copy of our bylaws by reviewing our reports filed with the SEC, by accessing our website at www.centurylink.com, or by contacting our Secretary in the manner specified below.

What information needs to be included in a shareholder notice nominating a director or proposing other action?

If timely notice is provided, our bylaws permit shareholders to nominate a director or bring other matters before a shareholders’ meeting. The written notice required to be sent by any shareholder nominating a director must include various information, including, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and address of such shareholder, any such beneficial owner, and any other parties affiliated, associated or acting in concert therewith, (ii) their beneficial ownership interests in our Voting Shares, including disclosure of arrangements that might cause such person’s voting, investment or economic interests in our Voting Shares to differ from those of our other shareholders, (iii) certain additional information concerning such parties required under the federal proxy rules, (iv) a description of all agreements with respect to the nomination among the nominating shareholder, any beneficial owner, any person acting in concert with them, each proposed nominee and certain other persons, and (v) a representation whether any such person intends to solicit proxies or votes in support of their proposed nominees. With respect to each proposed nominee, the written notice must also, among other things, (i) set forth biographical and other data required under the federal proxy rules and a description of various compensation or other arrangements or relationships between each proposed nominee and the nominating shareholder and its affiliated parties and (ii) furnish both a completed and duly executed questionnaire and a duly executed agreement designed to disclose various aspects of the proposed nominee’s background, qualifications and certain specified arrangements with other persons, as well as to receive the proposed nominee’s commitment to abide by certain specified agreements and undertakings. We may require a proposed nominee to furnish other reasonable information or certifications. Shareholders interested in bringing before a shareholders’ meeting any matter other than a director nomination should consult our bylaws for additional procedures governing such requests. We may disregard any nomination or submission of any other matter that fails to comply with these bylaw procedures.

In addition, our bylaws provide that under certain circumstances a shareholder or group of shareholders may include director candidates that they have nominated in our annual meeting proxy materials. These proxy access provisions of our bylaws provide, among other things, that a shareholder or group of up to ten shareholders seeking to include director candidates in our annual meeting proxy materials must own 3% or more of our

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outstanding Common Shares continuously for at least the previous three years. The number of shareholder-nominated candidates appearing in any of our annual meeting proxy materials cannot exceed 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 20%. Based on the current board size of 13, two is the maximum number of proxy access candidates that we would be required to include in our 2020 proxy materials for the 2020 annual meeting. The nominating shareholder or group of shareholders also must deliver the information required by our bylaws, and each nominee must meet the qualifications required by our bylaws.

Shareholder requests to nominate directors or to bring any other matter before our 2020 annual shareholders’ meeting, whether or not they wish to include their candidate or proposal in our proxy materials, must be received by our Secretary by the deadlines specified in the response to the preceding question.

The summaries above of the advance notification and proxy access provisions of our bylaws are qualified in their entirety by reference to the full text of Section 5 of Article IV of our bylaws. You may obtain a full copy of our bylaws by reviewing our reports filed with the SEC, by accessing our website at www.centurylink.com, or by contacting our Secretary in the manner specified below under “Other Matters.”

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OTHER MATTERS

Proxy Materials

Most shareholders will receive only a written notice of how to access our proxy materials, and will not receive printed copies of the proxy materials unless requested. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting the materials in the notice.

The full set of our materials include:

◾	the notice and proxy statement for the meeting,

◾	a proxy or voting instruction card, and

◾	our 2018 annual report furnished in the following two parts: (1) our 2018 Annual Financial Report, which constitutes Appendix A to this proxy statement, and (2) our CEO’s letter appearing at the beginning of this document.

Annual Financial Report

Appendix A includes our 2018 Annual Financial Report, which is excerpted from portions of our Annual Report on Form 10-K for the year ended December 31, 2018 that we filed with the SEC on March 11, 2019. In addition, we have provided you with a copy of or access to our CEO’s letter, which precedes this proxy statement at the beginning of this document. Neither of these documents is a part of our proxy soliciting materials.

You may obtain a copy of our Form 10-K report without charge by writing to Stacey W. Goff, Secretary, CenturyLink, Inc., 100 CenturyLink Drive, Monroe, Louisiana 71203, or by visiting our website at www.centurylink.com.

You may view online this proxy statement and related materials at www.proxyvote.com.

By Order of the Board of Directors

Stacey W. Goff

Secretary

April 10, 2019

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Appendix A Intentionally Omitted from these preliminary proxy materials

A-1

APPENDIX B

to Proxy Statement

Proposed Amendment to Our Articles of Incorporation

If the proposal to amend our articles of incorporation is adopted, Section A of Article III of our restated articles of incorporation would be amended and restated as follows (language that would be removed and replaced is shown as a strikethrough; language that would be adopted in place of the removed text is shown in boldface text and is underscored):

ARTICLE III

Capital

A. Authorized Stock. The Corporation shall be authorized to issue an aggregate of ~~1.602 billion~~ 2,202,000,000 shares of capital stock, of which ~~1.6 billion~~ 2,200,000,000 shares shall be Common Stock, $1.00 par value per share, and 2,000,000 shares shall be Preferred Stock, $25.00 par value per share.

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APPENDIX C

to Proxy Statement

NOL Rights Plan

CenturyLink, Inc.

and

Computershare Trust Company, N.A.

Section 382 Rights Agreement

Dated as of February 13, 2019

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Section 382 Rights Agreement, dated as of February 13, 2019, between CenturyLink, Inc., a Louisiana corporation (the “Company”), and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”).

The Company has generated net operating loss carryovers and tax credit carryovers for United States federal income tax purposes (“NOLs”), which are expected to provide valuable tax benefits to the Company. The ability to use the NOLs may be impaired or destroyed by an “ownership change” within the meaning of Section 382 (as such term is hereinafter defined). The Company desires to avoid such an “ownership change” and thereby preserve the ability to use the NOLs without limitation.

The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding on February 25, 2019 (the “Record Date”), each Right representing the right to purchase one ten-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date and the Final Expiration Date (as such terms are hereinafter defined).

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person (other than any Exempt Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.9% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan; provided, however, that, (i) any Person who or which would otherwise be an Acquiring Person as of the date of this Agreement will not be deemed to be an Acquiring Person for any purpose of this Agreement prior to or after the date of this Agreement unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes, individually or in the aggregate, by reason of a transaction or transactions after the date of this Agreement the Beneficial Owner of additional Common Shares representing one-half of one percent (0.5%) or more of the Common Shares outstanding at the time of such acquisition, other than (1) pursuant to any agreement or regular-way purchase order for Common Shares that is in effect on or prior to the date of this Agreement and consummated in accordance with its terms after the date of this Agreement, or (2) as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares becomes an Affiliate or Associate of such Person after the date of this Agreement; provided, however, that the foregoing exclusion in this clause (i) shall cease to apply with respect to any Person at such time as such Person, together with all Affiliates and Associates of such Person, Beneficially Owns less than 4.9% of the then-outstanding Common Shares; (ii) a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares becomes an Affiliate or Associate of such Person after the date of this Agreement; and (iii) a Person will not be deemed to have become an Acquiring Person solely as a result of an Exempted Transaction, provided, however, that the foregoing exclusion in this clause (iii) shall cease to apply with respect to any Person at such time as such Person (or any Affiliates or Associates of such Person) acquires any additional Common Shares.

In addition, notwithstanding the foregoing, and notwithstanding anything to the contrary provided in this Agreement, a Person shall not be an “Acquiring Person” if the Independent Directors determine at any time prior to the Distribution Date that a Person who would otherwise be an “Acquiring Person,” has become such inadvertently or without intending to become an “Acquiring Person,” and such Person divests as promptly as practicable (or within such period of time as the Independent Directors determine is reasonable) a sufficient

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number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement and, to the extent not included within the foregoing, will also include, with respect to any Person, any other Person (other than an Exempt Person) whose Common Shares would be deemed constructively owned by such first Person pursuant to the provisions of Section 382; provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors or officers of the Company; provided, that with respect to STT, “Affiliate” shall have the meaning set forth in the Stockholder Rights Agreement.

(d) “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(e) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

(ii) which such Person or any of such Person’s Affiliates or Associates has the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(e)(ii) hereof) or disposing of any securities of the Company; or

(iv) which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

(e) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

(g) “Common Shares” when used with reference to the Company shall mean the shares of common stock, par value $1.00 per share, of the Company. “Common Shares” when used with reference to any Person other than

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the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(h) “Common Share Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(i) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(j) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(k) “Early Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(n) “Exempt Person” shall mean (i) STT and its Affiliates and Associates unless and until STT (or any Affiliates of STT) acquires any Common Shares other than (x) in a transaction that is permitted under Section 4 of the Stockholder Rights Agreement or (y) any transfers of Common Shares or other Company equity interests between STT and its Affiliates, (ii) any Person to whom STT transfers any amount of Common Shares permitted by Section 4.2 of the Stockholder Rights Agreement unless and until such Person (or any Affiliates or Associates of such Person) acquires any additional Common Shares and (iii) any other Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Common Shares (1) will not jeopardize or endanger the availability to the Company of any income tax benefit or (2) is otherwise in the best interests of the Company, in each case as determined by the Independent Directors in their sole discretion prior to the Distribution Date; provided, however, that such a Person will cease to be an Exempt Person if the Independent Directors make a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) regardless of the reason therefor.

(o) “Exempted Transaction” means any transaction that the Independent Directors, in their sole discretion, have declared exempt pursuant to Section 35, which determination shall be irrevocable with respect to such transaction.

(p) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(q) “Independent Directors” shall mean any director of the Company who is an “independent director” under the rules of the NYSE and also is not (a) a director, an officer or an employee of an Exempt Person or a Person excluded from definition of “Acquiring Person” in clause (i) of such definition, (b) a director, an officer or an employee of an Affiliate or Associate of an Exempt Person or a Person excluded from definition of “Acquiring Person” in clause (i) of such definition; (c) an Exempt Person or a Person excluded from definition of “Acquiring Person” in clause (i) of such definition; or (d) an Affiliate or an Associate of an Exempt Person or a Person excluded from definition of “Acquiring Person” in clause (i) of such definition.

(r) “NOLs” shall have the meaning set forth in recitals hereof.

(s) “NYSE” shall mean the New York Stock Exchange.

(t) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other entity, or a group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382 -3(a)(1) of the Treasury Regulations, and shall include any successor (by merger or otherwise) of such individual or entity, but shall not include a Public Group (as such term is defined in Section 1.382 -2T(f)(13) of the Treasury Regulations).

(u) “Preferred Shares” shall mean shares of Series CC Junior Participating Preferred Shares, par value $28.00 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

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(v) “Purchase Price” shall have the meaning set forth in Section 4 hereof.

(w) “Record Date” shall have the meaning set forth in the second paragraph hereof.

(x) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(y) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(z) “Right” shall have the meaning set forth in the second paragraph hereof.

(aa) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(bb) “Section 382” shall mean Section 382 of the Internal Revenue Code of 1986, as amended, and any successor provision or replacement provision.

(cc) “Shares Acquisition Date” shall mean the date of the first public announcement by the Company that an Acquiring Person has become such, which announcement shall follow a determination by the Board to such effect, which is made and reflected in a Board resolution prior to the earliest of the Redemption Date, the Early Expiration Date and the Final Expiration Date.

(dd) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ee) “Stockholder Approval” shall mean the approval of this Agreement by the affirmative vote of the holders of a majority of the votes cast the meeting of stockholders of the Company duly held in accordance with the Company’s Articles of Incorporation (as amended) and applicable law.

(ff) “Stockholder Approval” shall mean the approval of this Agreement by the affirmative vote of a majority of the votes cast at the meeting of stockholders of the Company duly held in accordance with the Company’s Articles of Incorporation (as amended) and applicable law.

(gg) “STT” shall mean STT Crossing Ltd.

(hh) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(ii) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(jj) “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

(kk) “Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Internal Revenue Code of 1986, as amended, including any amendments thereto.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable; provided that the Company shall notify the Rights Agent in writing ten (10) Business Days prior to such appointment. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents under the provisions of this Agreement shall be as the Company reasonably determines, and the Company shall notify, in writing, the Rights Agent and any co-Rights Agents of such duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agents.

Section 3. Issue of Right Certificates. (a) Until the tenth Business Day after the Shares Acquisition Date (including any such Shares Acquisition Date which is after the date of this Agreement and prior to the issuance of the Rights) (or such later day, if any, as the Independent Directors determine in their discretion to be no longer than a 15 Business Day extension) (the “Distribution Date”), (i) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares of the Company or book entry

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Common Shares of the Company registered in the names of the holders thereof (which certificates or book entry shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested to do so by the Company and provided with all necessary information and documentation, in form and substance reasonably satisfactory to the Rights Agent, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held (other than with respect to Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof). As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates, and the Rights Certificates and the Rights shall be transferable separately from the transfer of Common Shares. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b) On the Record Date, or as soon as practicable thereafter, the Company will send (directly or, at the expense of the Company, through the Rights Agent or its transfer agent if the Rights Agent or transfer agent is directed by the Company and provided with all necessary information and documents) a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), to each record holder of Common Shares as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company or transfer agent or register for Common Shares. With respect to certificates for Common Shares (or book-entry Common Shares) outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto and not by separate Rights Certificates. With respect to book-entry Common Shares outstanding as of the Record Date, until the Distribution Date (or the earliest of the Redemption Date, the Early Expiration Date or the Final Expiration Date), the Rights shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Shares together with the Summary of Rights. Until the Distribution Date (or the earliest of the Redemption Date, the Early Expiration Date or the Final Expiration Date), the surrender for transfer of any Common Shares outstanding on the Record Date (whether represented by certificates or evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Shares, and, in either case, regardless of whether a copy of the Summary of Rights is submitted with the surrender or request for transfer), shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.

(c) Certificates for Common Shares (or confirmation or account statements sent to holders of Common Shares in book-entry form) which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date or the Final Expiration Date shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between CenturyLink, Inc. (the “Company”) and Computershare Trust Company, N.A., or any successor rights agent, dated as of February 13, 2019, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

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With respect to such certificates bearing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date or the Final Expiration Date, the Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby. In the event that the Company purchases or acquires any Common Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company which are no longer outstanding.

With respect to Common Shares in book entry form for which there has been sent a confirmation or account statement containing the foregoing legend in substantially similar form, until the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date or the Final Expiration Date, the Rights associated with the Common Shares shall be evidenced by such Common Shares alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any such Common Shares shall also constitute the transfer of the Rights associated with such Common Shares.

Notwithstanding this paragraph (c), the omission of the legend or the failure to send, deliver or provide the registered owner of Common Shares a copy of the Summary of Rights shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto, and may have such changes or marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent hereunder) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one ten-thousandths of a Preferred Share as shall be set forth therein at the price per one ten-thousandth of a Preferred Share set forth therein (the “Purchase Price”), but the number of such one ten-thousandths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, General Counsel, Corporate Secretary, any of its Senior Vice Presidents or its Treasurer, either manually or by facsimile or other electronic signature (e.g., PDF), shall have affixed thereto the Company’s seal or a copy by facsimile or electronic means, if necessary, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile or other electronic signature. The Right Certificates shall be countersigned manually or by facsimile or other electronic means (e.g., PDF) by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

Following the Distribution Date, upon receipt by the Rights Agent of notice to that effect and all other relevant information and documents referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at its office(s) designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates,

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the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earliest of the Redemption Date, the Early Expiration Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof, that have been redeemed pursuant to Section 23, or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one ten-thousandths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment duly executed and properly completed, the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office(s) of the Rights Agent designated for such purpose, along with a signature guarantee (if required) and such other and further documentation as the Company or the Rights Agent may reasonably request.. The Rights Certificates are transferable only on the books and records of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder has properly completed and duly executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate as the Company or the Rights Agent may reasonably request. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment by the holder of the Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. If and to the extent the Company does require payment of any such taxes or governmental charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Rights Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company specifies by written notice. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment of applicable taxes and/or governmental charges unless and until it is satisfied that all such taxes and/or governmental charges have been paid.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, along with such other and further documentation as the Company or the Rights Agent may reasonably request and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in lieu of Rights evidenced by Right Certificates, to the extent permitted by applicable law.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed (with such signature duly guaranteed, if required), to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one ten-thousandth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) December 1, 2020 (the “Final

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Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) the time at which the Independent Directors determine that the NOLs are utilized in all material respects or that an ownership change under Section 382 would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes, (v) the first anniversary of the execution of this Agreement if Stockholder Approval has not been obtained prior to such date, (vi) a determination by the Independent Directors, prior to the Distribution Date, that this Agreement and the Rights are no longer in the best interests of the Company and its stockholders (the earliest of the dates set forth in clauses (iv), (v)and (vi) the “Early Expiration Date”).

(b) The Purchase Price for each one ten-thousandth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $28, and shall be subject to adjustment from time to time as provided in Section 11 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one ten-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company shall direct such depositary agent to comply with such request; (ii) when necessary to comply with this Rights Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when necessary to comply with this Rights Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d) In case the registered holder of any Right Certificate shall properly exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement or any Right Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in this Section 7 by such registered holder unless such registered holder has (i) properly completed and duly executed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate as the Company or the Rights Agent reasonably requests.

(g) Except for those provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate upon the earlier of the Redemption Date, Early Expiration Date or Final Expiration Date and such time as all outstanding Rights have been exercised, redeemed or exchanged hereunder.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly

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permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Availability of Preferred Shares. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer

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books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii) Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person after the date of this agreement (including becoming such prior to the Record Date), each holder of a Right (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one ten-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one ten-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of the Company (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

(iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall, to the extent permitted by applicable law and any agreements or instruments then in effect to which the Company is a party, (A) determine the excess of (1) the value of the Common Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess being the “Spread”), and (B) with respect to each Right, make adequate provision to substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, upon exercise of a Right and payment of the applicable Purchase Price, (1) cash; (2) Preferred Shares or fractions of Preferred Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of Preferred Shares which the Board has determined to have the same value as the Common Shares) (such shares of equity securities being herein called “Common Share Equivalents”); (3) debt securities of the Company; (4) other assets; or (5) any combination of the foregoing, in each case having an aggregate value equal to the Current Value, as determined by the Board based upon the advice of a financial advisor selected by the Board.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred

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Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M. Eastern time, in either case, as reported on the national securities exchange with respect to securities listed or admitted to trading on the NYSE or NASDAQ or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 P.M. Eastern time by the OTC Bulletin Board or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading

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Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one- millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c) hereof, inclusive, and the provisions of Sections 7, 9 and 10 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one ten-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one ten-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one ten-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with simultaneous written notice to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to

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be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or in the number of one ten-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one ten-thousandths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one ten-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such election has occurred) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of the Preferred Shares shall not be taxable to such stockholders.

(n) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one ten-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one ten-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in

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this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares and the Securities and Exchange Commission a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent is protected in relying on any such certificate and on any adjustments or statements therein contained and shall not be deemed to have knowledge of any such adjustment or event unless and until it shall have received such certificate.

Section 13. Reserved.

Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported on the national securities exchange with respect to securities listed or admitted to trading on the NYSE or NASDAQ or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one ten-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one ten-thousandth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of one of the events specified in Section 11 hereof giving rise to the right to receive Common Shares or other securities upon the exercise of a Right, the Company will not be required to issue fractions of Common Shares or other securities upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares or other securities. In lieu of fractional Common Shares or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of a Common Share or other securities. For purposes of this Section 14(c), the current market value of one share of

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a Common Shares is the Closing Price of one share of a Common Share for the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments; and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations by the Company of the obligations of any Person (including, without limitation, the Company) subject to, this Agreement.

Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Shares registered in the names of the holders of Common Shares (which Common Shares shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares also constitute certificates for Rights) and each Right is transferable only in connection with the transfer of the Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office(s) of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed, as determined in the sole discretion of the Rights Agent;

(c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated balance indicated in the book entry account system of the transfer agent for the Common Shares, or in the case of certificated shares, by the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated balance indicated in the book entry account system of the transfer agent for the Common Shares. or in the case of certificated shares, by the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent has any liability to any holder of a Right or any other Person as a result of the inability of the Company or the Rights

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Agent to perform any of its or their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its commercially reasonable efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and from time to time, on demand of the Rights Agent, to reimburse the Rights Agent for all of its reasonable and documented expenses and counsel fees and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent and its affiliates, employees, officers, directors, representatives and advisors for, and to hold it harmless against, any loss, liability, damage, demand, judgment, fine, penalty, claim, settlement, cost or expense (including the reasonable and documented fees and expenses of legal counsel) for any action taken, suffered or omitted to be taken by the Rights Agent pursuant to or arising from this Agreement or in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable and documented costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The reasonable costs and expenses incurred in enforcing this right of indemnification shall also be paid by the Company.

(b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or book entry for Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statements or other paper or document believed by it to be genuine and to be signed, executed and shall not be obligated to verify the accuracy or completeness of such instrument, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statements or other paper or document and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons, or upon any written instructions or statements from the Company with respect to any matter relating to its acting as Rights Agent hereunder without further inquiry or examination on its part, or otherwise upon the advice or opinion of counsel as set forth in Section 20(a) hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

(c) Notwithstanding anything in this Agreement to the contrary, in no case shall the Company be liable with respect to any action, proceeding, suit or claim against the Rights Agent unless the Rights Agent shall have notified the Company hereof of the assertion of such action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent shall have notice of such assertion of an action, proceeding, suit or claim or have been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim; provided that the failure to provide such notice promptly shall not affect the

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rights of the Rights Agent hereunder and shall not relieve the Company of any liability to the Rights Agent, except to the extent that such failure actually prejudices the Company. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim, and, if the Company so elects, the Company shall assume the defense of any such action, proceeding, suit or claim, unless such action, proceeding, suit or claim is (a) brought by the Rights Agent or (b) the Rights Agent reasonably determines that there may be a conflict of interest between the Company and the Rights Agent in the defense of an action and the Rights Agent does in fact assume the defense. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any counsel retained by the Rights Agent, so long as the Company shall retain counsel satisfactory to the Rights Agent, in the exercise of its reasonable judgment, to defend such action, proceeding, suit or claim, and provided that the Rights Agent does not have defenses that are adverse to or different from any defenses of the Company. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company, which shall not be unreasonably withheld.

(d) The provisions of this Section 18 and Section 20 hereof shall survive the termination or expiration of this Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination or expiration of the Rights. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action; and the Company agrees to indemnify the Rights Agent and its affiliates, directors, employees, representatives and advisors and hold them harmless to the fullest extent permitted by law against any loss, liability or expense incurred as a result of claims for special, punitive, incidental, indirect or consequential loss or damages of any kind whatsoever. Any liability of the Rights Agent under this Agreement shall be limited to the amount of annual fees paid by the Company to the Rights Agent during the 12 months immediately preceding the event for which recovery from the Rights Agent is being sought.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent is merged or with which the Rights Agent or any successor Rights Agent is consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the corporate trust, stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

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Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Rights Agent or the Company or an employee of the Rights agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent will have no liability for or in respect of, any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, Chief Financial Officer, the President, General Counsel, any Senior Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such a certificate from an officer of the Company as set forth in the preceding sentence.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a court of competent jurisdiction in a final non-appealable order, judgment, decree or ruling). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action; and the Company agrees to indemnify the Rights Agent and its affiliates, directors, employees, representatives and advisors and to hold them harmless to the fullest extent permitted by law against any loss, liability or expense incurred as a result of claims for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

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(g) The Rights Agent is hereby authorized and directed to accept verbal or written instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, Chief Financial Officer, the President, General Counsel, any Senior Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instruction shall be full authorization and protection to the Rights Agent and the Rights Agent shall have no duty to independently verify the accuracy or completeness of such advice or such instructions and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent will not be held to have notice of any change of authority of any person until its receipt of written notice thereof from the Company in accordance with this Agreement. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall be fully authorized and protected in relying upon the most recent verbal or written instructions received from any such officer, and shall not be liable for any action taken, suffered or omitted to be taken by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted to be taken.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and/or employees) or by or through its attorneys or agents, and the Rights Agent shall not be liable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, any holder of Rights or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company, and the Rights Agent shall not be liable for any delays arising from the duties under this Section 20(k).

(l) In the event that the Rights Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent shall, as soon as practicable, inform the Company or such Person seeking clarification and may, in its sole discretion, refrain from taking any action, and will be fully protected and will not be liable or responsible in any way to the Company or other Person or entity for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Rights Agent.

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(m) The Rights Agent shall have no responsibility to the Company, any holders of Rights or any holders of Common Shares for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.

(n) The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon at least 30 days’ notice in writing to the Company in accordance with Section 26 hereof, and in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares or Preferred Shares by first class mail or by recognized overnight delivery in which case the Company will give or cause to be given written notice to the holders of the Right Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon at least 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of the any State , in good standing, which is authorized under such laws to exercise corporate trust, stock transfer, or stockholder services powers and is subject to supervision or examination by federal or state authority and which at the time of its appointment as Rights Agent has, along with its Affiliates, a combined capital and surplus of at least $50 million, or (b) an affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose, in each case at the sole expense of the Company. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date (other than upon exercise of a Right) and prior to the earlier of the Redemption Date, Early Expiration Date or Final Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise,

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conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate may be issued if, and to the extent that, the Company, in its sole discretion, determines that such issuance would jeopardize or endanger the value or availability to the Company of the NOLs or otherwise create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate may be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption. (a) The Independent Directors may, at their option, at any time prior to the Distribution Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Independent Directors may be made effective at such time, on such basis and with such conditions as the Independent Directors, in their sole discretion, may establish.

(b) Immediately upon the action of the Independent Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give (i) written notice to the Rights Agent of any such redemption (and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such redemptions have occurred); and (ii) public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Independent Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

Section 24. Exchange. (a) The Independent Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).

(b) Immediately upon the action of the Independent Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give (i) written notice to the Rights Agent of any such exchange, and (ii) public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange (and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such exchange has occurred). The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

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(c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section  24.

Section 25. Notice of Certain Events. (a) In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

(b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if by electronic transmission or sent by first-class or express United States mail, or recognized overnight delivery, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

CenturyLink, Inc.

100 CenturyLink Drive

Monroe, LA 7121039

Attention: Company Secretary

Email:stacey.goff@centurylink.com

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Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if by or sent by first-class mail or express United States mail, or recognized overnight delivery, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to shorten or lengthen any time period hereunder, or to amend or make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after the Distribution Date, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, null and void or unenforceable and the Board determines in good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and will not expire until the close of business on the tenth (10th) Business Day following the date of such determination by the Board; provided, further, that if any such severed term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, then the Rights Agent shall be entitled to resign immediately.

Section 31. Governing Law. This Agreement, each Right, and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be made and performed entirely within such State.

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Section 32. Counterparts. This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of Agreement by facsimile or other customary shall mean of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect in any way the meaning or construction of any of the provisions hereof.

Section 34. Determinations and Actions by the Independent Directors. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, will be made in accordance with, as the Independent Directors deems to be applicable, the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382. The Independent Directors will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Independent Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (i) interpret the provisions of this Agreement (including without limitation Section 27, this Section 34 and other provisions hereof relating to its powers or authority hereunder) and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation any determination contemplated by Section 1(a) or any determination as to whether particular Rights shall have become void). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Independent Directors in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject any member of the Board to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights.

Section 35. Process to Seek Exemption. Any Person who desires to effect any acquisition of Common Shares that would, if consummated, result in such Person (together with its Affiliates and Associates) beneficially own 4.9% or more of the then outstanding Common Shares (or, in the case of a person excluded from the definition of “Acquiring Person” in clause (1) of such definition, such applicable percentage) (a “Requesting Person”) may, prior to the Shares Acquisition Date, and in accordance with this Section 35, request that the Independent Directors grant an exemption with respect to such acquisition under this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. To be in proper form, an Exemption Request shall set forth (a) the name and address of the Requesting Person, (b) the number and percentage of Common Shares then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, (c) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Shares aggregating 4.9% or more of the then outstanding Common Shares (or, in the case of a person excluded from the definition of “Acquiring Person” in clause (1) of such definition, such applicable percentage) and the maximum number and percentage of Common Shares that the Requesting Person proposes to acquire and (d) a reasonably detailed statement of the benefits such Requesting Person expects to be received the Company and the other stockholders of the Company were the exemption to be granted. The Independent Directors shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten Business Days) after receipt thereof; provided, that the failure of the Independent Directors to make a determination within such period shall be deemed to constitute the denial by the Independent Directors of the Exemption Request. The Independent Directors may deny an Exemption Request if the Independent Directors determine, in their sole discretion, that the acquisition of Beneficial Ownership of Common Shares by the Requesting Person could jeopardize or endanger the availability to the Company of the NOLs or for whatever other reason they deem reasonable, desirable or appropriate. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire

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Beneficial Ownership of Common Shares in excess of the maximum number and percentage of shares approved by the Independent Directors or that it will not make another Exemption Request), in each case as and to the extent the Independent Directors shall determine necessary, desirable or appropriate.

Section 36. Tax Compliance and Withholding. The Company hereby authorizes the Rights Agent to deduct from all payments disbursed by the Rights Agent to the holders of the Rights, if applicable, the tax required to be withheld pursuant to Sections 1441, 1442, 1445, 1471 through 1474, and 3406 of the Internal Revenue Code of 1986, as amended, or by any federal or state statutes subsequently enacted, and to make the necessary returns and payments of such tax to the relevant taxing authority. The Company will provide withholding and reporting instructions to the Rights Agent from time to time as relevant, and upon request of the Rights Agent. The Rights Agent shall have no responsibilities with respect to tax withholding, reporting, or payment except as specifically instructed by the Company.

Section 37. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent will not have any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil or military disobedience or disorder, riot, rebellion, terrorism, insurrection, fire, earthquake, storm, flood, strike, work stoppage, interruptions or malfunctions of computer facilities, loss of data due to power failures or mechanical difficulties with information, labor dispute, accident or failure or malfunction of any utilities, communication or computer (software or hardware) services or similar occurrence).

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

CenturyLink, Inc.

By	/s/ Stacey W. Goff
	Name:	Stacey W. Goff
	Title:	Executive Vice President, General Counsel and Secretary

Computershare Trust Company, N.A.

By	/s/ Fred Papenmeier
	Name:	Fred Papenmeier
	Title:	Vice President

[Signature Page to Section 382 Rights Agreement]

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Exhibit A

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

CENTURYLINK, INC.

(Pursuant to Sections 1--602, 1005(8) and 1006 of the

Louisiana Business Corporation Act)

These articles of amendment (“Articles of Amendment”) to the articles of incorporation (“Articles of Incorporation”) of CENTURYLINK, INC., a Louisiana business corporation (“Corporation”), have been prepared for filing with the Secretary of State of Louisiana pursuant to Sections 12:1-602, 1005(8) and 1006 of the Louisiana Business Corporation Act (the “Act”), R.S. 12:1-101 et seq., to set forth the following:

FIRST: At a meeting duly called and held on February 13, 2019, the Board of Directors of the Corporation unanimously approved and adopted the following amendment of the Articles of Incorporation of the Corporation, as set forth below. Shareholder approval was not required for this amendment.

SECOND: ARTICLE III of the Articles of Incorporation of the Corporation is hereby amended to add Section F, Series CC Junior Participating Preferred Shares. The text of this amendment is as follows:

F. Series CC Junior Participating Preferred Shares:

(1) Designation and Amount. The shares of such series shall be designated as “Series CC Junior Participating Preferred Shares” (the “Series CC Shares”) and the number of shares constituting the Series CC Shares shall be 150,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series CC Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series CC Shares.

(2) Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series CC Shares with respect to dividends, the holders of Series CC Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the dividend date declared on the Common Stock, par value $1.00 per share (the “Common Stock”) in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series CC Shares, in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, declared on the Common Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series CC Shares, other than, in each case, a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise). In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series CC Shares were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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(b) The Corporation shall declare a dividend or distribution on the Series CC Shares as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(c) Dividends, to the extent payable as provided in paragraphs (a) and (b) of this Section, shall begin to accrue and be cumulative on outstanding Series CC Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series CC Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series CC Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series CC Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

(3) Voting Rights. The holders of Series CC Shares shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series CC Shares shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of Series CC Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein, in any other articles of amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of Series CC Shares and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) Except as set forth herein, or as otherwise provided by law, holders of Series CC Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(4) Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series CC Shares as provided in Article III.F.(2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series CC Shares outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series CC Shares;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series CC Shares, except dividends paid ratably on the Series CC Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series CC Shares, provided that

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the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series CC Shares; or

(iv) redeem or purchase or otherwise acquire for consideration any Series CC Shares, or any shares of stock ranking on a parity with the Series CC Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Articles III.F.(4), purchase or otherwise acquire such shares at such time and in such manner.

(5) Reacquired Shares. Any Series CC Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Articles of Amendment to the Articles of Incorporation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series CC Shares unless, prior thereto, the holders of Series CC Shares shall have received $10,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Series CC Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series CC Shares, except distributions made ratably on the Series CC Shares and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series CC Shares were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series CC Shares shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series CC Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

2019 Proxy Statement | C-29

(8) No Redemption. The Series CC Shares shall not be redeemable.

(9) Rank. The Series CC Shares shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

(10) Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series CC Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series CC Shares, voting together as a single class.

IN WITNESS WHEREOF, CenturyLink, Inc. has caused this Articles of Amendment of Articles of Incorporation relating to the establishment of rights and preferences of Series CC Junior Participating Preferred Stock to be duly executed by its President this 13th day of February, 2019.

CenturyLink, Inc.

By:
Name: Jeffrey K. Storey
Title: Chief Executive Officer and President

C-30 | 2019 Proxy Statement

Exhibit B

Form of Right Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS DEFINED IN THE AGREEMENT) OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS OR AS OTHER-WISE SPECIFIED IN THE AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT.

Right Certificate

CENTURYLINK, INC.

This certifies that             , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Section 382 Rights Agreement, dated as of February 13, 2019 (the “Agreement”), between CenturyLink, Inc., a Louisiana corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to the Final Expiration Date (as such term is defined in the Agreement) or earlier as specified in the Agreement, at the office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one ten-thousandth of a fully paid non-assessable share of Series CC Junior Participating Preferred Stock, par value $25 per share, of the Company (the “Preferred Shares”), at a purchase price of $28 per one ten-thousandth of a Preferred Share (the “Exercise Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one ten-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Exercise Price set forth above, are the number and Exercise Price as of February 13, 2019, based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Exercise Price and the number of one ten-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.0001 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s Common Stock, par value $1.00 per share.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

2019 Proxy Statement | C-31

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned manually or by facsimile by the Rights Agent.

WITNESS the signature of the proper officers of the Company. Dated as of                    , 20     .

ATTEST:		CENTURYLINK, INC.

By		By
	Name:		Name:
	Title:		Title:
Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By
Name:
Title:

C-32 | 2019 Proxy Statement

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                             hereby sells, assigns and transfers

unto

(Please print name and address of transferee)

                                                                                                      this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                 Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Medallion Guaranteed:

All Guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated. Guarantees by a notary public are not acceptable.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

2019 Proxy Statement | C-33

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Right Certificate.)

To: CENTURYLINK, INC.

The undersigned hereby irrevocably elects to exercise                              Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security

or other identifying number

(Print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Print name and address)

Dated:

Signature

Signature Medallion Guaranteed:

All Guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated. Guarantees by a notary public are not acceptable.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

C-34 | 2019 Proxy Statement

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED SHARES

Introduction

Our Company, CenturyLink, Inc., a Louisiana corporation, has entered into a Rights Agreement with Computershare Trust Company, N.A., as Rights Agent, dated as of February 13, 2019 (the “Rights Agreement”). Our Board of Directors (the “Board”) approved the Rights Agreement in an effort to deter acquisitions of our common stock that would potentially limit our ability to use our built in losses and any resulting net loss carryforwards to reduce potential future federal income tax obligations.

For those interested in the specific terms of the Rights Agreement, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K, dated February 14, 2019. A copy of the agreement is available free of charge from our Company.

General. Under the Rights Agreement, from and after the record date of February 25, 2019, each share of our common stock will carry with it one preferred share purchase right (a “Right”), until the Distribution Date (as defined below) or earlier expiration of the Rights, as described below. In general, any person that, together with all Affiliates and Associates (each as defined in the Rights Agreement), acquires 4.9% or more of our outstanding common stock after February 13, 2019, or entry into the Rights Agreement, will be subject to significant potential dilution. Stockholders who own 4.9% or more of the outstanding common stock as of the close of business on February 13, 2019, will not trigger the Rights so long as they do not (i) acquire additional shares of common stock representing one-half of one percent (0.5%) or more of the shares of common stock outstanding at the time of such acquisition or (ii) fall under 4.9% ownership of common stock and then re-acquire shares that in the aggregate equal 4.9% or more of the common stock. A person will not trigger the Rights solely as a result of any transaction that the Board determines, in its sole discretion, is an exempt transaction for purposes of triggering the Rights. STT Crossing Ltd. and its Affiliates and Associates will be exempt stockholders for the purposes of the Rights Agreement, unless and until STT Crossing Ltd. (or any Affiliates of STT Crossing Ltd.) acquires any common stock other than (x) in a transaction that is permitted under Section 4 of the Stockholder Rights Agreement, dated as of October 31, 2016, by and among the Company and STT Crossing Ltd. (the “Stockholder Rights Agreement”) or (y) any transfers of common stock or other Company equity interests between STT Crossing Ltd. and its Affiliates. A person to whom STT Crossing Ltd. transfers any amount of common stock pursuant to and as permitted by Section 4.2 of the Stockholder Rights Agreement will be exempt for purposes of the Rights Agreement, unless and until such person (or any Affiliates or Associates of such person) acquires any additional common stock.

The Board may, in its sole discretion prior to the Distribution Date, exempt any person or group for purposes of the Rights Agreement if it determines the acquisition by such person or group will not jeopardize tax benefits or is otherwise in the Company’s best interests. Any person that acquires shares of common stock in violation of these limitations is known as an “Acquiring Person.” Notwithstanding the foregoing, a Person shall not be an “Acquiring Person” if the Independent Directors determines at any time that a Person who would otherwise be an “Acquiring Person,” has become such without intending to become an “Acquiring Person,” and such Person divests as promptly as practicable (or within such period of time as the Independent Directors determine is reasonable) a sufficient number of shares of Common Stock of the Company so that such Person would no longer be an “Acquiring Person,” as defined pursuant to The Rights Agreement is not expected to interfere with any merger or other business combination approved by our Board.

The Rights. From the record date of February 25, 2019, until the Distribution Date or earlier expiration of the Rights, the Rights will trade with, and will be inseparable from, the common stock. New Rights will also accompany any new shares of common stock that we issue after February 13, 2019, until the Distribution Date or earlier expiration of the Rights.

2019 Proxy Statement | C-35

Exercise Price. Each Right will allow its holder to purchase from our Company one ten-thousandth of a share of Series CC Junior Participating Preferred Stock (“Preferred Share”) for $28, subject to adjustment (the “Exercise Price”), once the Rights become exercisable. This fraction of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 business days (as may be extended in the discretion of the Independent Directors) after the public announcement that a person or group has become an Acquiring Person unless the Rights Agreement is theretofore terminated or the Rights are theretofore redeemed (as described below).

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date or earlier expiration of the Rights, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person, or any Affiliates or Associates of the Acquiring Person, are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person, or any Affiliates or Associates of the Acquiring Person, may, upon payment of the Exercise Price, purchase shares of our common stock with a market value of twice the Exercise Price, based on the “current per share market price” of the common stock (as defined in the Rights Agreement) on the date of the acquisition that resulted in such person or group becoming an Acquiring Person.

Exchange. After a person or group becomes an Acquiring Person, our Independent Directors in their sole discretion may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person or any Affiliates or Associates of the Acquiring Person.

Preferred Share Provisions. Each one ten-thousandth of a Preferred Share, if issued:

◾	will not be redeemable.

◾	will entitle holders to dividends equal to the dividends, if any, paid on one share of common stock.

◾	will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

◾

will vote together with the common stock as one class on all matters submitted to a vote of stockholders of the Company and will have the same voting power as one share of common stock, except as otherwise provided by law.

◾	will entitle holders to a per share payment equal to the payment made on one share of common stock, if shares of our common stock are exchanged via merger, consolidation, or a similar transaction.

The value of one ten-thousandth interest in a Preferred Share is expected to approximate the value of one share of common stock.

Expiration. The Rights will expire on the earliest of (i) December 1, 2020, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the time at which the Board determines that the Net Operating Losses of the Company (the “NOLs”) are utilized in all material respects or that an ownership change under Section 382 of the Internal Revenue Code would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes, (v) the first anniversary of the execution of the Rights Plan if approval of the Rights Plan by the affirmative vote of a majority of the votes cast at a duly called meeting has not been obtained prior to such date, or (vi) a determination by the Board, prior to the Distribution Date, that the Rights Agreement and the Rights are no longer in the best interests of the Company and its stockholders.

C-36 | 2019 Proxy Statement

Redemption. Our Board may redeem the Rights for $0.0001 per Right at any time before the Distribution Date. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.0001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Anti-Dilution Provisions. Our Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or common stock.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After the Distribution Date, our Board may not amend the agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person, or an Affiliate or Associate of an Acquiring Person).

2019 Proxy Statement | C-37

Corporate Headquarters

100 CenturyLink Drive

Monroe, Louisiana 71203

General Information: 318-388-9000

Transfer Agent

For address changes, stock transfers, name changes, registration changes, lost stock certificates and stock holdings, please contact:

Computershare Investor Services L.L.C.

Post Office Box 505000

Louisville, Kentucky 40233

1-800-969-6718

www.computershare.com/centurylink

Auditors

KPMG LLP

333 Texas Street, Suite 1900

Shreveport, Louisiana 71101

Investor Relations

Inquiries by securities analysts, investment professionals and shareholders about CenturyLink, Inc. common stock, including requests for any SEC or other shareholder reports should be directed to:

Investor.relations@centurylink.com

318-340-5627

http://ir.centurylink.com

Website

Additional corporate information including company history, current and historic financials, Annual Report, and press releases, can be found on the CenturyLink Investor Relations Web Site at http://ir.centurylink.com/ir-home.

Annual Report

After the close of each fiscal year, CenturyLink, Inc. submits an Annual Report on Form 10-K to the SEC containing certain additional information about its business. A copy of the 10-K report may be obtained without charge by addressing your request to Stacey W. Goff, Secretary, CenturyLink, Inc., 100 CenturyLink Drive, Monroe, Louisiana 71203, or by visiting our website at www.centurylink.com.

Common Stock

CenturyLink common stock is traded on the New York Stock Exchange under the symbol CTL.

As of the record date, we had [●] shares of common stock and [7,018] shares of Series L preferred stock issued and outstanding. There were [●] shareholders of record.

CenturyLink, CenturyLink, Inc. and the CenturyLink logos are either registered service marks or service marks of CenturyLink, Inc. and/or one of its Affiliates in the United States and/or other countries. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners.

Preliminary Proxy Materials

dated March 25, 2019;

Subject to Completion

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com E68739-P17214 CENTURYLINK, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Jeffrey K. Storey and Stacey W. Goff, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock and voting preferred stock (collectively, the “Voting Shares”) of CenturyLink, Inc. (the “Company”) that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 22, 2019, and at any and all adjournments thereof (the “Meeting”). In addition to serving as a Proxy, this card will also serve as instructions to Computershare Investor Services L.L.C. (the “Agent”) to vote in the manner designated on the reverse side hereof the shares of the Company’s common stock held as of March 28, 2019 in the name of the Agent and credited to any plan account of the undersigned in accordance with the Company’s dividend reinvestment plan. Upon the Company’s timely receipt of this Proxy, properly executed, all of your Voting Shares, including any held in the name of the Agent, will be voted as specified. With respect to each matter listed on the reverse side, the Board of Directors recommends that you vote (i) FOR Items 1 through 5, and (ii) AGAINST Item 6, each of which is described more fully in the Company’s proxy statement for the Meeting. If you properly execute and return this Proxy but fail to provide specific directions with respect to any of the matters listed on the reverse side, all of your votes will be voted in accordance with these recommendations with respect to such matters. (Please See Reverse Side)

SCAN TO VIEW MATERIALS & VOTE w CENTURYLINK, INC. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above 100 CENTURYLINK DRIVE Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote MONROE, LA 71203 by 11:59 p.m. Eastern Time on May 21, 2019 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 21, 2019 for shares held directly. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E68738-P17214 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CENTURYLINK, INC. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Elect 13 directors. 1a. Martha H. Bejar 1b. Virginia Boulet The Board of Directors recommends you vote FOR proposals 2, For Against Abstain 3, 4 and 5. 1c. Peter C. Brown 2. Ratify the appointment of KPMG LLP as our independent auditor for 2019. 1d. Kevin P. Chilton 3. Amend our Articles of Incorporation to increase our authorized shares of common stock. 1e. Steven T. Clontz 4. Ratify our NOL Rights Plan. 1f. T. Michael Glenn 5. Advisory vote to approve our executive compensation. 1g. W. Bruce Hanks The Board of Directors recommends you vote AGAINST proposal 6. For Against Abstain 1h. Mary L. Landrieu 6. Shareholder proposal regarding our lobbying activities, if properly presented at the meeting. 1i. Harvey P. Perry FOR YOUR VOTE TO BE COUNTED UNDER THIS PROXY CARD, WE MUST RECEIVE THIS CARD, PROPERLY COMPLETED, BY 11:59 P.M. 1j. Glen F. Post, III EASTERN TIME ON MAY 21, 2019. NOTE: Such other business as may properly come before the meeting or 1k. Michael J. Roberts any adjournment thereof. If you plan to attend the meeting and would like directions, please visit our website, http://ir.centurylink.com. 1l. Laurie A. Siegel 1m. Jeffrey K. Storey Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com E68737-Z74760 CENTURYLINK DOLLARS & SENSE 401(k) PLAN CENTURYLINK UNION 401(k) PLAN VOTING INSTRUCTIONS The undersigned, acting as a participant and a “named fiduciary” in either of the above-referenced retirement plans (collectively, the “Plans”), hereby directs The Northern Trust Company (the “Trustee”), as directed trustee of the Plans’ trust (the “Trust”), to vote at the annual meeting of shareholders of CenturyLink, Inc. (the “Company”) to be held on May 22, 2019, and any and all adjournments thereof (the “Meeting”), in the manner designated herein, the number of shares of the Company’s common stock credited to the account of the undersigned maintained under either of the Plans on the matters set forth on the reverse side hereof and more fully described in the Company’s proxy statement for the Meeting. If no instructions are furnished by the undersigned, the Trustee will vote unvoted shares and unallocated shares, if any, held in the Trust (collectively, “Undirected Shares”) in the same proportion as voted shares regarding each of the matters set forth on the reverse side hereof, except as otherwise provided in accordance with applicable law. Under the Trust, plan participants are deemed to act as “named fiduciaries” to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of Undirected Shares. The undersigned hereby directs the Trustee to authorize the Company’s proxies to vote in their discretion upon such other business as may properly come before the Meeting. With respect to each matter listed on the reverse side, the Board of Directors of the Company recommends that you vote (i) FOR Items 1 through 5, and (ii) AGAINST Item 6 listed on the reverse side, each of which is described more fully in the Company’s proxy statement for the Meeting. Upon the Trustee’s timely receipt of these instructions, properly executed, the undersigned’s shares will be voted in the manner directed. If the undersigned properly executes and returns these instructions but fails to provide specific directions with respect to any of the matters listed on the reverse side, the undersigned’s shares will be voted in accordance with the Board’s recommendations with respect to such matters.

SCAN TO VIEW MATERIALS & VOTE w CENTURYLINK, INC. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above 100 CENTURYLINK DRIVE Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote MONROE, LA 71203 by 11:59 p.m. Eastern Time on May 19, 2019 for shares held in a Plan. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2019 for shares held in a Plan. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E68736-Z74760 KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CENTURYLINK, INC. The Board of Directors recommends you vote FOR the following: 1. Elect 13 directors. For Against Abstain 1a. Martha H. Bejar 1b. Virginia Boulet The Board of Directors recommends you vote FOR proposals 2, For Against Abstain 3, 4 and 5. 1c. Peter C. Brown 2. Ratify the appointment of KPMG LLP as our independent auditor for 2019. 1d. Kevin P. Chilton 3. Amend our Articles of Incorporation to increase our authorized shares of common stock. 1e. Steven T. Clontz 4. Ratify our NOL Rights Plan. 1f. T. Michael Glenn 5. Advisory vote to approve our executive compensation. 1g. W. Bruce Hanks The Board of Directors recommends you vote AGAINST proposal 6. For Against Abstain 1h. Mary L. Landrieu 6. Shareholder proposal regarding our lobbying activities, if properly presented at the meeting. 1i. Harvey P. Perry NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If you plan to attend the meeting and would like directions, please visit our website, http://ir.centurylink.com. 1j. Glen F. Post, III TO BE COUNTED, THE TRUSTEE MUST RECEIVE THIS CARD, 1k. Michael J. Roberts PROPERLY COMPLETED, BY 11:59 P.M. EASTERN TIME ON MAY 19, 2019. 1l. Laurie A. Siegel Please mark, sign, date and return these instructions promptly using the enclosed envelope. 1m. Jeffrey K. Storey Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons. Signature of Participant Date